                                                                  Exhibit 10(i)C


                             BUILDING LOAN AGREEMENT

                            Dated as of July 3, 2002

                                     Between

                   731 COMMERCIAL LLC and 731 RESIDENTIAL LLC,
                           collectively, as Borrower,

                                       and

                      BAYERISCHE HYPO- UND VEREINSBANK AG,
                                NEW YORK BRANCH,

                                    as Agent,

                                       and

                            THE LENDERS NAMED HEREIN,
                                   as Lenders
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                                TABLE OF CONTENTS

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I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1       Definitions..............................................................      1
Section 1.2       Principles of Construction...............................................     33


II.     THE LOAN

Section 2.1       The Loan and Advances....................................................     34
          2.1.1   Agreement to Lend and Borrow.............................................     34
          2.1.2   No Reborrowings..........................................................     34
          2.1.3   The Note.................................................................     34
          2.1.4   Use of Proceeds..........................................................     34
          2.1.5   Loan Term and Extension Options..........................................     34
          2.1.6   Preliminary Project Report and Budget....................................     36
          2.1.7   Budget Reallocations.....................................................     36
          2.1.8   Advances.................................................................     37
          2.1.9   Advances for Stored Materials............................................     37
          2.1.10  Amount of Advances.......................................................     40
          2.1.11  Loan Balancing...........................................................     40
          2.1.12  Quality of Work..........................................................     41
          2.1.13  Required Equity..........................................................     41
Section 2.2       Interest Rate............................................................     42
          2.2.1   Interest.................................................................     42
          2.2.2   Minimum Amounts and Maximum Number of Interest Periods...................     43
          2.2.3   Certain Notices..........................................................     43
          2.2.4   Additional Costs.........................................................     44
          2.2.5   LIBO Rate................................................................     46
          2.2.6   Illegality...............................................................     46
          2.2.7   Breakage Costs...........................................................     47
          2.2.8   Withholding Taxes........................................................     47
Section 2.3       Usury Savings............................................................     48
          2.3.1   Usury Savings............................................................     48
Section 2.4       Loan Payments............................................................     48
          2.4.1   Payment Before Maturity Date.............................................     48
          2.4.2   Payment on Maturity Date.................................................     48
          2.4.3   Late Payment Premium.....................................................     48
          2.4.4   Interest Rate and Payment After Default..................................     49
          2.4.5   Method and Place of Payment..............................................     49
Section 2.5       Prepayment...............................................................     49
          2.5.1   Voluntary Prepayments....................................................     49
          2.5.2   Mandatory Prepayments....................................................     50
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          2.5.3   Miscellaneous............................................................     50
Section 2.6       Payments Not Conditional.................................................     50
          2.6.1   Payments Not Conditional.................................................     50
Section 2.7       Conditions Precedent.....................................................     50
          2.7.1   Conditions Precedent.....................................................     50
Section 2.8       Interest and Fee Advances................................................     51
          2.8.1   Interest and Fee Advances................................................     51
Section 2.9       Conditions Precedent to Disbursement of Building Loan Proceeds...........     51
          2.9.1   Conditions of Initial Advance............................................     51
          2.9.2   Conditions of Subsequent Advances........................................     56
          2.9.3   Conditions of Final Construction Advance.................................     59
          2.9.4   Special Conditions for Certain Advances..................................     60
          2.9.5   No Reliance..............................................................     61
Section 2.10      Borrowing Procedures.....................................................     61
          2.10.1  Draw Requests............................................................     61
          2.10.2  One Advance Per Month....................................................     62
          2.10.3  Advances to Pay Interest, Fees and Expenses..............................     62
          2.10.4  Procedure of Advances....................................................     62
          2.10.5  Funds Advanced...........................................................     64
          2.10.6  Direct Advances to Third Parties.........................................     64
          2.10.7  Advances During Extension Periods........................................     65
          2.10.8  Advances Do Not Constitute a Waiver......................................     65
          2.10.9  Trust Fund Provisions....................................................     66
          2.10.10 Intentionally Omitted....................................................     66
          2.10.11 Advances and Disbursements Under Completion Guaranty.....................     66


III.    REPRESENTATIONS AND WARRANTIES

Section 3.1       Borrower Representations.................................................     66
          3.1.1   Organization.............................................................     66
          3.1.2   Proceedings..............................................................     66
          3.1.3   No Conflicts.............................................................     67
          3.1.4   Litigation...............................................................     67
          3.1.5   Governmental Orders......................................................     67
          3.1.6   Consents.................................................................     67
          3.1.7   Title....................................................................     67
          3.1.8   No Plan Assets...........................................................     68
          3.1.9   Compliance...............................................................     68
          3.1.10  Financial and Other Information..........................................     69
          3.1.11  Condemnation.............................................................     69
          3.1.12  Utilities and Public Access..............................................     69
          3.1.13  Separate Lots............................................................     69
          3.1.14  Assessments..............................................................     69
          3.1.15  Enforceability...........................................................     69
          3.1.16  Assignment of Leases.....................................................     70
          3.1.17  Insurance................................................................     70
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          3.1.18  Licenses.................................................................     70
          3.1.19  Flood Zone...............................................................     70
          3.1.20  Physical Condition.......................................................     70
          3.1.21  Boundaries...............................................................     71
          3.1.22  Leases...................................................................     71
          3.1.23  Filing and Recording Taxes...............................................     71
          3.1.24  Single Purpose...........................................................     71
          3.1.25  Tax Filings..............................................................     75
          3.1.26  Solvency.................................................................     75
          3.1.27  Federal Reserve Regulations..............................................     75
          3.1.28  Mezzanine Debt...........................................................     76
          3.1.29  Offices; Location of Books and Records...................................     76
          3.1.30  Intentionally Omitted....................................................     76
          3.1.31  Construction Management Agreements.......................................     76
          3.1.32  Access...................................................................     76
          3.1.33  No Default...............................................................     76
          3.1.34  Architect's Contract.....................................................     76
          3.1.35  Plans and Specifications.................................................     76
          3.1.36  Zoning...................................................................     77
          3.1.37  Budget...................................................................     77
          3.1.38  Feasibility..............................................................     77
          3.1.39  Subway Agreement.........................................................     77
          3.1.40  Bloomberg Lease..........................................................     77
          3.1.41  Condominium Documents....................................................     77
          3.1.42  Unit Contracts...........................................................     77
          3.1.43  ZLDA.....................................................................     78
          3.1.44  Full and Accurate Disclosure.............................................     78
          3.1.45  Foreign Person...........................................................     78
          3.1.46  Investment Company Act...................................................     78
          3.1.47  Organizational Structure.................................................     78
          3.1.48  Tax Certificates.........................................................     78
          3.1.49  Inclusionary Housing Program.............................................     78
Section 3.2       Continuing Effectiveness and Survival of Representations.................     79


IV.     BORROWER COVENANTS

Section 4.1       Borrower Affirmative Covenants...........................................     79
          4.1.1   Existence; Compliance with Legal Requirements............................     79
          4.1.2   Taxes and Other Charges..................................................     80
          4.1.3   Litigation...............................................................     80
          4.1.4   Access to Property.......................................................     80
          4.1.5   Further Assurances; Supplemental Mortgage Affidavits.....................     80
          4.1.6   Financial Reporting......................................................     81
          4.1.7   Title to the Property....................................................     83
          4.1.8   Estoppel Statement.......................................................     83
          4.1.9   Leases...................................................................     83
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          4.1.10  Alterations..............................................................     86
          4.1.11  Financial Covenants......................................................     87
          4.1.12  Updated Appraisal........................................................     87
          4.1.13  Facility Fee and Administrative Fee......................................     87
          4.1.14  Interest Rate Protection Agreement.......................................     87
          4.1.15  Construction Management Agreement........................................     89
          4.1.16  Architect's Contract.....................................................     89
          4.1.17  Insurance................................................................     89
          4.1.18  Application of Loan Proceeds.............................................     89
          4.1.19  Building Loan Costs and Expenses.........................................     90
          4.1.20  Fees.....................................................................     90
          4.1.21  Completion of Construction...............................................     90
          4.1.22  Inspection of Property...................................................     91
          4.1.23  Construction Consultant..................................................     91
          4.1.24  Construction Consultant/Duties and Access................................     91
          4.1.25  Correction of Defects....................................................     92
          4.1.26  Books and Records........................................................     92
          4.1.27  Indebtedness.............................................................     92
          4.1.28  Maintain Existence.......................................................     93
          4.1.29  Bonds....................................................................     93
          4.1.30  Financing Publicity......................................................     93
          4.1.31  Easements and Restrictions; Zoning.......................................     93
          4.1.32  Laborers, Subcontractors and Materialmen.................................     94
          4.1.33  Ownership of Personalty..................................................     94
          4.1.34  Comply with Other Building Loan Documents................................     94
          4.1.35  Purchase of Material Under Conditional Sale Contract.....................     94
          4.1.36  Further Assurance of Title...............................................     94
          4.1.37  Condominium..............................................................     94
          4.1.38  Tax Benefits.............................................................    100
          4.1.39  Inclusionary Housing Program.............................................    101
          4.1.40  ERISA....................................................................    102
          4.1.41  ZLDA.....................................................................    102
          4.1.42  Subway Agreement.........................................................    102
          4.1.43  REA......................................................................    103
Section 4.2       Borrower Negative Covenants..............................................    103
          4.2.1   Due on Sale and Encumbrance; Transfers of Interests......................    103
          4.2.2   Liens....................................................................    104
          4.2.3   Dissolution..............................................................    104
          4.2.4   Change in Business.......................................................    104
          4.2.5   Debt Cancellation........................................................    104
          4.2.6   Affiliate Transactions...................................................    104
          4.2.7   Zoning...................................................................    104
          4.2.8   Assets...................................................................    105
          4.2.9   No Joint Assessment......................................................    105
          4.2.10  Principal Place of Business..............................................    105
          4.2.11  ERISA....................................................................    105
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                                      -iv-
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          4.2.12  No Distributions.........................................................    105
          4.2.13  Change Orders............................................................    106
          4.2.14  Indebtedness.............................................................    108
          4.2.15  Organizational Documents.................................................    108


V.      INSURANCE, CASUALTY AND CONDEMNATION

          5.1.1   Insurance Coverage.......................................................    108
          5.1.2   Insurance Company........................................................    114
          5.1.3   Existing Policy..........................................................    114
Section 5.2       Casualty and Condemnation................................................    115
          5.2.1   Casualty.................................................................    115
          5.2.2   Condemnation.............................................................    115
Section 5.3       Delivery of Net Proceeds.................................................    116
          5.3.1   Minor Casualty or Condemnation...........................................    116
          5.3.2   Major Casualty or Condemnation...........................................    116
          5.3.3   Application of Net Proceeds..............................................    120
          5.3.4   Disbursement Direction...................................................    120


VI.     net cash flow FUNDS

Section 6.1       Deposits of NCF Funds....................................................    120
          6.1.1   Deposit of NCF Funds.....................................................    120
          6.1.2   Release of NCF Funds.....................................................    120
Section 6.2       Intentionally Omitted....................................................    120
Section 6.3       Security Interest in Funds...............................................    120
          6.3.1   Grant of Security Interest...............................................    120
          6.3.2   Prohibition Against Further Encumbrance..................................    121
          6.3.3   Application of Funds.....................................................    121
Section 6.4       Cash Management..........................................................    121
          6.4.1   Permitted Investments....................................................    121
          6.4.2   Earnings on Fund Collateral; Monthly Statements..........................    121
          6.4.3   Income Taxes.............................................................    121


VII.    PROPERTY MANAGEMENT and rea

Section 7.1       The Management Agreement.................................................    121
Section 7.2       Prohibition Against Termination or Modification..........................    122
Section 7.3       Replacement of Manager...................................................    122


VIII.   TRANSFERS

Section 8.1       Agent's and Lenders' Reliance............................................    123
Section 8.2       No Transfers.............................................................    123
Section 8.3       Permitted Transfers......................................................    123
          8.3.1   Permitted Transfers......................................................    123
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IX.     DEFAULTS

Section 9.1       Events of Default........................................................    124
Section 9.2       Rights and Remedies of Agent and Lenders.................................    127
          9.2.1   Remedies.................................................................    127
          9.2.2   Power of Attorney........................................................    131
          9.2.3   Remedies Cumulative......................................................    131
          9.2.4   Annulment of Defaults....................................................    131
          9.2.5   Waivers..................................................................    131
          9.2.6   Course of Dealing, Etc...................................................    131
Section 9.3       Remedies Cumulative......................................................    132


X.      MISCELLANEOUS

Section 10.1      Successors and Assigns...................................................    132
Section 10.2      Agent's and Lender's Discretion..........................................    132
Section 10.3      Governing Law, Jurisdiction and Agent for Service........................    132
Section 10.4      Modification, Waiver in Writing..........................................    134
Section 10.5      Delay Not a Waiver.......................................................    134
Section 10.6      Notices..................................................................    134
Section 10.7      Trial by Jury............................................................    136
Section 10.8      Headings.................................................................    136
Section 10.9      Severability.............................................................    136
Section 10.10     Preferences..............................................................    136
Section 10.11     Waiver of Notice.........................................................    137
Section 10.12     Remedies of Borrower.....................................................    137
Section 10.13     Expenses; Indemnity......................................................    137
Section 10.14     Schedules and Exhibits Incorporated......................................    139
Section 10.15     Offsets, Counterclaims and Defenses......................................    140
Section 10.16     No Joint Venture or Partnership; No Third Party Beneficiaries............    140
Section 10.17     Publicity................................................................    140
Section 10.18     [Reserved.]..............................................................    141
Section 10.19     Waiver of Offsets/Defenses/Counterclaims.................................    141
Section 10.20     Conflict; Construction of Documents; Reliance............................    141
Section 10.21     Brokers and Financial Advisors...........................................    142
Section 10.22     Prior Agreements.........................................................    142
Section 10.23     Joint and Several Liability..............................................    142
Section 10.24     Assignments..............................................................    142
Section 10.25     Adjustments; Set-Off.....................................................    145
Section 10.26     Counterparts.............................................................    146


XI.     AGENT

Section 11.1      Performance by Agent.....................................................    146
Section 11.2      Actions..................................................................    146
Section 11.3      Nonliability of Agent and Lenders........................................    147
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Section 11.4      Authorization and Action.................................................    148
Section 11.5      Agent's Reliance, Etc....................................................    150
Section 11.6      Agent as a Lender........................................................    151
Section 11.7      Distribution of Payments by Agent to Lenders.............................    151
Section 11.8      Assignment Upon Repayment................................................    151


                         Index to Schedules and Exhibits

                                    SCHEDULES

SCHEDULE I               -   Lenders' Ratable Share

SCHEDULE II              -   Form of Borrower's Requisition Letter (Construction Loans)
SCHEDULE III             -   Intentionally Omitted
SCHEDULE IV              -   Procedures for Updating Borrower's Requisition Spreadsheet
                             (New York Projects) and Spreadsheet Form
SCHEDULE V               -   Intentionally Omitted
SCHEDULE VI              -   Form of Application and Certificate for Payment
                             (AIA Document G702)
SCHEDULE VII             -   Form of Architect's Certificate
SCHEDULE VIII            -   Form of Borrowing Certificate
SCHEDULE IX              -   Form of Payment Receipt
SCHEDULE X               -   Form of Anticipated Cost Report
SCHEDULE XI              -   Form of Conditional Waiver of Lien and Release and Payment
                             Receipt
SCHEDULE XII             -   Form of Unconditional Final Waiver of Lien and Release and
                             Payment Receipt
SCHEDULE XIII            -   Funding Statement
SCHEDULE XIV             -   Form of Construction Manager's Certificate
SCHEDULE XV              -   Form of Major Trade Contractor's Performance Letter
SCHEDULE XVI             -   Forms of Architect's Certification and Consent Agreement
                             and Architect's Completion Certificate
SCHEDULE XVII            -   Form of Agreement Regarding Instructions Given by Telephone or
                             Facsimile
SCHEDULE XVIII           -   Form of Requisition Authorization Statement
SCHEDULE XIX             -   Borrower's Chief Executive Office Address, Jurisdiction of
                             Organization, Organization Number Assigned by such Jurisdiction and Federal Employer's Identification Number
SCHEDULE XX              -   Form of Dual Obligee and Modification Rider to Bonds
SCHEDULE XXI             -   Form of Datedown Endorsement
SCHEDULE XXII            -   List of Affiliate Contracts
SCHEDULE XXIII           -   Intentionally Omitted
SCHEDULE XXIV            -   Conditional Assignment of Condominium Documents
SCHEDULE XXV             -   Form of Resignation of Officers and Directors
SCHEDULE XXVI            -   Form of Escrow Holder's Letter
SCHEDULE XXVII           -   Form of Intercreditor and Subordination Agreement

                                      -vii-
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
SCHEDULE XXVIII          -   Form of SNDA
SCHEDULE XXIX            -   Form of Opinion re Condominium Conversion
SCHEDULE XXX             -   List of Title Insurance Companies
SCHEDULE XXXI            -   Form of Subordination of Property Management and Development
                             Agreement and Subordination of Fees
SCHEDULE XXXII           -   Net Effective Rental Rates


                                    EXHIBITS

EXHIBIT A             The Land
EXHIBIT B             Plans and Specifications
EXHIBIT C-1           Form of Interest Rate Protection Agreement
EXHIBIT C-2           Form of Assignment of Interest Rate Protection Agreement
EXHIBIT D             Form of Assignment and Acceptance
EXHIBIT E             Intentionally Omitted
EXHIBIT F             Section 22 Lien Law Affidavit (For Projects in New York)
EXHIBIT G             Borrower's Organizational Chart

                             BUILDING LOAN AGREEMENT

         THIS BUILDING LOAN AGREEMENT, dated as of July 3, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between 731 COMMERCIAL LLC ("COMMERCIAL OWNER") and 731 RESIDENTIAL LLC ("RESIDENTIAL OWNER"), each a Delaware limited liability company, having its principal place of business at 888 Seventh Avenue, New York, New York 10019, collectively as Borrower ("BORROWER"), and BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, a German banking corporation organized under the laws of the Federal Republic of Germany, having an address at 622 Third Avenue, New York, New York 10017, as administrative agent (including any of its successors and assigns, "AGENT") for itself and the other Lenders signatory hereto (collectively, together with such other co-lenders as may exist from time to time, "LENDERS").

         All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:


         WHEREAS, Borrower desires to obtain the Loan from Lenders; and


         WHEREAS, each Lender is severally willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

         NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

         I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1   DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly provided:

         "ADA" shall mean the Americans with Disabilities Act of 1992, as amended from time to time.

         "ADDITIONAL COSTS" shall have the meaning as set forth in Section 2.2.4(a).

         "ADDITIONAL DEVELOPMENT RIGHTS" shall have the meaning as set forth in the definition of Bonus Area.

         "ADDITIONAL INTEREST" shall mean any and all amounts that may become due and payable by Borrower pursuant to Section 2.2.4, Section 2.2.7 or Section 2.2.8.

         "ADMINISTRATIVE FEE" shall mean, collectively, (i) that portion of the "Administrative Fee" under (and as defined in) the Loan Fee Letter allocable to the Building Loan and (ii) any additional administrative fee payable by Borrower to Agent pursuant to Section 2.10.2 for any calendar month in which more than one Advance of the Loan is made.

         "ADVANCE" or "ADVANCES" shall mean any disbursement of the proceeds of the Building Loan by Lenders pursuant to the terms of this Agreement.

         "AFFILIATE" shall mean, as to any Person, any other Person that (i) directly or indirectly, owns more than forty percent (40%) of, (ii) is in control of, is controlled by or is under common control with such Person or
(iii) is a director or officer of such Person or of an Affiliate of such Person. As used in this definition the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AFFILIATE CONTRACTS" shall mean those contracts listed on SCHEDULE XXII, as the same may be amended from time to time with the consent of Agent in accordance with the terms hereof.

         "AGENT" shall mean Bayerische Hypo- und Vereinsbank AG, New York Branch, a German banking corporation organized under the laws of the Federal Republic of Germany, together with its permitted successors and assigns, acting in its capacity as administrative agent to the Lenders hereunder and under the other Loan Documents.

         "AGENT'S REGISTER" shall have the meaning as set forth in Section
10.23.

         "AGREEMENT REGARDING INSTRUCTIONS GIVEN BY TELEPHONE OR FACSIMILE" shall mean the Agreement Regarding Instruction Given by Telephone or Facsimile, dated the date hereof, which shall be in the form attached hereto as SCHEDULE XVII and shall be executed and delivered by Borrower to Agent contemporaneously herewith.

         "ALEXANDER'S" shall mean Alexander's, Inc., a Delaware corporation, together with its successors and assigns.

         "ALEXANDER'S REIMBURSEMENT AGREEMENT" shall have the meaning as set forth in Section 3.1.24.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "ALTERATION THRESHOLD" shall mean Ten Million and No/100
($10,000,000.00) Dollars.

         "ANNUAL BUDGET" shall mean the operating and capital budget for the Property setting forth Borrower's good faith estimate of Gross Revenue, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year. The Annual Budget may be comprised of a separate operating and capital budget for each of the Residential Component and the Commercial Component, in which case, unless otherwise specified, references to the "Annual Budget" in this Agreement or any other Loan Document, shall be deemed to refer to such budgets collectively.

         "APPLICABLE INTEREST RATE" shall mean either (i) the LIBOR Adjusted Rate plus the LIBOR Margin with respect to any period when the Loan (or the applicable portion thereof) is a LIBOR Loan or (ii) the Base Rate plus the Base Rate Margin with respect to any period when the Loan (or the applicable portion thereof) is a Base Rate Loan.

         "APPLICABLE LENDING OFFICE" shall mean the related "Lending Office" of each Lender (or of an Affiliate of such Lender) designated for such Lender on the signature page hereof or such other Office of Lender (or of an Affiliate of Lender) as each Lender may from time to time specify to Borrower as the office by which the Loan is to be made and/or maintained by such Lender.

         "APPROVAL", "APPROVED", "APPROVAL" or "APPROVED" shall mean, as the context so determines, an approval in writing given to the party seeking approval, subject, nevertheless, to the express provisions of this Agreement for which a "deemed approval mechanism" (as defined in Section 10.6) is set forth.

         "APPROVED ACCOUNTANT" shall mean, with respect to a Person, the firm of certified public accountants that such Person uses for its filings with the Securities and Exchange Commission, or any other independent certified public accounting firm of nationally recognized standing reasonably approved by Agent.

         "APPROVED LEASE FORM" shall mean, with respect to office space at the Property, Borrower's standard form of commercial office lease, which shall have been approved by Agent in its reasonable discretion, and with respect to retail space at the Property, Borrower's standard form of commercial retail lease.

         "ARCHITECT'S CERTIFICATE" shall have the meaning as set forth in
Section 2.9.1(e)(x).

         "ARCHITECT'S CONTRACT" shall mean that certain contract for architectural services, dated as of January 1, 2001, between Borrower and Borrower's Architect.

         "ASSIGNMENT AND ACCEPTANCE" shall have the meaning as set forth in
Section 10.24(b)(vi).

         "ASSIGNMENT OF CONTRACTS" shall mean that certain Assignment of Contracts, Licenses and Permits, dated the date hereof, from Borrower, as assignor, to Agent, as assignee.

         "ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT" shall mean that certain Assignment of Interest Rate Protection Agreement among Borrower, Agent and the Counterparty to the related Interest Rate Protection Agreement, to be entered into pursuant to Section 4.1.14.

         "ASSIGNMENT OF LEASES" shall mean, collectively, the Building Loan Assignment of Leases, the Supplemental Loan Assignment of Leases and the Project Loan Assignment of Leases.

         "ASSIGNMENT OF NEGOTIABLE CERTIFICATES" shall mean, with respect to each 421-a Negotiable Certificate, an undated assignment in blank, in form and substance satisfactory to

Agent, which shall be executed by Residential Owner and delivered to Agent on the Closing Date.

         "AUTHORIZED REPRESENTATIVES" shall mean those Persons authorized pursuant to the Requisition Authorization Statement to execute and deliver on behalf of Borrower Borrower's Requisition.

         "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property other than compensation paid to a Tenant for the value of its leasehold improvements (unless under the applicable Lease the landlord thereunder is entitled to receive the same) and moving expenses (it being agreed that no compensation shall be paid to any Tenant for the value of the unexpired term of its Lease without Agent's prior approval in its sole discretion).

         "BASE BUILDING WORK" shall mean the construction of the Building substantially in accordance with the Plans and Specifications in a manner that will be sufficient to obtain a Zero Occupancy Certificate of Occupancy for the Commercial Component (excluding the retail space therein) and temporary certificates of occupancy for at least fifty percent (50%) of the Residential Units in the Residential Component, in accordance with all Legal Requirements and the Bloomberg Lease and the H&M Lease (to the extent that the H&M Lease then remains in effect). Without limiting the foregoing, Base Building Work shall include (without limitation) (a) construction and/or installation of (i) the structural components of the Building, (ii) the floor slabs of the Building,
(iii) the Building core areas, (iv) the curtain wall of the Building, (v) the building systems described in the Plans and Specifications, (vi) the core and shell of the retail space in the Commercial Component, (vii) all demising walls for the Residential Units in the Residential Component and (viii) all interior finish work at the Building that is described in the Plans and Specifications and that is required to be performed to obtain a Zero Occupancy Certificate of Occupancy for the Commercial Component (excluding the retail space therein) and a temporary certificate of occupancy for at least fifty percent (50%) of the Residential Units in the Residential Component and (b) all "Work" (as such term is defined in the Bloomberg Lease) that is required to be performed by the landlord thereunder prior to the delivery of such space to Bloomberg and all "Initial Premises Work" (as such term is defined in the H&M Lease) that is required to be performed by the landlord thereunder (to the extent that the H&M Lease then remains in effect).

         "BASE RATE" shall mean, as determined on a daily basis, the rate of interest per annum equal to the greater of (i) the Prime Rate in effect on that day or (ii) the Federal Funds Rate in effect on that day plus one half (-1/2) of one (1%) percent per annum.

         "BASE RATE LOAN(S)" shall mean Loan(s) (or applicable portions thereof) having a rate of interest per annum equal to the Base Rate plus the Base Rate Margin.

         "BASE RATE MARGIN" shall mean three quarters (3/4) of one (1%) percent per annum, provided that the "Base Rate Margin" shall be reduced and shall mean one quarter (1/4) of one (1%) percent per annum during the Extension Periods.

         "BASIC RESIDENTIAL BUILDOUT WORK" shall mean all work beyond the core and shell that is necessary to finish and equip the Residential Units at the Building substantially in accordance with the Plans and Specifications with respect thereto or in accordance with a Qualifying Contract for a Residential Unit if the same exists, but shall exclude any such work that the purchaser under such contract is required to or has the right to perform.

         "BLOOMBERG" shall mean Bloomberg, L.P., a Delaware limited partnership, together with its successors and assigns.

         "BLOOMBERG LEASE" shall mean that certain lease between Commercial Owner (as successor to 731 LP), as Landlord, and Bloomberg, as Tenant, dated as of April 30, 2001, as amended by (i) letter agreement dated December 20, 2001, between 731 LP and Bloomberg, (ii) letter agreement dated January 30, 2002 between 731 LP and Bloomberg, (iii) First Amendment of Lease dated as of April 19, 2002 between 731 LP and Bloomberg and (iv) letter agreement dated July 3, 2002, between 731 LP and Bloomberg.

         "BLOOMBERG STATEMENTS" shall have the meaning as set forth in Section 4.1.6(f).

         "BONUS AREA" shall mean an additional 168,700 square feet of floor area development rights which has in part (to the extent of 139,879 square feet of floor area development rights) already been acquired (the "EXISTING DEVELOPMENT RIGHTS") and in part (to the extent of 28,821 square feet of floor area development rights) to be acquired by Borrower (the "ADDITIONAL DEVELOPMENT RIGHTS") with respect to the Property in order to permit Borrower to build the Improvements as contemplated by the Plans and Specifications.

         "BORROWER" shall mean, collectively and individually as the context requires, Commercial Owner and Residential Owner, together with their respective permitted successors and permitted assigns.

         "BORROWER'S ARCHITECT" shall mean Schuman, Lichtenstein, Claman &
Efron.

         "BORROWER'S DESIGNATED ACCOUNT" shall mean the bank account designated by Borrower pursuant to Borrower's Requisition Letter as the checking account at HVB or such other account as may be acceptable to Agent into which Advances shall be wired.

         "BORROWER'S REQUISITION" shall have the meaning as set forth in Section 2.10.1.

         "BORROWING DATE" shall have the meaning as set forth in Section 2.10.1.

         "BUDGET LINE" shall have the meaning as set forth in Section 2.1.6.

         "BUILDING" shall mean the building(s) to be constructed on the Land substantially in accordance with the Plans and Specifications.

         "BUILDING LOAN" shall mean the loan made by Lenders to Borrower pursuant to this Agreement in the principal amount of up to the Building Loan Amount.

         "BUILDING LOAN AMOUNT" shall mean Two Hundred Million and No/100 ($200,000,000.00) Dollars.

         "BUILDING LOAN ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated the date hereof, from Borrower, as assignor, to Agent, as assignee, as amended and/or restated from time to time, in conjunction with the filing of the Series Mortgages.

         "BUILDING LOAN BUDGET" shall mean the budget (which may be set forth by way of a separate column on an overall project budget) for total estimated Building Loan Costs, dated the date hereof, prepared by Borrower and approved by Agent and the Construction Consultant, and all amendments and modifications thereto that occur in accordance with this Agreement.

         "BUILDING LOAN COSTS" shall mean all costs and expenses of constructing the Improvements (including Hard Costs and Soft Costs) which are Costs of the Improvements.

         "BUILDING LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Building Loan Note, the Building Loan Mortgage, the Building Loan Assignment of Leases, the Assignment of Contracts, the Environmental Indemnity, the Loan Fee Letter, the Requisition Authorization Statement, the Funding Statement, the Agreement Regarding Instructions by Telephone or Facsimile, the Guaranty of Completion, the Guaranty of Carrying Costs, each Guaranty of Limited Recourse Obligations, the Assignment of Interest Rate Protection Agreement, Assignment of Negotiable Certificates, the Intercreditor and Subordination Agreement, the Subordination of Property Management and Development Agreement and Fees, as well as all other documents now or hereafter executed and/or delivered with respect to the Building Loan.

         "BUILDING LOAN MORTGAGE" shall mean a series of consolidated mortgages, together constituting a first priority consolidated, amended and restated mortgage, assignment of leases and rents and security agreement, executed and delivered by Borrower, as mortgagor, to Agent, as mortgagee, as security for the Building Loan and encumbering the Property.

         "BUILDING LOAN NOTE" shall have the meaning as set forth in Section 2.1.3.

         "BUSINESS DAY" shall mean any day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City and, whenever such day relates to a LIBOR Loan, any such day on which dollar deposits are also carried out in the London interbank market and banks are also open for business in London, England.

         "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

         "CAPPED LIBOR RATE" shall mean 7%.

         "CASH COLLATERAL" shall mean, collectively, the "Cash Collateral" as defined in the Supplemental Loan Agreement and the Project Loan Agreement.

         "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

         "CASUALTY CONSULTANT" shall have the meaning as set forth in Section 5.3.2(c).

         "CASUALTY RETAINAGE" shall have the meaning as set forth in Section 5.3.2(d).

         "CLAIM" shall have the meaning as set forth in Section 10.13(c).

         "CLOSING DATE" shall mean the date of funding the Initial Advance of the Building Loan.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "COMMERCIAL COMPONENT" shall mean the portion of the Improvements designated for commercial (office and retail) use and that is owned by Commercial Owner.

         "COMMERCIAL HOLDING" shall mean 731 Commercial Holding LLC, a Delaware limited liability company.

         "COMMERCIAL OWNER" shall mean 731 Commercial LLC, a Delaware limited liability company, together with its permitted successors and assigns.

         "COMPLETION OF BASE BUILDING WORK" shall mean that the Base Building Work has been substantially completed in substantial accordance with the Plans and Specifications, all Legal Requirements, all Permitted Encumbrances, the Bloomberg Lease, the H&M Lease (to the extent that the H&M Lease then remains in effect), and this Agreement, such compliance to be evidenced to the reasonable satisfaction of Agent and the Construction Consultant; together with the delivery to Agent of a Zero Occupancy Certificate of Occupancy for the Commercial Component (other than the retail space) and the Residential Units (except that Borrower shall not be required to provide a Zero Occupancy Certificate of Occupancy for the Residential Units at the Property if Borrower has instead provided to Agent a temporary certificate of occupancy for at least 50% of the Residential Units at the Property), and a certification which Agent may rely on from Borrower's Architect or such other recognized engineering or architectural firm, certifying that the Base Building Work has been substantially completed in substantial accordance with the Plans and Specifications therefor, and in any event the occurrence of the Commencement Date under (and as defined in) the Bloomberg Lease shall have occurred with respect to the Basic Premises (as defined in the Bloomberg Lease). With respect to the retail space and any other component of the Property as to which a Zero Occupancy Certificate of Occupancy is not available, Borrower shall obtain final inspections and sign-offs of all components of the Base Building Work for which inspections are required, to the extent that such inspections and sign-offs can be obtained at that point in the construction process.

         "COMPLETION OF THE IMPROVEMENTS" shall mean that, in addition to the Completion of the Base Building Work, all Punch List Items with respect to the Base Building Work shall have been completed substantially in accordance with the Plans and Specifications, all Legal Requirements, the Bloomberg Lease and this Agreement, and all Basic Residential Buildout Work with respect to the Property (excluding any work to be performed by or at the separate expense of a purchaser of a Residential Unit under a Qualifying Contract) shall have been completed substantially in accordance with the Plans and Specifications, all Legal Requirements, the Bloomberg Lease and this Agreement (excluding any retail or commercial space to the extent that the work necessary in order to obtain a certificate of occupancy for such space was not included in the Plans and Specifications or is the obligation of a Tenant to perform), such compliance to be evidenced to the reasonable satisfaction of Agent and the Construction Consultant; together with the delivery to Agent of a permanent or temporary certificate of occupancy (if subject to any conditions, such conditions being reasonably acceptable to Agent) for the Improvements (excluding any retail or commercial space to the extent that the work necessary in order to obtain a certificate of occupancy for such space was not included in the Plans and Specifications or is the obligation of a Tenant to perform and excluding any work to be performed by a purchaser of a Residential Unit under a Qualifying Contract) and evidence that all other Governmental Approvals have been issued and all other Legal Requirements have been satisfied so as to allow the use and occupancy of the Improvements (subject to the same exclusion as above provided) in accordance with the definition of "Improvements" set forth in this Agreement and in accordance with all Legal Requirements, the Offering Plan (if any) and the Bloomberg Lease.

         "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

         "CONDITIONAL ASSIGNMENT OF CONDOMINIUM DOCUMENTS" shall have the meaning as set forth in Section 4.1.37(h)(iii).

         "CONDOMINIUM ACT" shall mean Article 9-B of the New York Real Property Law (339-d et seq.) of the State of New York and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated.

         "CONDOMINIUM CONVERSION" shall mean, in the event that Borrower elects to convert the ownership of the Property to a condominium form of ownership in accordance with the Condominium Act, the date on which both of the following shall have occurred: (i) the declaration of condominium is filed in accordance with the provisions of Section 4.1.37 and all Legal Requirements and (ii) the closing of the sale and release pursuant to the terms hereof of the first Residential Unit to an unaffiliated third party pursuant to a Qualifying Contract.

         "CONDOMINIUM DOCUMENTS" shall mean an offering plan, declaration of condominium, by-laws and rules and regulations of a condominium association.

         "CONSTRUCTION CONSULTANT" shall mean Valcon Construction Consultants or such other Person as Agent may designate and engage as a replacement to inspect the Improvements and the Property as construction progresses and consult with and to provide advice to and to render reports to Agent, which Person may be, at Agent's option upon notice to Borrower, either an officer or employee of Agent or consulting architects, engineers or inspectors appointed by Agent.

         "CONSTRUCTION MANAGEMENT AGREEMENT" shall mean the Construction Management Agreement, dated September 1, 1999 between Borrower and Construction Manager and providing for the construction of the Improvements on the Land in accordance with the Plans and Specifications. Agent and Borrower confirm that the Guaranteed Maximum Price Contract, which is intended to be part of the Construction Management Agreement, has not yet been finalized. The Guaranteed Maximum Price Contract shall be subject to the reasonable approval of Agent and, upon execution by Borrower and Construction Manager, shall be deemed part of the Construction Management Agreement.

         "CONSTRUCTION MANAGER" shall mean Bovis Lend Lease LMB, Inc.

         "CONSTRUCTION MANAGER'S CERTIFICATE" shall have the meaning as set forth in Section 2.9.1(d)(xi).

         "CONSTRUCTION SCHEDULE" shall mean the schedule, broken down by trade, of the estimated dates of commencement and completion of the Base Building Work and the Basic Residential Buildout Work certified by Borrower to Agent dated as of even date herewith and approved by the Construction Consultant prior to the date of this Agreement. The Construction Schedule shall reflect any and all milestone dates under the Bloomberg Lease by when construction of the Improvements to various stages of completion is required.

         "COSTS OF THE IMPROVEMENT" shall mean those items defined as a "cost of improvement" under Section 2(5) of the Lien Law and, to the extent applicable, the hard costs incurred by Borrower in making an "improvement" as defined under
Section 2(4) of the Lien Law.

         "CONTINGENT AMORTIZATION" shall mean all Net Cash Flow required to be applied to reduce the principal amount of the Loan pursuant to Section 4.1.11 during the continuation of any Contingent Amortization Trigger Event.

         "CONTINGENT AMORTIZATION TRIGGER EVENT" shall have the meaning as set forth in Section 4.1.11.

         "COUNTERPARTY" shall mean each counterparty to, or issuer of, any Interest Rate Protection Agreement other than Borrower or an Affiliate of Borrower.

         "DEBT" shall mean the outstanding principal amount of the Building Loan together with all interest accrued and unpaid thereon and all other sums (including, without limitation, any amounts payable to Lenders pursuant to Section 2.2) due to Lenders in respect of the Building Loan under the Building Loan Note, this Agreement, the Building Loan Mortgage, the Environmental Indemnity or any other Building Loan Document.

         "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

         "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to the Property, the ratio of (i) Pro Forma NOI projected forward for the twelve (12) calendar month period immediately succeeding the relevant Determination Date to (ii) Total Debt Service for such period. The Debt Service Coverage Ratio shall be calculated by Borrower and subject to verification by Agent and, as verified, shall be final absent manifest error.

         "DEFAULT" shall mean the occurrence of any event under this Agreement or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" shall mean the rate of interest per annum equal to the sum of the Base Rate plus 5%.

         "DEFAULTING LENDER" has the meaning as set forth in Section 2.10.4(c).

         "DEFICIENCY" or "DEFICIENCIES" has the meaning as set forth in Section 2.10.4(c).

         "DETERMINATION DATE" shall have the meaning as set forth in Section 4.1.11.

         "DISBURSEMENT SCHEDULE" shall mean the schedule of the amounts of Advances anticipated to be requisitioned by Borrower each month during the term of the Building Loan dated as of the date hereof.

         "DRAW REQUEST" shall mean, with respect to each Advance, Borrower's request for such Advance, and documents required by this Agreement to be furnished to Agent as a condition to such Advance.

         "DSCR EVENT PERIOD" shall have the meaning as set forth in Section 4.1.11.

         "ELIGIBLE ASSIGNEE" shall mean (i) any lender to Vornado or any of its Affiliates pursuant to its existing Revolving Credit Agreement (as defined in the Guaranty of Completion) (whether or not such Revolving Credit Agreement shall hereafter remain in effect), or pursuant to any replacement credit facility, (iii) GMAC and (ii) any other lender that is approved by Borrower, which approval shall not be unreasonably withheld or delayed.

         "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

         "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement, of even date herewith, executed by Borrower and Alexander's, for the benefit of Agent and Lenders.

         "EQUIPMENT" shall have the meaning as set forth in the granting clause of the Building Loan Mortgage.

         "ERISA" shall have the meaning as set forth in Section 4.2.11(a).

         "EUROCURRENCY LIABILITIES" shall have the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time and including any successor regulation thereto.

         "EVENT OF DEFAULT" shall have the meaning as set forth in Section 9.1.

         "EXCLUDED TAXES" means, with respect to Agent, each Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of such Lender, in which its Applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States of America or any similar law imposed by any other jurisdiction in which Borrower is located.

         "EXISTING POLICY" shall have the meaning as set forth in Section 5.1.3.

         "EXISTING POLICY AMOUNT" shall have the meaning as set forth in Section 5.1.3.

         "EXISTING DEVELOPMENT RIGHTS" shall have the meaning as set forth in the definition of Bonus Area.

         "EXTENSION FEE" shall mean, with respect to each Extension Period, one quarter (1/4) of one (1%) percent of the sum of (x) the outstanding principal balance of the Loan as of the first day of the applicable Extension Period, and
(y) the portion of the Loan that Lenders remain obligated to fund (assuming that Borrower satisfies the conditions precedent thereto) as of the first day of the applicable Extension Period, payable in connection with Borrower's option, subject to and in accordance with the terms and conditions of this Agreement, to extend the term of the Loan for the First Extension Period and the Second Extension Period, respectively.

         "EXTENSION PERIOD" shall mean each of the First Extension Period and the Second Extension Period.

         "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum (based on a 360 day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.

         "FEE PAYMENT DATE" shall mean the first day of each calendar month during the term of the Loan.

         "59 CORP" shall mean 59th Street Corporation, a Delaware corporation.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "FIRST EXTENDED MATURITY DATE" shall mean January 3, 2007.

         "FIRST EXTENSION NOTICE" shall have the meaning set forth in Section 2.1.5.

         "FIRST EXTENSION PERIOD" shall mean a period of twelve (12) consecutive months following the Initial Maturity Date.

         "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Building Loan.

         "FORCE MAJEURE EVENT" shall mean any event or condition beyond the control of Borrower, including (without limitation) strikes, labor disputes, acts of God, the elements, governmental restrictions, regulations or controls, enemy action, civil commotion, fire, casualty, accidents, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or materials, which causes delay; provided, however, that any lack of funds of Borrower or an Affiliate of Borrower shall not be deemed to be a condition beyond the control of Borrower and provided further that any extension therefor shall not exceed ninety (90) days.

         "421-A NEGOTIABLE CERTIFICATES" shall mean that certain Negotiable Certificate of Eligibility issued June 23, 2000 by the HPD Office of Development, with Gerard Court Associates, LLC, as "Benefit Transferor", and 731 LP, as "Benefit Transferee", as transferred by 731 LP to Residential Owner, as "Benefit Transferee", providing for 290 market rate units (having an average size of 1200 square feet) to be eligible for 421-a Tax Benefits.

         "421-A TAX BENEFITS" shall have the meaning as set forth in Section 4.1.38(a).

         "FUNDING STATEMENT" shall mean that certain funding statement to be executed and delivered by Borrower in connection with the closing of the Loan in the form attached hereto as SCHEDULE XIII.

         "FUNDS" shall have the meaning as set forth in Section 6.3.1.

         "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

         "GOVERNMENTAL APPROVALS" shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the construction of the Improvements and/or the use, occupancy and operation following completion of construction, as the context requires.

         "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office, authority, department, bureau or instrumentality of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

         "GROSS REVENUE" shall mean all revenue, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as reasonably determined by Agent, payments received by Borrower under the Interest Rate Protection Agreement, security deposits (except to the extent properly used by Borrower to offset a loss of Rent), Gross Sales Proceeds, refunds and uncollectible accounts, proceeds of casualty insurance (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), Awards and any disbursements to Borrower of any funds established by the Loan Documents.

         "GROSS SALES PROCEEDS" shall mean as to any Residential Unit, the gross proceeds from the sale of such Unit (including, without limitation, any fees, expenses or transfer taxes of Borrower paid by the purchaser of such Unit and any mortgage recording tax reimbursement paid by such purchaser); provided, however, that Gross Sales Proceeds shall not include any amount that Borrower receives on account of (i) pro-rations of common charges or real estate taxes and other similar items, (ii) contributions to the working capital reserves, or
(iii) upcharges for above-standard work that Borrower performs for the applicable purchaser under the applicable Qualifying Contract.

         "GUARANTOR" shall mean each of Vornado and Alexander's in their capacities as the "Guarantor" under their respective Guaranties.

         "GUARANTY" shall mean, collectively, the Guaranty of Completion, the Guaranty of Carrying Costs and each Guaranty of Limited Recourse Obligations.

         "GUARANTY OF CARRYING COSTS" shall mean that certain Guaranty of Carrying Costs from Alexander's in favor of Agent dated the date hereof.

         "GUARANTY OF COMPLETION" shall mean that certain Guaranty of Completion from Vornado in favor of Agent dated the date hereof.

         "GUARANTY OF LIMITED RECOURSE OBLIGATIONS" shall mean, collectively,
(i) that certain Guaranty of Limited Recourse Obligations from Alexander's in favor of Agent dated the date hereof and (ii) that certain Guaranty of Limited Recourse Obligations from Vornado in favor of Agent dated the date hereof.

         "H&M" shall mean H&M Hennes & Mauritz L.P., a New York limited partnership.

         "H&M LEASE" shall mean that certain lease between Commercial Owner (as successor to 731 LP), as Landlord, and H&M Hennes & Mauritz Inc., as Tenant, dated as of

August 6, 1999, as amended by First Amendment of Lease, dated as of August 23, 2001 between 731 LP and H&M, as successor in interest to H&M Hennes & Mauritz, Inc.

         "HARD COSTS" shall mean those Building Loan Costs which are for labor, materials, equipment and fixtures.

         "HPD" shall mean the New York City Department of Housing Preservation and Development.

         "HPD OFF-SITE AGREEMENT" shall mean that certain written agreement between HPD and Off-Site Developer dated September [__], 2000, pursuant to which HPD has agreed with Off-Site Developer that the construction of lower income housing units at the Off-Site Property entitles Off-Site Developer to obtain a Certificate of Eligibility for Zoning Bonus.

         "HVB" shall mean Bayerische Hypo- und Vereinsbank AG, New York Branch, a German banking corporation organized under the laws of the Federal Republic of Germany, together with its successors and assigns.

         "IMPROVEMENTS" shall mean a multi-use project (to be built substantially in accordance with the Plans and Specifications that are approved by Agent in accordance with the terms hereof) containing approximately 880,000 rentable square feet of office space, 171,000 usable square feet of retail space, 241,000 square feet of residential space and 18,000 square feet of storage space, located at 731 Lexington Avenue, New York, New York. Unless otherwise specified in this Agreement, Improvements shall include only the improvements that constitute the Base Building Work and the Basic Residential Buildout Work and that constitute the Property.

         "INCLUSIONARY AIR RIGHTS AGREEMENT" shall mean that certain Inclusionary Air Rights Purchase Agreement dated as of June 10, 2002 between Off-Site Developer, as Seller, and 59th Street Corporation
(predecessor-in-interest to Residential Owner), as Purchaser, pursuant to which Off-Site Developer agrees to transfer the rights for the Additional Development Rights to Residential Owner for the benefit of the Property.

         "INCLUSIONARY HOUSING PROGRAM" shall mean the Inclusionary Housing Program set forth in Section 23-90 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended, and any implementing guidelines or regulations established by HPD.

         "INDEBTEDNESS" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

         "INDEMNIFIED LIABILITIES" shall have the meaning as set forth in
Section 10.13(b).

         "INDEMNIFIED PARTY" shall have the meaning as set forth in Section 10.13(b).

         "INITIAL ADVANCE" shall have the meaning as set forth in Section 2.9.1.

         "INITIAL MATURITY DATE" shall mean January 3, 2006.

         "INSURANCE CONSULTANT" shall mean Alpha Risk Management, Inc. or such other insurance consultant as Agent may engage in connection with the Loan.

         "INSURANCE PREMIUMS" shall have the meaning as set forth in Section 5.1.1(b).

         "INTERCREDITOR AND SUBORDINATION AGREEMENT" shall mean that certain Intercreditor and Subordination Agreement dated as of the date hereof by and among Borrower, Mezzanine Lender, Agent and Lenders.

         "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan:

         (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three, six or twelve months thereafter, as selected by Borrower in its Rate Request given with respect thereto; and

         (b) thereafter, each period commencing on the last day of the then expiring Interest Period applicable to such LIBOR Loan and ending one, two, three, six or twelve months thereafter, as selected by Borrower in its Rate Request; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

         (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the first, second, third, sixth or twelfth calendar month thereafter (as the case may be).

                  Notwithstanding the foregoing, the selection of the duration of any Interest Period during the initial term of the Loan shall be limited to the same interest period duration as shall pertain to the LIBO Rate under the Interest Rate Protection Agreement.

                  "INTEREST RATE PROTECTION AGREEMENT" shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance reasonably satisfactory to Lender, with a confirmation from the Counterparty thereto Counterparty in the form attached hereto as EXHIBIT C-1 between Borrower and, subject to Section 4.1.11, a Counterparty reasonably acceptable to Agent with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto.

                  "INTEREST RESERVE" shall have the meaning as set forth in the Cash Collateral Agreement.

                  "INVESTMENT GRADE RATING" shall mean a long-term unsecured debt rating of at least BBB- by Fitch and S&P and Baa3 by Moody's.

                  "LAND" shall mean the land more particularly described on EXHIBIT A attached hereto and includes all rights appurtenant thereto, including, without limitation, all development rights, if any, acquired by Borrower pursuant to any air rights agreements pertaining thereto.

                  "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect in each case) in which the Commercial Owner and/or Residential Owner has/have an interest (as lessor, sublessor, subsublessor, licensor or concessionaire or other similar interest) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEASING PARAMETERS" shall have the meaning as set forth in
Section 4.1.9.

                  "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, treaties, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the ADA, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Agent (either an evergreen letter of credit or one which does not expire until at least thirty
(30) Business Days after the Maturity Date) in favor of Agent for the ratable benefit of the Lenders and entitling Agent to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Agent shall have the right upon ten (10) days' prior notice to Borrower to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof unless within such ten (10) day period Borrower has delivered a replacement Letter of Credit meeting the requirements set forth herein issued by an Eligible Institution.

                  "LIBO ADJUSTED RATE" shall mean, with respect to any Interest Period pertaining to a LIBOR Loan, the LIBO Rate for such Interest Period divided by (1 minus the Reserve Requirement) for such Interest Period.

                  "LIBO RATE" shall mean, with respect to any Interest Period pertaining to a LIBOR Loan, the rate of interest per annum quoted by HVB at approximately 11:00 a.m. New York time two (2) Business Days prior to the beginning of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits for delivery on the first day of such Interest Period for a period equal to such Interest Period and in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period.

                  "LIBOR LOAN(S)" shall mean Loan(s) (or applicable portions thereof) having a rate of interest per annum determined in accordance with the following formula:

                 LIBO Rate                       +           LIBOR Margin
---------------------------------------------
        1.00 - Reserve Requirements

                  "LIBOR MARGIN" shall mean two and one half percent (2 1/2%) per annum, provided that the "LIBOR Margin" shall be reduced and shall mean two percent (2%) per annum during the Extension Periods.

                  "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or any interest therein which is owned by Borrower, or on or affecting Borrower or any interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances against the Property or any portion thereof or Borrower or any interest in Borrower.

                  "LIEN LAW" shall mean the Lien Law of the State of New York.

                  "LINE ITEMS" shall have the meaning as set forth in Section 2.1.6.

                  "LOAN" shall mean, collectively, the Building Loan, the Supplemental Loan and the Project Loan.

                  "LOAN AGREEMENTS" shall mean, collectively, this Agreement, the Supplemental Loan Agreement and the Project Loan Agreement.

                  "LOAN BUDGET" shall have the meaning as set forth in Section 2.1.6.

                  "LOAN DOCUMENTS" shall mean, collectively, the Building Loan Documents, the Supplemental Loan Documents and the Project Loan Documents.

                  "LOAN FEE LETTER" shall mean that certain letter agreement dated as of the date hereof between Agent and Borrower pertaining to the fees payable by Borrower to Agent and Lenders.

                  "LONDON BUSINESS DAY" shall mean any Business Day other than a Business Day on which commercial banks are not open for dealing in U.S. dollars in the London interbank market in London, England.

                  "LOSSES" shall have the meaning as set forth in Section 10.13(b).

                  "MAJOR BUILDING MATERIALS" shall have the meaning as set forth in Section 2.1.9(c).

                  "MAJOR DECISION" has the meaning as set forth in Section 11.4(e).

                  "MAJOR LEASE" shall mean (a) with respect to any Lease for office space at the Property, any Lease that (i) covers 25,000 square feet or more at the Property, (ii) is made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover 25,000 square feet or more at the Property or (iii) does not comply with the Leasing Parameters applicable to office leases, and (b) with respect to any Lease for retail space at the Property, any Lease that (i) covers 15,000 square feet or more at the Property,
(ii) is made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover 15,000 square feet or more at the Property or (iii) does not comply with the Leasing Parameters applicable to retail leases.

                  "MAJOR TRADE CONTRACT" shall mean any Trade Contract with a Trade Contractor in which the aggregate contract price is equal to or greater than $1,000,000, whether pursuant to one contract or agreement or multiple contracts or agreements, after taking into account all change orders.

                  "MAJOR TRADE CONTRACTOR" shall mean any Trade Contractor that has a Major Trade Contract.

                  "MAJORITY LENDERS" shall mean, at any time, Lenders owed more than fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loan, after subtracting the interest or interests owned by any Defaulting Lender(s).

                  "MANAGEMENT AGREEMENT" shall mean the development and management agreement entered into by and between Borrower and Manager, or such other management agreement, if any, as may be entered into by Borrower in accordance with Section 7.1 with a manager approved by Agent in accordance with
Section 7.1), pursuant to which such Manager is to provide development and/or management and other services with respect to the Property.

                  "MANAGER" shall mean Vornado Management Corp., a New Jersey corporation, or such other manager that shall have been approved by Agent in accordance with Section 7.1.

                  "MATURITY DATE" shall mean January 3, 2006 or such earlier date on which the final payment of principal of the Building Loan Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, however, that if Borrower exercises its right to extend the term of the Loan for the First Extension Period and, in accordance with the terms of this Agreement, the term of the Loan is so extended, from and after such extension of the term of the Loan, the "MATURITY DATE" shall mean January 3, 2007, or such earlier date on which the final payment of principal of the Building Loan Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; and provided further that if Borrower exercises its right to extend the term of the Loan for the Second Extension Period and, in accordance with the terms of this Agreement, the term of the Loan is so extended, from and after such extension of the term of the Loan, the "MATURITY DATE" shall mean January 3, 2008, or such earlier date on which the final payment of principal of the Building Loan Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Building Loan Note and as provided for herein or the other Building Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MAXIMUM LOAN COMMITMENT AMOUNT" shall mean the maximum aggregate principal amount of the Loan, which shall be $490,000,000.

                  "MAXIMUM TERRORISM INSURANCE PREMIUM" shall have the meaning as set forth in Section 5.1.3(b).

                  "MEZZANINE DEBT" shall mean the Indebtedness owed by Alexander's to Mezzanine Lender pursuant to the Mezzanine Loan Documents and the Indebtedness owed by Borrower pursuant to the Reimbursement Documents referred to in the Intercreditor and Subordination Agreement.

                  "MEZZANINE LENDER" shall mean Vornado, Vornado Lending L.L.C. or any other, direct or indirect, wholly-owned subsidiary of Vornado.

                  "MEZZANINE LOAN" shall mean the "Mezzanine Loan" under (and as defined in) the Intercreditor and Subordination Agreement.

                  "MEZZANINE LOAN COLLATERAL" shall mean a pledge of the equity interests of Alexander's in Residential Holding and Commercial Holding.

                  "MEZZANINE LOAN DOCUMENTS" shall have the meaning as set forth in the Intercreditor and Subordination Agreement.

                  "MINIMUM COUNTERPARTY RATING" shall mean a credit rating from S&P and Fitch of at least "A" and from Moody's of at least "A2".

                  "MINIMUM DSCR" shall have the meaning as set forth in Section 4.1.11.

                  "MINIMUM RELEASE PRICE" shall mean as to any Residential Unit, the minimum amount required to be paid to Agent (for the ratable benefit of Lenders) for the release of such Residential Unit, which shall be equal to the amount that when added to all previous Required Release Prices for all previously released Residential Units equals $800 per square foot (based on the aggregate square footage in such Residential Unit and all previously released Residential Units).

                  "MORTGAGE" shall mean, collectively, the Supplemental Loan Mortgage, the Building Loan Mortgage and the Project Loan Mortgage.

                  "NCF FUNDS" shall have the meaning as set forth in Section 4.1.11.

                  "NET CASH FLOW" shall mean, for any applicable period, the amount by which all cash receipts of Borrower during such period from the ownership or operation of the Property or otherwise arising in respect of the Property exceed the sum of (i) all Operating Expenses actually incurred and paid by Borrower during such period plus (ii) with respect to any Operating Expenses which have accrued during such period but are not yet due and payable, an amount reasonably necessary to establish a reserve therefor as reasonably approved by Agent. Net Cash Flow shall be calculated using Agent's standard method of calculation of the same and shall be final absent manifest error.

                  "NET EFFECTIVE ANNUAL RENT" shall mean, with respect any Lease for office or retail purposes, the amount of the net effective annual rent payable under such Lease determined as follows: (i) the amount of net annual rent payable under such Lease during the twelve (12) month period beginning on the rent commencement date under such Lease (it being understood that if the annual rent under such Lease is stated on a gross basis (so that such annual rent includes the real estate taxes or operating expenses that are allocable to the space demised by such Lease), then the real estate taxes and operating expenses that are allocable to such space shall be deducted from the gross rental payable under such Lease for purposes of determining the net annual rent for purposes of this clause (i)), less (ii) the quotient of (A) the aggregate amounts of (1) all rent abatements given under such Lease, (2) the costs of all tenant improvements to be made by landlord or tenant improvement allowances to be paid by landlord under such Lease, (3) leasing commissions payable by landlord in respect of such Lease during the initial term thereof and (4) other tenant allowances, including without limitation, any lease take-over obligations assumed by landlord in respect of such Lease, and (B) the number of years in the initial term of such Lease or, if the Tenant has a right to terminate such Lease (without payment of a termination fee equal to not less than the (unamortized) amounts set forth in clauses (1), (2), (3) or (4) above for the remainder of the initial term) prior to the end of such term for any reason not attributable to a default in the performance of landlord's obligations thereunder or to the occurrence of a Casualty or Condemnation, including, without limitation, the right to terminate such Lease if Tenant does not achieve a threshold of sales, then the number of years in the initial term of the Lease prior to the earliest date on which Tenant could have the option to exercise such termination rights.

                  "NET EFFECTIVE ANNUAL RENTAL RATE" shall mean, with respect to any Lease for office or retail purposes, the annual rental rate equal to the quotient of (a) the Net Effective Annual Rent for such Lease and (b) the net rentable square feet of the premises demised under such Lease.

                  "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property or any portion thereof (other than payable to a Tenant for loss of its betterments and improvements pursuant to such Tenant's insurance coverage unless pursuant to the applicable Lease, the landlord thereunder is entitled to receive the same), after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, together with any interest earned thereon while the same is being held by Agent in accordance with the terms hereof, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award, together with any interest earned thereon while the same is being held by Agent in accordance with the terms hereof.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning as set forth in Section 5.3.2(f).

                  "NET SALES PROCEEDS" shall mean as to any Residential Unit, the Gross Sales Proceeds of such Unit minus customary and reasonable closing costs and expenses, including without limitation, transfer taxes, broker fees, marketing agent fees and legal fees, actually incurred by Borrower and reasonably approved by Agent in connection with the sale of such Residential Unit.

                  "NOTE" shall mean, collectively, the Building Loan Note, the Supplemental Loan Note and the Project Loan Note.

                  "NOTICE" shall have the meaning as set forth in Section 10.6.

                  "OFFERING PLAN" shall have the meaning as set forth in Section 4.1.37.

                  "OFFICE UNIT" or "OFFICE UNITS" shall mean any Unit or Units designated for office use in the Offering Plan.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Agent by Borrower which is signed by an authorized senior officer of Borrower's managing member (without personal recourse to such officer).

                  "OFF-SITE DEVELOPER" shall mean the owner of the Off-Site Property.

                  "OFF-SITE PROPERTY" shall mean 175 Lexington Avenue [Block 886, Lot(s) p/o 62, County of New York], New York, New York.

                  "OPERATING EXPENSES" shall mean all costs and expenses relating to the operation, maintenance and management of the Property prior to any Condominium Conversion or the sum of all costs and expenses relating to the operation, maintenance and management of the Commercial Component and the aggregate amount of all common charges payable by Borrower in respect of any Residential Units after any Condominium Conversion. Such costs and expenses shall include, without limitation, utilities, repairs and maintenance, Insurance Premiums, Taxes and Other Charges, advertising expenses, professional fees, payroll and related taxes, equipment lease payments, a management fee equal to two percent (2%) of gross annual rents and customary and reasonable reserves for tenant improvements, leasing commissions and other anticipated leasing costs, but excluding actual Capital Expenditures, depreciation, amortization and other similar non-cash items; provided, however, such costs and expenses shall be subject to reasonable adjustment by Agent to normalize such costs and expenses.

                  "ORGANIZATIONAL DOCUMENTS" as to any Person shall mean the following: (i) if such Person is a limited partnership: (A) Certificate of Limited Partnership of such Person, (B) Agreement of Limited Partnership of such Person, (C) consent of the partners of such Person to the transactions contemplated herein and by the other Loan Documents, (D) certificate of good standing of such Person in the state in which such Person is organized, (E) incumbency certificate of such Person, (F) Certificate of Formation of the General Partner of such Person, (G) Operating Agreement of such General Partner,
(H) consent of the members of such General Partner to the transactions contemplated herein and by the other Loan Documents, (I) certificate of good standing of such General Partner in the state in which such General Partner is organized, (J) Certificate of Incorporation of the manager or managing member, as applicable, of such General Partner ("MGR"), (K) By-Laws of Mgr, (L) Resolutions of the directors of Mgr authorizing the transactions contemplated herein and by the other Loan Documents, and (M) certificate of good standing of Mgr in the state in which Mgr is organized; (ii) if such Person is a limited liability company: (A) Certificate of Formation of such Person, (B) Operating Agreement of such Person, (C) consent of the members of such Person to the transactions contemplated herein and by the other Loan Documents, (D) certificate of good standing of such Person in the state in which such Person is organized, (E) Certificate of Incorporation or Certificate of Formation, as applicable, of the manager(s) or managing member(s), as applicable, of such Person (each a "MGR"), (1) if Mgr is a corporation: (I) By-Laws of Mgr, (II) Resolutions of the directors of Mgr authorizing the transactions contemplated herein and by the other Loan Documents, and (III) a certificate of good standing of Mgr in the state in which Mgr is organized; (2) if Mgr is a limited liability company: (I) Operating Agreement of Mgr, (II) consent of the members of Mgr to the transactions contemplated herein and by the other Loan Documents, (III) certificate of good standing of Mgr in the state in which Mgr is organized, (IV) Certificate of Incorporation of the manager or managing member of Mgr, By-Laws of such corporate manager or managing member of Mgr, Resolutions of the directors of such corporate manager or managing member of Mgr authorizing the transactions contemplated herein and by the other Loan Documents, and (V) certificate of good standing (both as to subsistence and tax status) of such corporate manager or managing member, as applicable, in the state in which it is organized; and (3) if Mgr is a limited partnership: (I) Agreement of Limited Partnership of such Person, (II) consent of the partners of such Person to the transactions contemplated herein and by the other Loan Documents, (III) certificate of good standing of such Person in the state in which such Person is organized, (IV) incumbency certificate of such General Partner, (V) with respect to the General Partner of such Mgr, Certificate of Incorporation or Certificate of Formation or

Certificate of Limited Partnership, as applicable, of the General Partner of such Person and the other organizational documents, consents and certificates as are set forth herein with respect to Mgr depending upon whether such General Partner of Mgr is a corporation, limited liability company or limited partnership, including without limitation, a certificate of good standing of such General Partner of such Mgr in the state in which such General Partner is organized; (iii) if such Person is a general partnership: (A) the Partnership Agreement of such Person, (B) the Partnership or Doing Business Certificate of such Person, and (C) consent of the partners of such Person to the transactions contemplated herein and by the other Loan Documents; and (iv) if such Person is a corporation: (A) certificate of good standing (both as to subsistence and tax status) for such Person in the state in which such Person is organized, (B) Certificate or Articles of Incorporation of such Person, (C) By-Laws of such Person and (D) Resolutions of the directors of such Person authorizing the transactions contemplated herein and by the other Loan Documents.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

                  "OTHER DEBT" shall mean, collectively, the "Debt" as defined in each of the Supplemental Loan Agreement and the Project Loan Agreement.

                  "OTHER DESIGN PROFESSIONALS" shall mean all architects (including, without limitation, Borrower's Architect) and engineers engaged by Borrower and/or Borrower's agent to work on the Improvements.

                  "PAYMENT AND PERFORMANCE BONDS" shall mean dual-obligee payment and performance bonds relating to the Construction Manager and each Major Trade Contractor, issued by a surety company or companies and in form and content reasonably acceptable to Agent, in each case in an amount not less than the full contract price; together with a dual obligee and modification rider in the form attached hereto as SCHEDULE XX.

                  "PAYMENT DATE" shall mean the date on which, pursuant to Sections 2.2.1 and 2.4.1, Borrower is obligated to make an interest payment hereunder.

                  "PERMITTED ENCUMBRANCES" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents or otherwise permitted by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) the ZLDA, and (v) such other title and survey exceptions as Agent has approved or may approve in writing in Agent's sole discretion.

                  "PERMITTED INVESTMENTS" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Agent or any Lender or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment (or such other date that the applicable funds are reasonably expected by Agent to be divested) and meeting one of the appropriate standards set forth below:

                  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

                  (ii) Federal Housing Administration debentures;

                  (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

                  (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates); provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                  (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;


                  (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                  (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

                  (viii) units of taxable money market funds or mutual funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates) for money market funds or mutual funds; and

                  (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Agent and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the certificates by such Rating Agency;

                  provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  "PERMITTED TRANSFERS" shall have the meaning as set forth in
Section 8.3.

                  "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PERSONAL PROPERTY" shall mean materials, furnishings, fixtures, machinery, equipment and all items of tangible and intangible personal property, in each case, now or hereafter owned by Borrower, wherever located, and either (i) to be incorporated into the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation of the Property.

                  "PLANS AND SPECIFICATIONS" shall mean the plans and specifications for the construction of the Improvements prepared by Borrower's Architect and other Design Professionals, and more particularly identified in EXHIBIT B, as the same may be amended and supplemented from time to time in accordance with the terms of this Agreement.

                  "POLICIES" shall have the meaning as set forth in Section 5.1.1(b).

                  "PREFABRICATED MATERIALS" shall have the meaning as set forth in Section 2.1.9(d).

                  "PREFABRICATION DEPOSITS" shall have the meaning as set forth in Section 2.1.9(d).

                  "PRELIMINARY PROJECT REPORT" shall have the meaning as set forth in Section 2.1.6.

                  "PRIME RATE" shall mean, as determined on a daily basis, the rate of interest publicly announced by HVB in New York from time to time as its prime commercial lending rate. The prime rate is not intended to be the lowest rate of interest charged by HVB in connection with extensions of credit to debtors.

                  "PRO FORMA NOI" means, with respect to any ensuing twelve (12) month period commencing on the date of determination, (a) the sum of (i) base rents actually payable during such twelve (12) month period under Leases that have been executed and that, in accordance with Section 4.1.9, have either been approved by Agent or do not require such approval, and under which Leases no monetary or other default has occurred and is then continuing beyond the expiration of any applicable notice and grace period, provided, however, that for the purposes of determining Pro Forma NOI under Section 2.1.5 as a condition to the applicable Extension Period only, if by reason of free rent periods which have not yet expired base rent is only payable during a portion of such twelve
(12) month period, the base rent actually payable during such ensuing twelve
(12) month period shall be annualized, (ii) other reimbursements for Property expenses pursuant to such Leases, and (iii) other contractual, recurring operating income of Borrower from the Property, minus with respect to such ensuing twelve (12) month period, (b) Operating Expenses which have been projected by Borrower for such period and subject to approval by Agent in its reasonable discretion. Pro Forma NOI shall be calculated by Borrower and subject to verification by Agent, and, as verified, shall be final absent manifest error.

                  "PROJECT COST BUDGET" shall have the meaning as set forth in
Section 2.1.6.

                  "PROJECT LOAN" shall mean the loan being made by Lenders to Borrower with respect to the Property that is the subject of the Project Loan Agreement.

                  "PROJECT LOAN AGREEMENT" shall mean that certain Project Loan Agreement dated as of even date herewith among Agent, Lenders and Borrower.

                  "PROJECT LOAN ASSIGNMENT OF LEASES" shall have the meaning as set forth in the Project Loan Agreement.

                  "PROJECT LOAN COSTS" shall have the meaning as set forth in the Project Loan Agreement.

                  "PROJECT LOAN DOCUMENTS" shall have the meaning as set forth in the Project Loan Agreement.

                  "PROJECT LOAN MORTGAGE" shall have the meaning as set forth in the Project Loan Agreement.

                  "PROJECT LOAN NOTE" shall have the meaning as set forth in the Project Loan Agreement.

                  "PROPERTY" shall mean the Land, the Improvements now or hereafter erected thereon and all personal property owned by Borrower and encumbered by the Building Loan Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Building Loan Mortgage, and shall exclude any Residential Unit (and the appurtenant common elements) from and after the release of such Residential Unit from the liens of the Building Loan Mortgage, the Supplemental Loan Mortgage and the Project Loan Mortgage.

                  "PUNCH LIST ITEMS" shall mean, collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation, which do not hinder or impede the use, operation, or maintenance of the Property or the ability to obtain a Zero Occupancy Certificate of Occupancy with respect to the Commercial Component (other than the retail space therein) or temporary certificates of occupancy for at least fifty percent (50%) of the Residential Units at the Property and the existence of which do not result in Borrower being in default in respect of Borrower's obligations to Bloomberg under the Bloomberg Lease, or in Bloomberg having the right to terminate the Bloomberg Lease.

                  "QUALIFYING CONTRACT" shall mean a contract for the sale of any Residential Unit that satisfies the requirements of Section 4.1.37(g)(iii).

                  "RATABLE SHARE" or "RATABLY" shall mean, with respect to any Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Lender on the date of this Agreement is set forth on SCHEDULE I.

                  "RATE REQUEST" shall mean Borrower's irrevocable telephonic notice (to be promptly confirmed in writing), to be received by Agent by 11:00 a.m. New York time three (3) Business Days prior to the date specified in the Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of: (a) its intention to have (i) all or any portion of the principal amount under the Note which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice), and/or (ii) all or any portion of any advance of proceeds of the Loan evidenced by the Note, which is to be made on the Business Day specified in the notice, bear interest as either a Base Rate Loan or a LIBOR Loan; and (b) the Interest Period desired by Borrower in respect of the amount specified whenever such notice is for LIBOR Loans.

                  "RATING AGENCIES" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., and Fitch, Inc., and any other nationally recognized statistical rating agency which has been designated by Agent.

                  "REA" shall have the meaning as set forth in Section 4.1.43.

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "REGULATORY CHANGE" shall mean any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) applying to a class of banks including any Lenders or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Lenders of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or government or monetary authority charged with the interpretation or administration thereof.

                  "RENTS" shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits that are not the property of Tenants but including Borrower's rights in such property (if any) (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees under Leases.

                  "REQUIRED EQUITY" shall mean $195,000,000.

                  "REQUIRED FINANCIAL ITEM" shall have the meaning as set forth in Section 4.1.6(k).

                  "REQUIRED LEASES" shall mean the Bloomberg Lease and the H&M Lease (to the extent that the H&M Lease then remains in effect).

                  "REQUIRED RELEASE PRICE" has the meaning as set forth in
Section 4.1.37(i)(A)(8).

                  "REQUIRED TENANTS" shall mean, as to the related Required Leases, Bloomberg and H&M.

                  "REQUISITION AUTHORIZATION STATEMENT" shall mean the Requisition Authorization Statement dated the date hereof, which shall be in the form attached hereto as SCHEDULE XVIII and shall be executed and delivered by Borrower to Agent contemporaneously herewith.

                  "RESERVE REQUIREMENTS" shall mean, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, if any, (including without limitation supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D) required to be maintained by the applicable Lender or its Participants, if any. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by any Lender or any Lender's respective Participants, if any, by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

                  "RESIDENTIAL COMPONENT" shall mean the portion of the Property generally designated for residential use and that is owned by Residential Owner.

                  "RESIDENTIAL HOLDING" shall mean 731 Residential Holding LLC, a Delaware limited liability company.

                  "RESIDENTIAL OWNER" shall mean 731 Residential LLC, a Delaware limited liability company, together with its permitted successors and assigns.

                  "RESIDENTIAL UNIT" or "RESIDENTIAL UNITS" shall mean any Unit or Units designated for residential use in the Offering Plan or, prior to the conversion of the Property to condominium form of ownership in accordance with the terms of Section 4.1.37, any residential apartment unit in the Residential Component.

                  "RESTORATION" shall have the meaning as set forth in Section 5.2.1.

                  "RESTORATION THRESHOLD" shall mean Seven Million Five Hundred Thousand and No/100 ($7,500,000.00) Dollars.

                  "RETAIL UNIT" or "RETAIL UNITS" shall mean any Unit or Units designated for retail use in the Offering Plan.

                  "RETAINAGE" shall mean, for each construction contract and construction subcontract, the greater of (a) ten percent (10%) of all costs incurred by Borrower for work performed by the contractor or subcontractor under the contract or subcontract until such time as the labor or materials provided under such contract or subcontract is fifty percent (50%) complete as certified by the Construction Consultant at which time no further Retainage under such contract or subcontract shall be required and (b) the actual retainage required under such contract or subcontract.

                  "SECOND EXTENDED MATURITY DATE" shall mean January 3, 2008.

                  "SECOND EXTENSION NOTICE" shall have the meaning as set forth in Section 2.1.5.

                  "SECOND EXTENSION PERIOD" shall mean a period of twelve (12) consecutive months following the First Extended Maturity Date.

                  "SERIES MORTGAGE" shall have the meaning as set forth in
Section 2.9.2(o).

                  "731 LP" shall mean Seven Thirty One Limited Partnership, a New York limited partnership.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning as set forth in Section 9.2.1(c).

                  "SHORTFALL" shall have the meaning as set forth in Section 2.1.11.

                  "SOFT COSTS" shall mean those Building Loan Costs which are not Hard Costs, including, but not limited to, architect's, engineer's and construction manager's fees, interest on the Building Loan, recording taxes and title charges in respect of the Building Loan Mortgage, and Other Charges, Insurance Premiums and such other non-construction costs as are part of the "cost of improvement" as defined under the Lien Law.

                  "SPC PARTY" shall have the meaning as set forth in Section 3.1.24.

                  "SPECIAL CAPPED LOAN AMOUNT" shall have the meaning as set forth in Section 5.1.3.

                  "SPECIAL LOAN FEE" shall mean any annual fee that may be payable by Borrower to Agent under Section 5.1.3(b)(i) or (ii).

                  "SPREADSHEET" shall have the meaning as set forth in Section 2.9.1(e)(xiii).

                  "STATE" shall mean the State or Commonwealth in which the Property or any part thereof is located.

                  "STORED MATERIALS" shall have the meaning as set forth in
Section 2.1.9.

                  "SUBORDINATION OF PROPERTY MANAGEMENT AND DEVELOPMENT AGREEMENT AND FEES" shall mean that certain Subordination of Property Management and Development Agreement and Fees dated as of the date hereof made by Manager in favor of Agent.

                  "SUBWAY AGREEMENT" shall mean, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, that certain Agreement, dated as of May 17, 2000, between Seven Thirty One Limited Partnership and New York City Transit Authority.

                  "SUPPLEMENTAL LOAN" shall mean the loan being made by Lenders to Borrower with respect to the Property that is the subject of the Supplemental Loan Agreement.

                  "SUPPLEMENTAL LOAN AGREEMENT" shall mean that certain Supplemental Loan Agreement dated as of even date herewith among Agent, Lenders and Borrower.

                  "SUPPLEMENTAL LOAN ASSIGNMENT OF LEASES" shall have the meaning as set forth in the Supplemental Loan Agreement.

                  "SUPPLEMENTAL LOAN DOCUMENTS" shall have the meaning as set forth in the Supplemental Loan Agreement.

                  "SUPPLEMENTAL LOAN MORTGAGE" shall have the meaning as set forth in the Supplemental Loan Agreement.

                  "SUPPLEMENTAL LOAN NOTE" shall have the meaning as set forth in the Supplemental Loan Agreement.

                  "SURVEY" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Agent and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Agent.

                  "TAXES" shall mean all real estate and personal property taxes (including, without limitation, business improvement district charges), assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

                  "TENANT" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

                  "TERRORISM COVERAGE" shall mean have the meaning as set forth in Section 5.1.3(b).

                  "TITLE COMPANY" shall mean, collectively, the title insurance companies listed on SCHEDULE XXX, which are insuring the Liens of the Mortgage.

                  "TITLE INSURANCE POLICY" shall mean the ALTA mortgagee title insurance policies issued by Commonwealth Land Title Insurance Company and pursuant to "Me-Too" Endorsements the other Title Companies in the form (acceptable to Agent) issued with respect to the Property and insuring the Lien of the Building Loan Mortgage.

                  "TOTAL DEBT" shall mean, collectively, the Debt and Other
Debt.

                  "TOTAL DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled payments of principal and interest under the Building Loan Note, the Supplemental Loan Note and the Project Loan Note, provided that for the purposes of calculating Debt Service Coverage Ratio, Total Debt Service shall mean (i) the principal payments which would have been required to be made for the period in question, if any, and (ii) interest which would have been required to be paid for the period in question on the sum of (i) the then outstanding principal balance of the Loan on the first day of the period in question, and (ii) the portion of the Loan that Lenders remain obligated to fund (assuming that Borrower satisfies the conditions precedent thereto) as of the first day of the period in question, assuming an annual interest rate equal to the greater of (A) ten (10%) percent, and (B) an annual constant payment percentage based upon the then prevailing Treasury Rate plus 200 basis points and a 25-year mortgage-style amortization schedule (assuming monthly payments).

                  "TRADE CONTRACT" shall mean any agreement (other than the Architect's Agreement and the Construction Management Agreement) entered into by Borrower or by the Construction Manager as Borrower's agent, in which the Trade Contractor thereunder agrees to provide labor and/or materials in connection with the construction of the Improvements.

                  "TRADE CONTRACTOR" shall mean the contractor or vendor under any Trade Contract.

                  "TRANSFER" shall have the meaning as set forth in the Building Loan Mortgage.

                  "TREASURY RATE" shall mean, as of the time in question, the yield, calculated by linear interpolation rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of noncallable United States Treasury obligations with terms of ten (10) years from such date of determination, as determined by Agent on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Agent.

                  "TRIGGER EVENT" shall have the meaning as set forth in Section 4.1.11.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State from time to time.

                  "U.S. OBLIGATIONS" shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

                  "UNIT" or "UNITS" shall mean each individual condominium unit (including any residential, commercial or retail unit and any appurtenant interest in the common elements) in the Land and the Improvements created by the submission of the Property to the provisions of the Condominium Act in accordance with the Condominium Documents.

                  "UP-FRONT FEE" shall mean that portion of the "Up-Front Fee" under (and as defined in) the Loan Fee Letter allocable to the Building Loan.

                  "VORNADO" shall mean Vornado Realty L.P., a Delaware limited partnership, together with its successors and assigns.

                  "VORNADO REIMBURSEMENT AGREEMENT" shall have the meaning as set forth in Section 3.1.24.

                  "ZLDA" shall mean, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, that certain Zoning Lot Development Agreement, dated as of the date hereof, between Commercial Owner and Residential Owner.

                  "ZERO OCCUPANCY CERTIFICATE OF OCCUPANCY" shall mean a temporary certificate of occupancy (which may be referred to as a "Base Building Certificate of Occupancy"), issued by the Department of Buildings of The City of New York for the core of the Commercial Component (excluding the retail space), which does not authorize any Person to use or occupy the Premises.

                  SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. THE LOAN

                  SECTION 2.1 THE LOAN AND ADVANCES.

                  2.1.1 AGREEMENT TO LEND AND BORROW. (a) Subject to and upon the terms and conditions set forth herein, Lenders severally and not jointly agree to make Advances of the Building Loan to Borrower from time to time, in accordance with the provisions hereof, during the period from the date hereof to the Maturity Date, and Borrower shall accept the Advances of the Building Loan from Lenders, in an aggregate principal amount of up to TWO HUNDRED MILLION DOLLARS ($200,000,000).

                  (b) No Lender is obligated to fund amounts in excess of its Ratable Share of the Building Loan Amount as set forth on SCHEDULE I, but if the Building Loan Amount is increased or Agent makes funds available in excess of the total Building Loan Amount, each Lender shall have the right to elect at its own discretion whether to provide funds to Agent to fund amounts in excess of the Building Loan Amount. If and to the extent any Lender shall fund amounts in excess of the Building Loan Amount for any purpose, such Lender's Ratable Share of the Building Loan shall be adjusted from time to time based on the total amounts advanced by all of Lenders from time to time in respect of the Building Loan.

                  2.1.2 NO REBORROWINGS. Any amount borrowed and repaid hereunder in respect of the Building Loan may not be reborrowed.

                  2.1.3 THE NOTE. The Building Loan shall be evidenced by one or more consolidated, amended and restated building loan notes, made by Borrower to each Lender in the respective principal amounts of the related Lender's Ratable Share of the Building Loan, and all of which notes shall collectively be in the aggregate principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000) (collectively, as the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, the "BUILDING LOAN NOTE") and shall be repaid in accordance with the terms of this Agreement and the Building Loan Note.

                  2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Building Loan to pay or reimburse itself for Building Loan Costs actually incurred in connection with the construction of the Improvement if and to the extent that such Building Loan Costs are reflected in the Building Loan Budget, subject to reallocation pursuant to Sections 2.1.7 and 4.2.13 (or other reallocations approved by Agent in its sole discretion).

                  2.1.5 LOAN TERM AND EXTENSION OPTIONS. (a) The term of the Building Loan shall commence on the Closing Date and shall end on January 3, 2006, unless extended as hereinafter provided.

                  (b) Borrower shall have an option to extend the term of the Building Loan, the Supplemental Loan and the Project Loan until the First Extended Maturity Date, subject to satisfaction of the following conditions: (i) Borrower shall have given Agent written notice (the "FIRST EXTENSION NOTICE") of such extension no later than thirty (30) days (and no earlier than one hundred twenty (120) days) prior to the Maturity Date; (ii) Borrower shall have paid or caused to be paid to Agent the non-refundable Extension Fee in connection with such extension;

(iii) no material Default and no Event of Default shall have occurred and be continuing at the time of the delivery of the First Extension Notice and no Event of Default exists on the Initial Maturity Date; (iv) Agent shall have received a date down endorsement to its Title Insurance Policy indicating no change in the condition of title to the Property from that existing on the Closing Date (other than Permitted Exceptions) provided that such date down endorsement shall only be required if it is at no additional cost to Borrower than the cost of those obtained in connection with Advances, and, otherwise a title search indicating no change in the condition of title to the Property from that existing on the Closing Date (other than Permitted Encumbrances) shall be furnished to Agent; (v) Borrower shall have paid all out-of-pocket costs and expenses actually incurred by Agent in connection with such extension, including title search fees (if any) and reasonable legal fees and costs; (vi) Completion of the Base Building Work shall have occurred; (vii) the Bloomberg Lease and such additional Leases (which may, but need not, include the H&M Lease) for commercial space at the Property as shall be necessary to support a minimum ratio of (i) Proforma NOI to (ii) the sum of (i) the outstanding principal balance of the Loan as of the first day of the First Extension Period, and (ii) the portion of the Loan that Lenders remain obligated to fund (assuming that Borrower satisfies the conditions precedent thereto), equal to 13% shall have commenced and delivery of possession of the premises demised thereunder to the respective Tenants thereunder shall have occurred; (viii) Agent shall have received an estoppel certificate from Bloomberg and from each of the Tenants under such additional Leases indicating that (A) the respective Leases have commenced, (B) possession has been delivered to the respective Tenants thereunder, (C) all work required to be performed by Borrower prior to such date under the respective Leases has been performed and accepted by the respective Tenants, (D) any rebates of rent or other payments, credits, allowances or abatements required to be given by Borrower to such Tenant as of the date thereof has already been received by such Tenant, and (E) such Leases are in full force and effect and no default (after the expiration of any applicable notice and grace period) exists thereunder, and such estoppel certificate shall be satisfactory to Agent in its reasonable discretion; (ix) Agent shall have received Qualifying Contracts or Required Release Prices (with not more than 10% of such Qualifying Contracts or Required Release Prices, as applicable, being contracts with (or Required Release Prices under contracts with) Vornado or any other Affiliate of Borrower) which in the aggregate total $90,000,000 or, alternatively, if Borrower elects, subject to Agent's approval (in its reasonable discretion), to rent the Residential Units or space in the Residential Component at the Property, Borrower shall have achieved a minimum weighted average effective rental rate of $50.00 psf pursuant to Leases covering 90% of the Residential Units for which Borrower is required to have obtained temporary certificates of occupancy on the Initial Maturity Date.

                  (c) In addition, provided that Borrower shall have previously exercised its option to extend the term of the Loan for the First Extension Period, Borrower shall have a further option to extend the term of the Loan as previously extended, until the Second Extended Maturity Date, subject to satisfaction of the following conditions: (i) Borrower shall have given Agent written notice (the "SECOND EXTENSION NOTICE") of such extension by no later than thirty (30) days (and no earlier than one hundred twenty (120) days) prior to the Maturity Date; (ii) Borrower shall have paid or caused to be paid to Administrative Agent the non-refundable Extension Fee in connection with such extension; (iii) each of the conditions set forth in clauses (iii) through
(viii) of Section 2.1.5(b) above shall have been satisfied in connection with the second extension; and (iv) Agent shall have received Qualifying Contracts or Required Release

Prices which in the aggregate total $135,600,000 (of which not less than $90,000,000 must be represented by Required Release Prices actually received by Agent) (with not more than 10% of such Qualifying Contracts or Required Release Prices, as applicable, being contracts with (or Required Release Prices under contracts with) Vornado or any other Affiliate of Borrower) or, alternatively, if Borrower elects (subject to Agent's approval, in its reasonable discretion) to rent the Residential Units or space in the Residential Component at the Property, Borrower shall have achieved a minimum weighted average effective rental rate of $50.00 psf pursuant to Leases covering 90% of the Residential Units for which Borrower is required to have obtained temporary certificates of occupancy on the First Extended Maturity Date.

                  2.1.6 PRELIMINARY PROJECT REPORT AND BUDGET. A budget, which details the direct and indirect costs estimated to be incurred by Borrower until the Property achieves stabilized occupancy (the "PROJECT COST BUDGET"), shall be prepared by Borrower and delivered to Agent and to the Construction Consultant. Agent shall require that the Construction Consultant prepare a report for Agent which documents the Construction Consultant's review conclusions (the "PRELIMINARY PROJECT REPORT") after reviewing the Project Cost Budget, Plans and Specifications, Construction Management Agreement, Trade Contracts, Construction Schedule, Disbursement Schedule, tests and all other reports required by the Construction Consultant. After reviewing the Preliminary Project Report, Agent shall approve a detailed budget for the Loan (the "LOAN BUDGET"), which approval shall not be unreasonably withheld or delayed. Each category of direct and indirect cost (the "LINE ITEMS" or "BUDGET LINE") shall be delineated in the Loan Budget. Those Line Items that are Costs of the Improvement shall be reflected in a separate column as the Building Loan Budget. Agent and Borrower acknowledge that the guaranteed maximum price that Borrower obtains from the Construction Manager shall constitute a single Line Item on the Loan Budget.

                  2.1.7 BUDGET REALLOCATIONS. (a) Subject to the prior approval of Agent, which shall not be unreasonably withheld, Borrower may revise the Loan Budget from time to time to move amounts available under the Hard Costs Budget Line denominated "Contingency" to other Hard Costs Budget Lines, and/or to move amounts available under the Soft Costs Budget Line denominated "Contingency" to other Soft Costs Budget Lines and/or to move amounts available under the Soft Costs Budget Line denominated "Contingency" to Hard Costs Budget Lines. Notwithstanding anything to the contrary contained herein, provided no Event of Default shall have occurred and be continuing, Borrower shall have the right to reallocate, without the prior approval of Agent, up to $7,500,000 of the total amounts available under the Soft Costs Budget Line denominated "Contingency" to other Soft Costs Budget Lines.

                  (b) If there is a savings in a particular Budget Line, and if such savings is substantiated by evidence reasonably satisfactory to Agent, Borrower shall have the right, upon prior approval of Agent, which approval shall not be unreasonably withheld or delayed, to reallocate such savings to another Budget Line with respect to which additional costs have been or may be incurred; provided, however, that, Borrower shall in no event or under any circumstances have the right (i) to reallocate any portion of the Interest and Fees Budget Line(s) without the prior approval of Agent in its sole and absolute discretion, (ii) to reallocate any savings in a Hard Costs Budget Line to other than another Hard Costs Budget Line, without in each instance obtaining the prior approval of Agent, which approval may be withheld in the sole and absolute discretion of Agent, (iii) to reallocate any savings in a Soft Costs Budget Line to

Budget Line Items on the Project Loan Budget (as defined in the Project Loan Agreement) or (iv) to cause a reallocation to occur that in the reasonable opinion of Agent, its counsel or the Title Company contravenes the Lien Law, or that in the reasonable opinion of Agent, its counsel or the Title Company will adversely affect or impair in any manner whatsoever the lien or the priority of lien of the Mortgage.

                  (c) If Borrower becomes aware of any change in Building Loan Costs which will increase a Line Item of Building Loan Costs reflected on the Loan Budget, Borrower shall immediately notify Agent in writing and promptly submit to Agent for its approval a revised Project Costs Budget. Any reallocation of any Line Item in the Loan Budget in connection with cost overruns shall be subject to Agent's approval in Agent's sole discretion except as set forth in Section 2.1.7(a) and (b) above and Section 4.2.13. Lenders shall have no obligation to make any further Advances for the Building Loan Costs that constitute the applicable Line Item unless and until the revised Project Cost Budget and Loan Budget so submitted by Borrower is approved by Agent in accordance with the terms hereof, and Agent reserves the right to approve or disapprove any revised Loan Budget in its sole and absolute discretion (except with respect to reallocations in accordance with Section 2.1.7(a) and (b) above and Section 4.2.13). Nothing contained in this Section 2.1.7(c) limits Borrower's obligations under Section 2.1.11.

                  (d) Agent and the Construction Consultant shall use good faith efforts to respond within seven (7) Business Days after Agent's receipt of Borrower's written request for approval of any revised Project Cost Budget together with such proposed revised Project Costs Budget. If Agent fails to respond to such request within seven (7) Business Days and Borrower sends a second request (specially marked in accordance with Section 10.6) and Agent fails to respond to such second request before the expiration of three (3) Business Days after Agent's receipt of such second request, then such proposed revised Project Costs Budget shall be deemed to have been consented to or approved on the terms proposed.

                  2.1.8 ADVANCES. The Building Loan Budget reflects, by category and line item, the purposes and the amounts for which funds to be advanced by Lenders under this Agreement are to be used. Lenders shall not be required to disburse for any category or line item more than the amount specified therefor in the Building Loan Budget, subject to Sections 2.1.7 and 4.2.13 (or other reallocations approved by Agent in its sole discretion). No Lender is obligated to fund amounts in excess of its Ratable Share of the Building Loan Amount, but if the Building Loan Amount is increased or Agent makes funds available in excess of the total Building Loan Amount, each Lender shall have the right to elect at its own discretion whether to provide funds to Agent to fund amounts in excess of the Building Loan Amount. If and to the extent any Lender shall fund amounts in excess of the Building Loan Amount for any purpose, such Lender's Ratable Share of the Building Loan shall be adjusted from time to time based on the total amounts advanced by all of Lenders from time to time in respect of the Building Loan.

                  2.1.9 ADVANCES FOR STORED MATERIALS. Lenders shall not be required to disburse any funds for any materials, machinery or other Personal Property not yet incorporated into the Improvements (the "STORED MATERIALS"), unless the following conditions are satisfied:

                  (a) On-Site Stored Materials. Lenders shall make Advances of the Building Loan in accordance with this Agreement to pay for Hard Costs actually incurred by Borrower for materials not yet incorporated in the Improvements but stored on site, which materials are required in connection with the construction of the Improvements, provided that (i) such materials are in accordance with the Plans and Specifications accepted by Agent and the Construction Consultant in accordance with the terms hereof; (ii) such materials are securely stored on site, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Borrower; (iii) the bills of sale and contracts under which such materials are being provided shall be in form and substance reasonably satisfactory to Agent and Construction Consultant; (iv) such materials are insured against casualty, loss and theft in a manner reasonably satisfactory to Agent and Agent is named as a named insured and loss payee on such insurance policy with respect to said materials; (v) Borrower either owns or will, after the payment of the bills and invoices therefor (which payment in full shall occur promptly after the disbursement of the Loan for such materials), own such materials free and clear of all Liens of any nature whatsoever, which ownership shall be established contemporaneously with or promptly after such disbursement by evidence reasonably satisfactory to Agent; (vi) Borrower executes and delivers to Agent such additional security documents as Agent shall reasonably deem necessary to create and perfect a first priority lien in the Stored Materials as additional security for the payment of the Loan; (vii) the aggregate amount of such disbursements of the Building Loan proceeds for such materials shall in no event at any time exceed the actual Hard Costs incurred by Borrower for such materials as verified by Construction Consultant pursuant to the provisions of this Agreement; (viii) the conditions set forth in Section 2.1.9(e) below have been satisfied; and (ix) if required by Agent, the Architect or the Construction Consultant shall certify that it has inspected such materials and they are in good condition and suitable for use in connection with the Project.

                  (b) Off-Site Stored Materials. Lenders shall in no event or under any circumstances have any obligation to make any disbursement of the Building Loan for materials which are stored off-site unless the conditions set forth in subsections (a) and (e) of this Section 2.1.9 have been satisfied with respect to the materials stored off-site (other than the requirement of clause
(ii) contained in Section 2.1.9(a) with respect to the storage of materials on-site) and all such materials covered by any Advance hereunder are stored at a location, other than the Property, reasonably acceptable to Agent and Construction Consultant and are (i) stored in a designated and secure area, conspicuously marked to show that they are the subject of a security interest by Agent and said stored off-site materials will not be moved except in connection with their delivery to the Property or to another storage location that conform with the requirements of this subsection (b); and (ii) effectively segregated (to the extent reasonably possible) from all other materials of whatever kind located at the off-site location in question.

                  (c) Finally Assembled, Fully Fabricated Major Building Materials. (i) Lenders shall from time to time make Advances in accordance with the terms of this Agreement for the purchase of certain finally assembled, fully fabricated major building materials, which are ready for delivery to the Property but are temporarily stored at off-site locations other than the Property (collectively, "MAJOR BUILDING MATERIALS"), approved by Construction Consultant prior to the delivery to the Property or incorporation into the Improvements of such Major Building Materials; provided, however, that in the case of each such disbursement, the conditions contained in Section 2.1.9(a) above have been satisfied with respect to the Major Building Materials, other than the requirement of clause (ii) contained therein with respect to the storage of such materials on site, and Agent shall have received (A) a written statement from the manufacturer or storer of such Major Building Materials (or a provision in the purchase order therefor to such effect) that Agent, Construction Consultant and either of their agents may fully inspect such Major Building Materials at all reasonable times and (B) evidence that the conditions set forth in Section 2.1.9(e) below have been satisfied.

                  (ii) Agent shall have the right in its sole discretion, but not the obligation, to request that Borrower deliver or cause to be delivered to Agent the following documents within five (5) Business Days after the date on which any Advance for Major Building Materials is made: (A) bills of lading, warehouse receipts, delivery receipts or other documents of title with respect to the Major Building Materials for which such advance is made, which shall be in form and substance reasonably satisfactory to Agent in all respects; (B) a Certificate of Borrower in form and substance reasonably satisfactory to Agent in all respects to the effect that such Major Building Materials are either owned or will be owned by Borrower upon payment of the bills and invoices therefor (which payment in full shall occur promptly after disbursement of the Advance for such materials) outright, free and clear of all Liens, other than liens and security interest in favor of Agent for the ratable benefit of Lenders, and that Borrower has complied with all of the terms of this subsection (c). No advance for Major Building Materials shall be made unless the Major Building Materials covered thereby are stored at a location, other than the Property, acceptable to Agent and Construction Consultant, and are (y) stored in a designated and secure area, conspicuously marked to show that they are the subject of a security interest by Agent and said Major Building Materials will not be moved except in connection with their delivery to the Property or to another storage location that conforms with the requirements of this subsection (c); and (z) effectively segregated (to the extent reasonably possible) from all other materials of whatever kind located at the off-site location in question.

                  (d) Deposits. Lenders shall make Advances of the Building Loan in accordance with this Agreement to pay for deposits (collectively, "PREFABRICATION DEPOSITS") that Borrower is required to post towards materials not yet fully fabricated (i.e., not ready for installation at the Property or incorporation into the Improvements) and other materials that are required in connection with the construction and equipping of the Improvements (collectively, "PREFABRICATED MATERIALS") but for which title has not yet passed to Borrower and, accordingly, a perfected security interest cannot be given to Agent, provided that, the aggregate amount of such disbursements of the Building Loan proceeds for Prefabrication Deposits shall in no event at any time exceed $10,000,000 less the aggregate amounts previously paid by Borrower for Prefabrication Deposits as part of its Required Equity to the extent that the Prefabricated Materials for which such Prefabrication Deposits were paid by Borrower as part of its Required Equity are still Prefabricated Materials, (it being understood that once title has passed to Borrower and the conditions set forth in Section 2.1.9(a) or (b) or (c) above are satisfied, then the disbursements of the Loan therefor shall not be applied against the aforesaid amount for Prefabrication Deposits).

                  (e) Limited Amount. The aggregate amount of such disbursements of the Building Loan for such materials which are stored on-site together with any materials which are stored off-site (including, but not limited to, Major Building Materials) and together with any Prefabricated Materials for which Prefabrication Deposits for which such disbursements were made and which is outstanding at any given time shall in no event exceed $50,000,000 less the aggregate amounts previously paid by Borrower for Stored Materials (including Major Building Materials) and Prefabricated Deposits on account of Prefabricated Materials as part of its Required Equity to the extent that such Stored Materials and such Prefabricated Materials have as of the date of such disbursement not yet been incorporated into the Improvements (it being understood that once the Stored Materials and/or Major Building Materials and/or Prefabricated Materials are incorporated into the Project, the cost thereof shall not be applied to the limit described in this Section 2.1.9(e)).

                  2.1.10 AMOUNT OF ADVANCES. (a) In no event shall any Advance exceed the full amount of Building Loan Costs theretofore paid or to be paid with the proceeds of such Advance plus any Building Loan Costs incurred by Borrower through the date of the Draw Request for such Advance minus (i) with respect to any such Building Loan Costs that are Hard Costs of construction, the applicable Retainage for each contract and subcontract and (ii) the aggregate amount of any Advances previously made by Lenders. It is further understood that the Retainage described above is intended to provide a contingency fund protecting Lenders against failure of Borrower or Guarantor to fulfill any obligations under the Building Loan Documents, and that Lenders may charge amounts against such Retainage in the event Lenders are required or elect to expend funds to cure any Default or Event of Default in accordance with the terms hereof or of any of the other Loan Documents.

                  (b) The Retainage shall be advanced on a contract-by-contract basis after final completion of all construction work provided for under such contract, subject to reasonable approval thereof by the Construction Consultant and receipt by Agent of final lien waiver(s) for said contract.

                  (c) No Advance of the Building Loan by the Lenders shall be deemed to be an approval or acceptance by the Lenders of any work performed thereon or the materials furnished with respect thereto.

                  2.1.11 LOAN BALANCING. If at any time Agent notifies Borrower that, in Agent's sole but reasonable judgment, the undisbursed proceeds of the Building Loan and Supplemental Loan are insufficient to pay the remaining Hard Costs and Soft Costs and the undisbursed proceeds of the Project Loan are insufficient to pay the remaining Project Loan Costs (the amount of such deficiency being herein referred to as the "SHORTFALL") or, if at any time after a Casualty or Condemnation shall have occurred, Agent notifies Borrower that, in Agent's sole but reasonable judgment, the undisbursed proceeds of the Building Loan and Supplemental Loan together with any Net Proceeds actually received by Agent and not yet disbursed by Agent for Restoration and together with the undisbursed proceeds of the Project Loan are insufficient to pay the remaining Hard Costs and Soft Costs and (with respect to Project Loan proceeds only) Project Loan Costs to achieve Completion of the Improvements or completion of the Restoration (as the case may be), then, in any such case, Borrower shall, at its option, either (i) within ten (10) Business Days of Agent's notification as aforesaid, deposit with Agent an amount equal to such deficiency, which Agent shall from time to time apply, or allow Borrower to apply, to such costs; (ii) pay for such Hard Costs and Soft Costs and, if relevant Project Loan Costs or costs of Restoration, as incurred, in the amount of such deficiency so that the amount of the Building Loan and Supplemental Loan which remains to be disbursed shall be sufficient to pay all remaining Hard Costs and Soft Costs and the amount of the Project Loan which remains to be disbursed shall be sufficient to pay all remaining Project Loan Costs to achieve Completion of the Improvements (and, if relevant, when added to the amount of any Net Proceeds actually received by Agent and not yet disbursed by Agent for Restoration, to achieve completion of the Restoration), and Borrower shall furnish Agent with such evidence thereof as Agent shall reasonably require; or (iii) post a Letter of Credit in the amount of such deficiency. Borrower hereby agrees that Agent, for the benefit of Lenders, shall have a lien on and security interest in any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid costs as approved by Agent. Agent and Lenders shall have no obligation to make any further advances of proceeds of the Loan or to disburse any Net Proceeds to Borrower (subject to and in accordance with the terms and conditions set forth in Article V hereof and the corresponding provisions of the Supplemental Loan Agreement and the Project Loan Agreement, to the extent applicable), until the sums required to be deposited pursuant to clause (i) above have been deposited, Borrower has actually paid such Hard Costs and Soft Costs and Project Loan Costs, as the case may be, (and, if relevant, the costs of Restoration) pursuant to clause (ii) above, or until Borrower has posted a Letter of Credit pursuant to clause (iii) above, as the case may be, and, in any such case, the Loan is back "in balance." Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Agent reasonably determines that the amount thereof is more than the excess, if any, of the total remaining costs of completion of the Improvements over the undisbursed balance of the Loan, provided, however, that should an Event of Default occur and be continuing, Agent shall, at the option of the Majority Lenders, apply such amounts either to the costs of completion of the Improvements or to the immediate reduction of outstanding principal and/or interest under the Note.

                  2.1.12 QUALITY OF WORK. No Advance or any portion thereof shall be made with respect to defective work or to any contractor that has performed work that is defective and that has not been cured, as confirmed by the report of the Construction Consultant, but Lenders may disburse all or part of any Advance before the sum shall become due if Agent believes it advisable to do so, and all such Advances or parts thereof shall be deemed to have been made pursuant to this Agreement.

                  2.1.13 REQUIRED EQUITY. All Required Equity shall be contributed (i.e., expended by Borrower and invested in the Property for Building Loan Costs and Project Loan Costs or any other approved cost in connection with the construction of the Improvements) before any Advances other than the Initial Advance of the Building Loan, or any advances of the Supplemental Loan or the Project Loan shall be made. Borrower shall not be deemed to have contributed Required Equity with respect to any expenditures made by Borrower for Building Loan Costs or Project Loan Costs unless at the time that Borrower is establishing the amount of its Required Equity Borrower would have been entitled to an Advance under this Agreement or the corresponding provisions of the Supplemental Loan Agreement (and a disbursement under the Cash Collateral Agreement) and the Project Loan Agreement, as the case may be, for such expenditures (assuming for this purpose only that the requirements of this Section 2.1.13 and of Section 2.1.11 of this Agreement and the corresponding provisions, if any, in the Supplemental Loan Agreement, Cash Collateral Agreement and Project Loan Agreement are satisfied). Agent acknowledges that as of the Closing Date Borrower has contributed $87,338,207 of the Required Equity.

                  SECTION 2.2 INTEREST RATE.

                  2.2.1 INTEREST.

                  (a) Applicable Interest Rate. The outstanding principal amount of the Building Loan shall bear interest, as provided below, at the Applicable Interest Rate from time to time in effect based upon the LIBO Adjusted Rate or the Base Rate, as Borrower may select as provided below, and Borrower may convert any portion of the principal amount of the Building Loan from one type to another as provided herein; provided, that the portion of the principal amount of the Building Loan converted as aforesaid shall not be less than the minimum amount set forth in Section 2.2.2.

                  (b) Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed to the relevant Payment Date, including the first day and excluding the last day (i.e., the relevant Payment Date) and shall be payable in arrears on the first Business Day of the calendar month immediately following the Closing Date and, thereafter, monthly on the first Business Day of each calendar month during the term of the Loan. If a LIBOR Loan or a Base Rate Loan is repaid on the same day on which it is made one (1) day's interest shall be paid on such Loan as well as any amounts payable pursuant to Section 2.2.7. Any change in the Prime Rate or the Federal Funds Rate shall be effective as of the day on which such change in rate occurs. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. Notwithstanding the foregoing, interest payable at the Default Rate following an Event of Default shall be payable from time to time on demand of Agent and in any event, upon the payment or prepayment of any principal of any portion of the Loan, accrued, unpaid interest on the principal amount so paid or prepaid shall be due and payable.

                  (c) Conversion and Continuation Options.

                  (i) Base Rate Loan to LIBOR Loan. Subject to the provisions of
         Section 2.2.2, Borrower may elect pursuant to a Rate Request to convert all or any portion of the outstanding Base Rate Loan to LIBOR Loans provided that no Loan may be converted to a LIBOR Loan: (i) when any Event of Default has occurred under any of the Loan Documents and is continuing and Agent has determined that such a conversion is not appropriate; or (ii) after the date which is one month prior to the Maturity Date.

                  (ii) LIBOR Loan to Base Rate Loan. Borrower may elect pursuant to a Rate Request to convert all or any portion of the outstanding LIBOR Loans upon the expiration date of its then current Interest Period to a Base Rate Loan.

                  (iii) LIBOR Loan to LIBOR Loan. Subject to the provisions of
         Section 2.2.2, any LIBOR Loan may be continued upon the expiration date of its then current Interest Period by Borrower pursuant to a Rate Request, provided that no LIBOR Loan may be continued: (i) when any Event of Default has occurred and is continuing and Agent has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date. If Borrower fails to submit a Rate Request to Agent in accordance with the provisions of this paragraph, the outstanding LIBOR Loan shall automatically be continued as a one month LIBOR Loan unless the remaining term of the Loan is less than one month in which case the outstanding LIBOR Loan shall automatically be continued as a Bate Rate Loan.

                  2.2.2 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF INTEREST PERIODS. All borrowings, conversions and continuations of the Loan and all selections of Interest Periods, except for borrowings for interest on the Loan and/or fees and expenses of Agent and Lenders, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each LIBOR Loan shall be at least equal to $1,000,000. No more than six (6) LIBOR Loan Interest Periods and one (1) Base Rate Loan in the aggregate may be outstanding at any time under this Agreement, the Supplemental Loan Agreement and the Project Loan Agreement and the Note.

                  2.2.3 CERTAIN NOTICES. Notices by Borrower to Agent of borrowings hereunder, optional prepayments of the Building Loan, selection of the duration of Interest Periods, and conversion to or continuation of a LIBOR Loan or a Base Rate Loan shall be irrevocable and shall be effective only if received by Agent in writing or telephonically not later than 11:00 a.m. New York time (and if telephonically, also confirmed in writing by 5:00 p.m. New York time) on the number of Business Days prior to the date of the relevant occurrence specified below:


Notice                                          Prior Notice Requirements

Borrowing (including initial selection of Base        3 London Business Days
     Rate Loan/LIBOR Loan/Cost of Funds Rate          for LIBOR Loan
     Loan/Interest Period for each borrowing)

                                                      1 Business Day for Base
                                                      Rate Loan (and, with
                                                      respect to the Initial
                                                      Advance only, if a LIBOR
                                                      Loan)

Optional Prepayment                                   5 Business Days

Selection of duration of Interest Period              3 London Business Days

Conversion to LIBOR Loan or Base Rate Loan            3 London Business Days
     or continuation as LIBOR Loan


Each notice of optional prepayment shall specify the amount of the Building Loan to be prepaid, the date of prepayment (which shall be a Business Day) and such other details as Agent may reasonably request. Notwithstanding the foregoing or anything else to the contrary contained herein, Agent and Lenders shall have the right to apply any prepayment of the Loan, regardless of how specified by Borrower, in such order and priority as between the Building Loan, the

Supplemental Loan and the Project Loan as Agent shall designate in its sole discretion. The Borrower hereby acknowledges that it is Agent's and Lenders' expectation that prepayments shall be applied first in payment of the Project Loan, then in payment of the Supplemental Loan and, lastly, in payment of the Building Loan.

                  2.2.4 ADDITIONAL COSTS. (a) If interest is based on a LIBO Adjusted Rate, Borrower shall pay to Agent from time to time, within ten (10) days after demand therefor by Agent, such amounts as each Lender may reasonably determine to be sufficient to compensate such Lender for any costs that such Lender reasonably determines are attributable to its making or maintaining of any portion of the Loan as a LIBOR Loan or its obligation to make any portion of the Loan as a LIBOR Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of a LIBOR Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from and limited to the amounts necessary to compensate each Lender for any Regulatory Change (I) which affects similarly situated banks or financial institutions generally and is not applicable to such Lender primarily by reason of such Lender's particular conduct or condition and (II) which:

                  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Note (other than Excluded Taxes); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any such deposits referred to in the definition of "LIBO Rate"), or any commitment of such Lender (including, without limitation, the commitment of such Lender hereunder); or

                  (iii) imposes any other condition affecting this Agreement or the Building Loan Note (or any of such extensions of credit or liabilities referred to in subdivision (ii) above).

Notwithstanding anything to the contrary contained in this Section 2.2.4, Additional Costs may be imposed on Borrower by Agent on behalf of each Lender only if such Additional Costs are generally being imposed by such Lender on similarly situated borrowers (as reasonably determined by such Lender).

                  (b) Without limiting the effect of the provisions of clause
(a) of this Section 2.2.4 (but without duplication), in the event that, by reason of any Regulatory Change which affects similarly situated banks or financial institutions generally and is not applicable to a Lender primarily by reason of such Lender's particular conduct or condition, any Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes the portion of the Building Loan evidenced by such Lender's Note, then, if such Lender so elects by notice to Agent and Borrower, the obligation of such Lender to make or continue such portion of the Building Loan based on the

LIBO Adjusted Rate hereunder shall be suspended effective on the last day of the then current Interest Period, until such Regulatory Change ceases to be in effect and the portion of the Building Loan evidenced by such Lender's Building Loan Note shall, during such suspension, bear interest at the Base Rate plus the Base Rate Margin.

                  (c) Without limiting the effect of the foregoing provisions of this Section 2.2.4 (but without duplication), Borrower shall pay to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company of such Lender), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any Governmental Authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law) applying to a class of banks including such Lender, hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of the commitment to lend or the Ratable Share of the Building Loan of such Lender (such compensation to include, without limitation, an amount equal to the reduction of the rate of return on capital of such Lender (or any Applicable Lending Office or such bank holding company of such Lender) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company of such Lender) would have achieved but for such increase in capital due to such law, regulation, interpretation, directive or request), after taking into consideration such Lender's policies and practices and the policies and practices of such Lender's holding company with respect to capital adequacy. For purposes of this Section 2.2.4(c), "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                  (d) Each Lender shall notify Agent and Borrower of any event occurring after the date of this Agreement entitling Lender to compensation under clause (a) or (c) of this Section 2.2.4 as promptly as practicable, and shall designate a different Applicable Lending Office for the Loan if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be materially disadvantageous to such Lender. Such Lender shall furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under clause (a) or (c) of this Section 2.2.4. Determinations and allocations by each Lender for purposes of this Section 2.2.4 of the effect of any Regulatory Change pursuant to subsection (a) or (b) of this Section 2.2.4, or of the effect of capital maintained pursuant to subsection (c) of this
Section 2.2.4, on its costs or rate of return of maintaining its Ratable Share of the Building Loan or its obligation to make such Building Loan, or on amounts receivable by it in respect of the Building Loan, and of the amounts required to compensate each Lender under this Section 2.2.4, shall constitute prima facie evidence thereof. Each Lender shall confirm to Borrower at the time it makes any claim under this Section 2.2.4 that the methods of determination and allocation used by it in determining the amount of such claim are reasonably consistent with such Lender's treatment of customers similar to Borrower (as reasonably determined by such Lender). In the event any Lender makes a request for compensation under subsection (a) or (c) of this Section 2.2.4, Borrower shall, upon payment of the amount of compensation so requested, have the right to prepay the Loan in full, without penalty or premium but subject to payment of all amounts due and payable pursuant to Section 2.2.7, on the last day of any then current Interest Period with respect to which such compensation has been requested. Borrower shall not be required to compensate a Lender pursuant to this Section 2.2.4 for any additional costs incurred more than 90 days prior to the date that such Lender knew of the changes giving rise to such increased costs and of such Lender's intention to claim compensation therefor under this Section.

                  2.2.5 LIBO RATE. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Adjusted Rate for any Interest Period,

                  (a) any Lender reasonably determines that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any LIBOR Loan as provided herein; or

                  (b) any Lender reasonably determines that by reason of circumstances affecting the London interbank market the relevant rates of interest referred to in the definition of "LIBO Rate" upon the basis of which the rate of interest for the LIBOR Loan for such Interest Period is to be determined are not likely adequately to cover the cost to such Lender of making or maintaining a LIBOR Loan for such Interest Period;

then such Lender shall give Borrower and Agent prompt notice thereof and, so long as such condition remains in effect, such Lender shall be under no obligation to make its Ratable Share of any such LIBOR Loan but shall remain obligated to make its Ratable Share of a Base Rate Loan for a corresponding amount, or if any portion of the Loan is already outstanding as a LIBOR Loan, such portion shall, commencing immediately after the end of the then current Interest Period, bear interest at the Base Rate plus the Base Rate Margin. Each such Lender shall promptly notify Borrower and Agent upon the cessation of any facts and circumstances which resulted in suspension under this Section 2.2.5, whereupon Borrower's right to cause the Building Loan or any portion thereof to be a LIBOR Loan shall be reinstated.

                  2.2.6 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain its Ratable Share of the Building Loan, then such Lender shall promptly notify Borrower and Agent thereof and such Lender's obligation to make its Ratable Share of the Building Loan shall be suspended (provided that, if requested by Borrower, such Lender's Ratable Share of the Building Loan shall automatically be converted to a Base Rate Loan if doing so would enable such Lender to lawfully honor its obligation to make or maintain its Ratable Share of the Building Loan) until such time as such Lender may again make its Ratable Share of the Building Loan and Borrower shall, if required by applicable law, upon the request of such Lender, prepay a portion of the Building Loan equal to the Ratable Share of such Lender together with accrued interest thereon, but without compensation to such Lender pursuant to Section 2.2.7. Notwithstanding the foregoing, such Lender shall, as promptly as practicable, designate a different Applicable Lending Office for the Loan if doing so would enable it to lawfully honor its obligation to make or maintain its Ratable Share of the Loan.

                  2.2.7 BREAKAGE COSTS. (a) Borrower agrees to compensate each Lender for any loss, cost or expense incurred by it as a result of (a) a default by Borrower in making a borrowing of, conversion into or continuation of a LIBOR Loan after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by Borrower in making any prepayment of a LIBOR Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment (mandatory or optional) of a LIBOR Loan for any reason (including, without limitation, the acceleration of the maturity of the Loan pursuant to
Section 9.1, the payment of Contingent Amortization pursuant to Section 4.1.11 or a prepayment of the Loan in connection with a release of a Residential Unit pursuant to Section 4.1.37), other than a prepayment of the Loan pursuant to
Section 2.2.6, on a day that is not the last day of an Interest Period with respect thereto.

                  (b) Each such Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by Lender for compensation under this Section 2.2.7, which certificate shall provide reasonable detail as to the calculation of such loss, cost or expense. Such certificate shall constitute prima facie evidence of the amount of such loss, cost or expense, which shall be calculated by such Lender on a reasonable and customary basis, consistent with the basis on which such calculations are then being made by similarly situated banks or financial institutions generally.

                  2.2.8 WITHHOLDING TAXES. Borrower agrees to pay to each Lender such additional amounts as are necessary in order that the net payment of any amount due hereunder or under any of the other Building Loan Documents to such Lender, after deduction for or withholding of any present or future tax imposed by the United States (subject, in either case, to the provisions of this Section 2.2.8), excluding Excluded Taxes of such Lender, will be the amount that would be required to be paid hereunder or thereunder in the absence of such deduction or withholding. Each Lender shall provide Borrower with a form prescribed by the United States Internal Revenue Service (currently, Form W-8ECI or Form W-8BEN) certifying such Lender's exemption from United States withholding taxes with respect to all payments to be made to such Lender under this Agreement and any other Building Loan Document at the date of such certificate, and if any Lender fails to provide Borrower with the prescribed form referred to in the preceding sentence, indicating that such payments are not subject to United States withholding tax or are subject to such tax at a rate reduced to zero by an applicable tax treaty, Borrower may withhold taxes from payments to or for the account of such Lender at the applicable statutory rate and shall not be obligated to pay any additional amounts described in the first sentence of this Section in respect of the Building Loan; provided, that this sentence shall be inapplicable to such Lender in the event that such Lender is not able to make the certification set forth in such prescribed form as a result of a change in United States federal income tax law, regulation or judicial or administrative interpretation occurring after the date hereof, or of an amendment, modification or revocation of an applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case, occurring after the date hereof. In the event that Borrower is obligated to pay any additional amounts described in the first sentence of this section in respect of the Building Loan, Lender shall make commercially reasonable efforts to change the jurisdiction of its Applicable Lending Office if, in the reasonable judgment of such Lender, doing so would eliminate or reduce Borrower's obligation to pay such additional amounts and would not be disadvantageous to such Lender.

                  SECTION 2.3 USURY SAVINGS.

                  2.3.1 USURY SAVINGS. This Agreement and the other Building Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Building Loan at a rate which could subject Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Building Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Agent or Lenders for the use, forbearance, or detention of the sums due under the Building Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Building Loan until payment in full so that the rate or amount of interest on account of the Building Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Building Loan for so long as the Building Loan is outstanding.

                  SECTION 2.4 LOAN PAYMENTS.

                  2.4.1 PAYMENT BEFORE MATURITY DATE. Borrower shall make a payment to Agent of interest only at the Interest Rate on each Payment Date during the term of the Building Loan; each payment to be calculated in the manner set forth in Section 2.2.1. In addition, if the term of the Loan is extended in accordance with the provisions hereof, then upon the occurrence of any Contingent Amortization Trigger Event, Borrower shall make payments of Contingent Amortization as required pursuant to Section 4.1.11.

                  2.4.2 PAYMENT ON MATURITY DATE. Borrower shall pay to Agent the outstanding principal balance of the Building Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Building Loan Note, the Building Loan Mortgage and the other Building Loan Documents on the Maturity Date.

                  2.4.3 LATE PAYMENT PREMIUM. If any principal, interest or any other sum due under the Building Loan Documents is not paid by Borrower within five (5) days of the date on which it is due (other than the principal payment due on the Maturity Date), Borrower shall pay to Agent upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Agent in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by the Building Loan Mortgage and the other Building Loan Documents.

            2.4.4 INTEREST RATE AND PAYMENT AFTER DEFAULT. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Building Loan shall accrue interest at the Default Rate, calculated from the date that such Event of Default occurred, except that for a payment default, the Default Rate shall accrue from the original due date of such payment.

            2.4.5 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Building Loan Note shall be made to Agent not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent's office, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

            (b) Whenever any payment to be made hereunder or under any other Building Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the next preceding Business Day.

            SECTION 2.5 PREPAYMENT.

            2.5.1 VOLUNTARY PREPAYMENTS. (a) Borrower may prepay the Building Loan, in whole or in part, without premium or penalty, provided that Borrower gives to Agent not less than five (5) Business Days prior notice, which notice shall be irrevocable and shall specify: (i) the date and amount of the prepayment; (ii) whether the prepayment is of LIBOR Loans, Base Rate Loan or a combination thereof, and, if a combination thereof, the amount allocable to each; and (iii) in the case of prepayment of LIBOR Loans the expiration date of the applicable LIBOR Loan. Prepayment of all or any portion of the Loan may be made in accordance with this paragraph provided that: (i) the principal amount prepaid is not less than $1,000,000.00 and is in increments of $100,000.00 except for prepayments being made in connection with the sale of a Residential Unit in accordance with Section 4.1.37(i); (ii) all accrued and unpaid interest to and including the date of such prepayment on the amount being prepaid is then paid; (iii) any amounts payable pursuant to Sections 2.2.7 and 2.4.3 are then paid; (iv) any sums payable by Borrower to the Counterparty in connection with the early termination or partial termination of the Interest Rate Protection Agreement are then paid; and (v) all fees and expenses incurred by Agent in connection with the Loan and/or with the prepayment are then paid to the extent payable to Agent in accordance with the terms hereof.

            (b) In each instance of prepayment permitted under this Section 2.5.1, Borrower shall be required to pay all other sums due and payable hereunder (including under Section 2.2.7), and no principal amount repaid may be reborrowed.

            (c) Notwithstanding Section 2.5.1(a) but subject to Section 2.5.1(b), proceeds from the sale of Residential Units shall be applied in reduction of the principal amount of the Loan in accordance with Section 4.1.37(i).

            (d) Except as otherwise expressly permitted herein, the principal balance of the Building Loan may not be prepaid in whole or in part.

            2.5.2 MANDATORY PREPAYMENTS. (a) On each date on which Agent actually receives a distribution of Net Proceeds and if Agent is not required to make such Net Proceeds available to Borrower for the Restoration of the Property pursuant to Section 5.3, Agent may, in its sole and absolute discretion, elect to either make the Net Proceeds available for Restoration pursuant to Section
5.3 or use the Net Proceeds to prepay the outstanding principal balance of the Building Loan Note, the Supplemental Loan Note and/or the Project Loan Note, as determined by Agent, in an amount equal to one hundred percent (100%) of such Net Proceeds, with any excess payable to Borrower.

            (b) In addition, if the term of the Loan is extended, upon the occurrence of any Contingent Amortization Trigger Event, Borrower shall prepay without premium or penalty the amount of Contingent Amortization as required pursuant to Section 4.1.11.

            (c) In each instance of prepayment under this Section 2.5.2, Borrower shall be required to pay all other sums due hereunder (including under Section 2.2.7), and no principal amount repaid may be reborrowed.

            2.5.3 MISCELLANEOUS. (a) The making of an Advance by Agent and/or Lenders shall not constitute Agent's and/or Lenders' approval or acceptance of the construction theretofore completed. Agent's inspection and approval of the Plans and Specifications, the construction of the Improvements, or the workmanship and materials used therein, shall impose no liability of any kind on Agent or Lenders, the sole obligation of Agent and Lenders as the result of such inspection and approval being to make the Advances if and to the extent, required by this Agreement.

            (b) ALL POTENTIAL LIENORS ARE HEREBY CAUTIONED TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. NO POTENTIAL LIENOR SHOULD EXPECT LENDERS TO MAKE ADVANCES OF THE BUILDING LOAN IN AMOUNTS AND AT TIMES SUCH THAT IT WILL NOT BE NECESSARY FOR EACH SUCH POTENTIAL LIENOR TO EXERCISE SOUND BUSINESS JUDGMENT IN THE EXTENSION OF CREDIT TO BORROWER. MOREOVER, ALL POTENTIAL LIENORS ARE REMINDED THAT SUBDIVISION (3) OF SECTION 13 OF THE NEW YORK LIEN LAW PROVIDES THAT "NOTHING IN THIS SUBDIVISION SHALL BE CONSIDERED AS IMPOSING UPON THE LENDERS ANY OBLIGATION TO SEE TO THE PROPER APPLICATION OF SUCH ADVANCES BY THE OWNER," AND LENDERS DO NOT IMPOSE SUCH AN OBLIGATION ON ITSELF.

            SECTION 2.6 PAYMENTS NOT CONDITIONAL.

            2.6.1 PAYMENTS NOT CONDITIONAL. All payments required to be made by Borrower hereunder or under the Building Loan Note or the other Building Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

            SECTION 2.7 CONDITIONS PRECEDENT.

            2.7.1 CONDITIONS PRECEDENT. The Agent shall not be obligated to make any disbursement of the Building Loan unless Agent is reasonably satisfied that the conditions precedent to the making of such disbursement, as set forth in this Agreement, have been satisfied by Borrower.

            SECTION 2.8 INTEREST AND FEE ADVANCES.

            2.8.1 INTEREST AND FEE ADVANCES. Notwithstanding the provisions of
Section 2.9.1, provided that the conditions set forth in Sections 2.9.2(c) and
2.10.3 are satisfied, Advances for the payment of interest, if any, due under the Building Loan Note, the fees of Agent and/or Lenders, if any, due under the Loan Fee Letter or hereunder (including, without limitation, the Administrative Fee and any Special Loan Fee) and the fees of the Construction Consultant shall be made in accordance with Section 2.10.3, which Advances shall be deemed not to be the Initial Advance. In accordance with the procedures of Section 2.10.3, each Lender shall make such Advances to Agent (i) for Advances to the Construction Consultant for payment of its fees, for Advances to Agent for payment of the Administrative Fee or Special Loan Fee and (iii) for Advances for the payment of interest.

            SECTION 2.9 CONDITIONS PRECEDENT TO DISBURSEMENT OF BUILDING LOAN PROCEEDS.

            2.9.1 CONDITIONS OF INITIAL ADVANCE. Agent and Lenders shall not be obligated to make the first Advance of the Building Loan (the "INITIAL ADVANCE") unless and until all of the conditions precedent set forth in this Section 2.9.1 have been satisfied:

            (a) Payment of Fees and Delivery of Loan Fee Letter. Payment by Borrower of all fees and expenses required by this Agreement, to the extent due and payable, including, without limitation, Agent's reasonable attorneys' fees and expenses, all origination fees, and brokerage commissions and delivery to Agent of an original counterpart of the Loan Fee Letter, duly executed by Borrower.

            (b) Intentionally Omitted.

            (c) Building Loan Documents. The Building Loan Documents, in form and substance satisfactory to Lenders, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and Agent shall have received the originals or fully executed counterparts thereof.

            (d) Construction Documents.

            (i) The Architect's Contract and the Construction Management Agreement, both in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto, shall be in full force and effect and Agent shall have received a certified or a fully executed counterpart thereof. Borrower's Architect and the Construction Manager shall have duly executed and delivered to Agent a consent to the assignment of the Architect's Contract and the Construction Management Agreement in form and substance satisfactory to Agent, and Agent shall have received the original or a fully executed counterpart thereof.

            (ii) Borrower shall have entered into (duly executed and delivered) a contract with Construction Manager in form and substance satisfactory to Agent, for the construction of the Improvements.

            (e) Construction Documents.

            (i) Construction Manager. Borrower shall deliver to Agent a fully executed copy of the Construction Management Agreement, which agreement shall be approved by Agent in its sole discretion. Construction Manager shall have executed and delivered to Agent an original certificate, consenting to the assignment of the Construction Management Agreement, substantially in the form of SCHEDULE XIV.

            (ii) Trade Contracts/Major Trade Contracts. Borrower shall have delivered to Agent, and Agent shall have approved, a list, certified by Borrower, of all Trade Contractors who have been or, to the extent identified by Borrower, will be supplying labor or materials for the Property. In addition, Borrower shall deliver to Agent and the Construction Consultant correct and complete copies of: (i) all executed Trade Contracts, each such Trade Contract may be entered into without the prior consent of Agent and the Construction Consultant; and (ii) all executed Major Trade Contracts, each such Major Trade Contract shall be approved by Agent and the Construction Consultant in their reasonable discretion.

            (iii) Architect and Other Design Professional(s). Borrower shall deliver to Agent fully executed copies of the Architect's Agreement and Other Design Professional's Agreement(s), which agreements shall be approved by Agent in its reasonable discretion for the design of the Improvements. Borrower's Architect shall have executed and delivered to Agent an original certificate, consenting to the assignment of the Architect's Agreement substantially in the form of SCHEDULE XVI.

            (iv) Standard Form of Trade Contract. Borrower shall deliver to Agent a copy of the standard form of contract and/or subcontract to be used by Construction Manager, which standard form shall be approved by Agent in its reasonable discretion.

            (v) Other Bids. If in the reasonable judgment of Agent and the Construction Consultant all Trade Contracts, Major Trade Contracts, and the Construction Management Agreement do not cover all of the work necessary for completion of Construction of the Improvements, Borrower shall cause to be furnished firm bids from responsible parties, or estimates and other information reasonably satisfactory to Agent, for the work not so covered, to enable Agent to ascertain the total estimated cost of all work done and to be done.

            (vi) Construction Consultant Certificate. Each draw request relating to Hard Costs shall be accompanied by a certificate or report of the Construction Consultant to Agent based upon a site observation of the Building made by the Construction Consultant not more than thirty (30) days prior to the date of such draw, in which the Construction Consultant shall, in substance: (i) for the Initial Advance only, indicate its review and acceptance of the Plans and Specifications; (ii) verify that the portion of the

      Improvements completed as of the date of such site observation has been completed substantially in accordance with the Plans and Specifications; and (iii) state its estimate of (1) the percentages of the construction of the Improvements completed as of the date of such site observation on the basis of work in place as part of the Improvements and the Budget, (2) the Hard Costs actually incurred for work in place as part of the Improvements as of the date of such site observation, (3) the sum necessary to complete construction of the Improvements in accordance with the Plans and Specifications; and (4) the amount of time from the date of such inspection that will be required to achieve Completion of the Base Building Work and, thereafter Completion of the Improvements. Agent shall use good faith efforts to cause the Construction Consultant to perform its responsibilities under this Agreement

            (vii) Payment and Performance Bonds. The Borrower shall cause payment and performance bonds (the "BONDS"), in form and substance satisfactory to Agent and issued by sureties satisfactory to Agent, to be maintained with respect to the obligations of each Trade Contractor that has a Major Trade Contract, after taking into account all change orders. The Bonds shall be in an amount not less than the full contract price for each such Major Trade Contract. The Bonds shall have attached thereto a dual obligee and modification rider in the form attached hereto as
      SCHEDULE XX.

            (viii) Plans and Specifications. Borrower shall deliver to the Construction Consultant a complete set of the Plans and Specifications and any and all modifications and amendments made thereto. Borrower shall deliver to Agent a list identifying the Plans and Specifications and any and all modifications and amendments made thereto.

            (ix) Draw Request. Borrower shall submit a Draw Request in accordance with the provisions of this Agreement.

            (x) Architect's Certificates. Borrower shall cause to be delivered to Agent certificates from Borrower's Architect (the "ARCHITECT'S CERTIFICATE") and any Other Design Professionals substantially in the forms attached hereto as SCHEDULE XVI and SCHEDULE VII.

            (xi) Construction Manager's Certificates. Borrower shall cause to be delivered to Agent certificates from the Construction Manager (the "CONSTRUCTION MANAGER'S CERTIFICATE") substantially in the relevant form attached hereto as SCHEDULE XIV.

            (xii) Preliminary Project Report. The Preliminary Project Report shall have been delivered to Agent by the Construction Consultant.

            (xiii) Spreadsheet. A Spreadsheet of line-items (the "SPREADSHEET") in the form set forth in SCHEDULE IV.

            (xiv) Lien Waivers. Borrower shall deliver duly executed lien waivers in the form set forth in SCHEDULE XI or SCHEDULE XII, as applicable, from all Trade Contractors for all work performed, and all labor or material supplied for which payment thereof has been made prior to the date of the Initial Advance; provided, however, that Borrower shall only be required to use reasonable efforts to obtain such lien waivers from

      Trade Contractors with respect to any completed work performed and labor or materials supplied and paid for more than eight (8) months prior to the date of the Initial Advance but as to any such work, labor or materials Borrower shall be required to deliver to Agent proof of payment.

            (f) Title Insurance Policy. Borrower shall cause to be delivered to Agent a paid Title Insurance Policy or report in all respects satisfactory to Agent and its counsel, including a datedown endorsement to the Title Insurance Policy in the form attached hereto as SCHEDULE XXI, dated the date of such requested Advance and showing the Building Loan Mortgage as a prior and paramount lien on the Property, subject only to (i) the Permitted Encumbrances and the lien of any other Building Loan Documents, (ii) the lien of the Supplemental Loan Mortgage, which shall be shown on Schedule B-II of the Title Insurance Policy as being subordinate to the Building Loan Mortgage, (iii) the lien of the Project Loan Mortgage, which shall be shown on Schedule B-II of the Title Insurance Policy as being subordinate to the Building Loan Mortgage and
(iii) any other liens or encumbrances consented to in writing by Agent, along with co-insurance or reinsurance in such forms and amounts as may be required by Agent. The reinsurance agreements shall provide for direct access with the other title insurance companies satisfactory to Agent.

            (g) Other Insurance. Policies of all insurance (or certificates thereof) required by Section 5.1 of this Agreement or any other Building Loan Document.

            (h) Evidence of Sufficiency of Funds. Evidence satisfactory to Agent that the proceeds of the Loan plus the Required Equity will be sufficient to cover all Building Loan Costs and all Project Loan Costs reasonably anticipated to be incurred, to satisfy the obligations of Borrower to Agent and under this Agreement.

            (i) Intentionally Omitted.

            (j) Environmental Report. Borrower shall cause to be delivered to Agent an environmental assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by Agent in form, scope and substance satisfactory to Agent, which report or reports shall indicate a condition of the Property in all respects satisfactory to Agent in its sole discretion and upon which report or reports Lenders are expressly entitled to rely.

            (k) Site Plan and Survey. Borrower shall deliver to Agent a site plan depicting the placement of the Improvements verifying that all of the Improvements will be within the lot lines of the Property and in compliance with all set-back requirements and a Survey prepared in accordance with Agent's survey requirements, certified by a land surveyor registered as such in the State of New York, which Survey shall be in form and substance satisfactory to Agent.

            (l) Payment and Performance Bonds. Borrower shall deliver to Agent the Payment and Performance Bonds.

            (m) Government Approvals. Borrower shall deliver to Agent evidence, reasonably satisfactory to Agent and the Construction Consultant, that all Government Approvals that are then necessary for the construction of the Improvements as contemplated by the Plans and Specifications, have been obtained, including, without limitation, a full and complete building permit.

            (n) Mezzanine Loan. Borrower shall deliver to Agent fully executed copies of all Mezzanine Loan Documents and Mezzanine Lender shall have executed and delivered the Intercreditor and Subordination Agreement substantially in the form of SCHEDULE XXVII.

            (o) Affiliated Contracts. Borrower shall deliver to Agent copies of all executed Affiliate Contracts, each certified by Borrower.

            (p) Required Leases. Borrower shall deliver to Agent a fully executed copy of each of the Required Leases, and an estoppel certificate from each Required Tenant in form and substance reasonably satisfactory to Agent and each Required Tenant shall have entered into a Subordination Non-Disturbance and Attornment Agreement with Agent for the benefit of Lenders each in form and substance reasonably satisfactory to Agent.

            (q) Other Leases. Borrower shall deliver to Agent copies of all other Leases relating to the Property each certified by Borrower.

            (r) Organizational Documents. Borrower shall deliver to Agent certified copies of Borrower's and Guarantor's Organizational Documents.

            (s) ZLDA. Borrower shall have entered into the ZLDA.

            (t) Legal Opinions. Agent shall have received opinions in form and substance satisfactory to Agent and Agent's counsel from counsel satisfactory to Agent as to such matters (including, without limitation, land use and zoning matters and nonconsolidation matters) as Agent shall reasonably request in form, substance and scope satisfactory to Agent.

            (u) Judgment and Lien Searches. Agent shall have received a certification from the Title Company or other service satisfactory to Agent and Agent's counsel or from counsel satisfactory to Agent (which shall be updated from time to time at Borrower's expense upon request by Agent in connection with future Advances) that a search of the public records disclosed no judgment or tax liens affecting Borrower, Commercial Holding, Residential Holding, Alexander's or the Property, conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Property.

            (v) Notices. All notices required by any Governmental Authority or by any applicable Legal Requirement to be filed prior to commencement of construction of the Improvements shall have been filed.

            (w) Appraisal. Agent shall have received from Cushman & Wakefield, Inc., a FIRREA appraisal of the Property, commissioned by Agent at Borrower's cost and expense, that indicates a value for the Property at stabilization, assuming the Residential Units are rented, of not less than $653,333,333 and that is otherwise satisfactory to Agent in its reasonable discretion. Agent acknowledges that it has received such appraisal and that the same is satisfactory to Agent.

            (x) 421-a Negotiable Certificates. Residential Owner shall have delivered to Agent the originals of any 421-a Negotiable Certificates transferred to Residential Owner, together with an assignment of each such Certificate executed in blank and undated in form satisfactory to Agent.

            (y) HPD Declaratory Ruling. A copy of a Declaratory Ruling issued by HPD regarding the Property's eligibility for 421-a Tax Benefits, certified to by Borrower.

            (z) Certificates of Eligibility for Zoning Bonus. Residential Owner shall have delivered to Agent the originals of each Certificate of Eligibility for Zoning Bonus (other than the Certificate of Eligibility for Zoning Bonus for the Additional Development Rights), together with an assignment of each such Certificate executed in blank and undated in form satisfactory to Agent.

            (aa) Off-Site Agreement. Borrower shall have delivered to Agent a copy of the Off-Site Agreement, certified by Borrower as true and complete, and evidence reasonably satisfactory to Agent that the same is in full force and effect.

            (bb) Up-Front Fee and Administrative Fee. Borrower shall pay the Up-Front Fee and the first monthly payment of the Administrative Fee to Agent in accordance with the Loan Fee Letter.

            (cc) Performance; No Default. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it at or prior to the date of the Initial Advance, and on the date of the initial Advance, there shall exist no ,material Default and no Event of Default.

            (dd) Representations and Warranties. The representations and warranties made by Borrower and Guarantor in the Loan Documents shall have been true and correct in all respects on the date on which made and shall be true and correct in all respects on the date of the Initial Advance.

            (ee) Other Documents. Borrower shall have delivered such other documents and certificates as Agent or its counsel may reasonably require.

            (ff) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to Agent and Agent's counsel in form and substance, and Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as Agent and Agent's counsel may reasonably require.

            2.9.2 CONDITIONS OF SUBSEQUENT ADVANCES. The obligation of each Lender to make any Advance after the Initial Advance shall be subject to the following conditions precedent:

            (a) Prior Conditions Satisfied and Required Equity Contributed. All conditions precedent to the Initial Advance set forth in Section 2.9.1, shall continue to be satisfied as of the date of such subsequent Advance (it being understood that if the conditions precedent to the

Initial Advance are then satisfied in the same manner that such conditions precedent were satisfied initially, then such conditions precedent to the Initial Advance shall remain satisfied for purposes of this Section 2.9.2(a)) and Borrower shall furnish Agent with evidence in form and content reasonably satisfactory to Agent that Borrower has contributed the Required Equity.

            (b) Anticipated Cost Report. Borrower shall submit to Agent an Anticipated Cost Report in the form set forth in SCHEDULE X provided by the Construction Manager, which indicates the costs anticipated to complete the construction of the Improvements, after giving effect to costs incurred during the previous month and projected costs.

            (c) Satisfactory Title; Survey Update. The Building Loan Mortgage shall constitute a valid first lien on the Property for the full amount of the Building Loan advanced to and including the date of the Advance, free and clear of all liens except for Permitted Encumbrances. Agent shall have been furnished with a title continuation or an endorsement to the Title Insurance Policy issued to Agent and Lenders in connection with the Initial Advance of the Loan, which continuation or endorsement shall state that since the last disbursement of the Loan there have been no changes in the state of title to the Project (other than Permitted Encumbrances) and that there are no additional survey exceptions not previously approved by Agent. Borrower shall also cause to be delivered to Agent a boundary line Survey (if not previously delivered in connection with the Initial Advance) and inspection report of the Property dated within thirty (30) days after the foundations to the Improvements are set and prior to the date of the first advance of the Building Loan proceeds after the foundations are set, prepared in accordance with Agent's survey requirements, certified by a land surveyor registered as such in the State of in which the Property is located, which Survey shall be in form and substance reasonably satisfactory to Agent.

            (d) No Other Security Interests. Except as otherwise permitted herein, all materials and fixtures incorporated in the construction of the Improvements shall have been purchased so that their absolute ownership shall have vested in Borrower immediately upon delivery to the Land and Borrower shall have produced and furnished, if required by Agent, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

            (e) Performance; No Default. Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it in all material respects at or prior to the date of such Advance, and on the date of such Advance there shall exist no material Default and no Event of Default.

            (f) Special Capped Loan Amount. No Advances shall be made if and to the extent that any requested Advance of the Building Loan when added to the sum of all prior Advances of the Building Loan, the Supplemental Loan and the Project Loan exceed the Special Capped Loan Amount until the Existing Policy shall have been replaced in accordance with Section 5.1.3(b).

            (g) Representations and Warranties. The representations and warranties made by Borrower and Guarantor in the Loan Documents or otherwise made by or on behalf of Borrower or Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on which made and shall also be true and correct in all material respects on the date of such Advance.

            (h) No Damage. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless Agent shall have received insurance proceeds or Borrower is otherwise entitled to the applicable Advance of the Building Loan (including, without limitation, Borrower's obligation to keep the Loan in balance under Section 2.1.11 and the corresponding provisions of the Cash Collateral Agreement regarding disbursements of Cash Collateral) to effect the satisfactory restoration of the Improvements and to permit the construction of the Improvements to the stage required under the Bloomberg Lease on or prior to the relevant milestone date for such required stage of completion under the Bloomberg Lease and in any event to permit the Completion of the Base Building Work prior to the Initial Maturity Date.

            (i) Trade Contracts. No Advance shall be made by Lenders with regard to work done by or on behalf of any Trade Contractor unless Borrower shall have delivered to Agent originals of the following documents as to such Trade Contractor, each in form and substance reasonably satisfactory to Agent:

            (i) a fully executed contract reasonably acceptable to Agent;

            (ii) if such Trade Contractor is a Major Trade Contractor, Payment and Performance Bonds with dual obligee riders naming Agent (to the extent required under the definition of "Payment and Performance Bonds"); and

            (iii) if such Trade Contractor is a Major Trade Contractor, a Performance Letter substantially in the form attached hereto as SCHEDULE XV.

            (j) Final Plans and Specifications. Agent shall have received and approved the final Plans and Specifications and other certificates in accordance with Section 4.2.13.

            (k) Intentionally Omitted.

            (l) Government Approvals. Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent and the Construction Consultant that all Government Approvals that are then necessary for the construction of the Improvements as contemplated by the Plans and Specifications have been obtained, including without limitation, a final and full building permit.

            (m) Construction Consultant Approval. Agent shall have received advice from the Construction Consultant, reasonably satisfactory to Agent, as to Construction Consultant's reasonable determination based on on-site inspections of the Improvements and the data submitted to and reviewed by it as part of Borrower's Requisition of the value of the labor and materials in place, that the construction of the Improvements is proceeding reasonably satisfactorily and that the work on account of which the Advance is sought has been completed in a good and workmanlike manner to such Consultant's reasonable satisfaction and substantially in accordance with the Plans and Specifications and according to schedule so as to (i) avoid Bloomberg having a right to terminate the Bloomberg Lease for failing to meet the relevant milestone dates thereunder, and (ii) permit Borrower to achieve Completion of the Base Building Work by the Initial Maturity Date.

            (n) Other Documents. Agent shall have received such other documents and certificates as Agent or its counsel may reasonably require or as may be required to be delivered under any Guaranty.

            (o) Series Notes, Mortgages and Assignments of Leases. There shall have been executed and delivered (i) an amended, restated and consolidated building loan note payable to Agent (for the ratable benefit of Lenders) evidencing additional debt of $144,500,000.00 or so much thereof as may be advanced pursuant to the terms hereof, that by its terms consolidates the same with the $55,500,000.00 Amended, Restated and Consolidated Building Loan Mortgage Note delivered at closing, (ii) a second series building loan mortgage in the principal amount of $144,500,000.00 that by its terms consolidates with the already recorded $55,500,000.00 Building Loan Mortgage (Series No. 1) delivered at closing (each such mortgage, sometimes referred to herein as a "SERIES MORTGAGE") so that there shall be a consolidated first lien on the Property in an amount equal to the Building Loan Amount, and such second series mortgage shall be duly recorded and all appropriate mortgage recording taxes and recording charges in connection therewith shall have been paid. There shall also have been executed, delivered and recorded an Amended and Restated Building Loan Assignment of Leases or an amendment to the Building Loan Assignment of Leases delivered at closing increasing the amount secured thereby to be equal to the Building Loan Amount.

            (p) Inclusionary Housing Cap. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, if Certificates of Eligibility for Zoning Bonus for not less than the total Bonus Area shall not have all been issued and the originals of the same delivered to Agent together with an assignment of each such Certificate executed in blank and undated in form reasonably satisfactory to Agent by such time as Borrower begins to pour the concrete for the Residential Component, Agent and Lenders shall have no obligation to advance any undisbursed proceeds of the Loan until such time as such Certificates of Eligibility for Zoning Bonus for not less than the total Bonus Area shall have all been issued and the originals of the same delivered to Agent together with an assignment of each such Certificate executed in blank and undated in form reasonably satisfactory to Agent.

            (q) Guaranteed Maximum Price Contract. The Guaranteed Maximum Price Contract to be attached to the Construction Management Agreement, in form and substance reasonably satisfactory to Agent, shall have been duly executed and delivered by the parties thereto and Borrower shall cause the Payment and Performance Bonds with dual obligee riders naming Agent with respect to the obligations of Construction Manager under the Construction Management Agreement (including the Guaranteed Maximum Price Contract that is to be attached thereto).

            2.9.3 CONDITIONS OF FINAL CONSTRUCTION ADVANCE. In addition to the conditions set forth in Section 2.9.2 above, Agent's and Lenders' obligation to make the final Advance of Building Loan proceeds on account of construction of the Improvements pursuant to this Agreement (other than for the items described in Section 2.9.4) shall be subject to the following:

            (a) Completion of Improvements. Agent shall have received evidence reasonably satisfactory to Agent of the Completion of the Base Building Work and to the extent not previously delivered shall have delivered to Agent Plans and Specifications for the Basic Residential Buildout Work.

            (b) Approval by Construction Consultant. (i) Agent shall have received Construction Consultant's advice, reasonably satisfactory to Agent, as to Construction Consultant's reasonable determination based on on-site inspections of the Improvements and the data submitted to and reviewed by it as part of Borrower's Requisition of the value of the labor and materials in place, and that the work on account of which the Advance is sought has been completed in a good and workmanlike manner to such Consultant's reasonable satisfaction substantially in accordance with the Plans and Specifications; and

            (ii) Agent shall have received notification from the Construction Consultant that the Completion of the Base Building Work has occurred in substantial accordance with the Plans and Specifications (as the same may be modified in accordance with Section 4.2.13), all Legal Requirements, all Permitted Encumbrances and this Agreement, and that all utilities necessary to service the Property (other than connections that Tenants are required to make) have been connected and are in operation.

            (c) Certificates. Borrower shall furnish to Agent certificates of the Construction Manager substantially in the form attached hereto as SCHEDULE XIV and of Borrower's Architect substantially in the form attached hereto as
SCHEDULE XVI.

            (d) Final Unconditional Lien Waivers and Release/Payment Receipts. Borrower shall furnish to Agent Unconditional Final Waivers of Lien and Release and Payment Receipts in the form set forth in SCHEDULE XII from the Construction Manager and all Trade Contractors, evidencing that they have been paid in full for all work performed and/or materials supplied.

            (e) Final Survey. Borrower shall furnish to Agent a final Survey reasonably acceptable to Agent showing the as-built location of the completed Improvements (all of which shall be within lot lines of the Land and in compliance with all set-back requirements) and all easements appurtenant thereto..

            (f) "As-Built" Plans and Specifications. Agent has received a full and complete set of "as built" Plans and Specifications for the Base Building Work certified to by Borrower's Architect.

            (g) Other Documents. Agent shall have received such documents, letters, affidavits, reports and assurances, as Agent, Agent's counsel and the Construction Consultant may reasonably require, including, without limitation, completed AIA Form G704 (Certificate of Substantial Completion) and completed AIA Form G707 (Consent of Surety to Final Payments).

            2.9.4 SPECIAL CONDITIONS FOR CERTAIN ADVANCES. In addition to the conditions set forth in Section 2.9.2 above, Agent's and Lender's obligation to make Advances of Building Loan proceeds on account of Basic Residential Buildout Work, tenant improvements, tenant allowances and leasing commissions, to the extent that funds are allocated for the same in the Building Loan Budget and remain available shall be conditioned as follows:

            (a) Basic Residential Buildout Work. Any Advances to be made for Basic Residential Buildout Work shall be conditioned upon Agent's having received Plans and Specifications for such work, which shall be subject to the reasonable approval of Agent and its Construction Consultant, and Agent's reasonable determination that there are sufficient undisbursed funds allocated for the same in the Loan Budget to pay for the same after reserving for any Basic Residential Buildout Work not yet completed at the Property.

            (b) Tenant Improvements and Tenant Allowances. Any Advances to be made for tenant improvements or tenant allowances shall be conditioned upon (i) Agent's having received the Lease pursuant to which such improvements are being made or such tenant allowances are being paid, (ii) to the extent required under
Section 4.1.9, Agent's having approved (or being deemed to have approved) such Lease, and (iii) such Lease having been fully executed and unconditionally delivered.

            (c) Leasing Commissions. Any Advance to be made for leasing commissions shall be conditioned upon (i) Agent's having received the Lease in respect of which such commissions are being paid, (ii) to the extent required under Section 4.1.9, Agent's having approved (or being deemed to have approved) such Lease, (iii) such Lease having been fully executed and unconditionally delivered and (iv) that no more than one-half of the full commissions payable under such Lease shall be advanced for prior to the Tenant under such Lease having accepted delivery of possession under such Lease and commenced occupancy and the payment of rent under such Lease.

            2.9.5 NO RELIANCE. All conditions and requirements of this Agreement are for the sole benefit of Agent and Lenders and no other person or party (including, without limitation, the Construction Consultant, the Construction Manager, and any Trade Contractors) shall have the right to rely on the satisfaction of such conditions and requirements by Borrower. Agent shall have the right, in its sole and absolute discretion, to waive any such condition or requirement.

            SECTION 2.10 BORROWING PROCEDURES.

            2.10.1 DRAW REQUESTS. Borrower shall submit to Agent and the Construction Consultant a Draw Request (substantially in the forms attached hereto as SCHEDULES II through IX) ("BORROWER'S REQUISITION") not less than eight (8) Business Days prior to the date upon which a disbursement of the Loan is requested (the "BORROWING DATE") and no more frequently than once in each calendar month (except as otherwise expressly provided in Section 2.10.2). As part of each Draw Request, Borrower shall submit, as notice of its intention to borrow funds, a Borrower's Requisition Letter in the form set forth in SCHEDULE II, which shall be executed by one of the Authorized Representatives. Each Borrower's Requisition Letter shall be accompanied by: (i) a Borrower's Requisition Spreadsheet in the form set forth in SCHEDULE IV (it being understood, however, that once the guaranteed maximum price shall have been approved by Lender as herein provided, Borrower shall be required to show on such Spreadsheet only a single Budget Line for Hard Costs); (ii) a completed Application and Certificate for Payment (AIA Document G702) attached hereto as
SCHEDULE VI that is executed by the Construction Manager and Architect; (iii) a Borrowing Certificate in the form set forth in SCHEDULE VIII; (iv) Payment Receipts in the form set forth in SCHEDULE IX from the Construction Manager and Trade Contractors, evidencing that they have been paid in full for all work performed and/or materials supplied to the date of the preceding advance, except for Retainage provided for in this Agreement; (v) at the request of Agent, current requisitions for payment from Trade Contractors and/or any of their subcontractors allocable to the Improvements; (vi) such other information and documents as may be reasonably requested or required by Agent or the Construction Consultant with respect to the Hard Costs covered by such Draw Request; and (vii) invoices, statements or such other information and documentation as Agent shall reasonably request or require with respect to any Soft Costs covered by such Draw Request. All such requests and requisitions for payment shall have been approved by Borrower and, with respect to Hard Costs, recommended for payment by the Construction Consultant.

            2.10.2 ONE ADVANCE PER MONTH. Agent and Lenders shall have no obligation to make Advances of the Loan more often than once in each calendar month except that Agent, in its sole discretion, shall have the right but not the obligation, to make and to require the Lenders to make additional advances per month for interest, fees and expenses due under the Loan Documents. Notwithstanding the foregoing, Agent and Lenders agree to make more frequent Advances to pay for the following Hard Costs: steel and any other Hard Costs for which Borrower reasonably requests more than one advance per month, provided that for each additional Advance during any calendar month, Borrower shall pay to Agent an additional administration fee of $2,000 (in addition to the Administrative Fee payable to Agent for such month pursuant to the Loan Fee Letter), and provided further that in no event shall Agent and Lenders have any obligation to make advances of the Loan more than twice in each calendar month.

            2.10.3 ADVANCES TO PAY INTEREST, FEES AND EXPENSES. Borrower hereby requests that Agent and Lenders make an Advance on each (i) Payment Date to pay interest due at such time; (ii) Fee Payment Date to pay fees under the Loan Documents that are then due to Agent, Lenders and/or Construction Consultant, as applicable; and (iii) Borrowing Date to pay expenses and other reimbursables under the Loan Documents that are then due and payable hereunder in accordance with the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, (A) all positive Net Cash Flow (excluding Net Sales Proceeds) from the Property, to the extent that Agent determines that it is sufficient and available to pay for such interest and fees, shall be used to for the same before proceeds of the Building Loan are disbursed for such purposes, (B) the amounts otherwise to be funded by Lenders pursuant to this Section 2.10.3 for interest on the Building Loan shall be reduced by any payments received under the Interest Rate Protection Agreement and (C) Lenders shall have no obligation to make any such disbursement for interest or fees unless the conditions set forth in Section 2.9.2(c) are satisfied and no material Default and no Event of Default shall have occurred and be continuing. Neither the provisions of this
Section 2.10.3 nor the provisions of Section 2.8 are intended to limit or derogate from Borrower's and Guarantor's absolute and unconditional obligation to pay such interest and fees regardless of whether Loan proceeds are available or advanced therefor to the extent (if any) provided in the applicable Guaranties.

            2.10.4 PROCEDURE OF ADVANCES. (a) Each Draw Request shall be submitted to Agent and the Construction Consultant at least eight (8) Business Days prior to the Borrowing Date for the requested Advance, and no more frequently than monthly except as otherwise provided in Section 2.10.2. Not less than three (3) London Business Days prior to the Borrowing

Date, Agent shall deliver written notice to each Lender at the address specified by each Lender from time to time which notice shall include the Borrowing Date and such Lender's Ratable Share of such Advance. Agent shall include with such notice a copy of the Draw Request, to the extent not previously delivered and to the extent in Agent's possession, and Agent shall promptly deliver to each Lender all items in respect of such Advance received by Agent after the date of such notice. Lenders shall make the requested Advance on the Borrowing Date so long as all conditions to such Advance are satisfied or waived. Unless otherwise notified by Agent, each Lender may assume that all conditions to such Advance are satisfied or waived on the Borrowing Date.

            (b) Not later than 11:00 a.m. New York City time, on the Borrowing Date, each Lender shall make available for the account of Agent at its address referred to in Section 10.6, in same day funds, such Lender's ratable portion of such Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions in Article II, Agent will make such funds available to Borrower in accordance with the terms of this Section 2.10.

            (c) Unless Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to Agent such Lender's ratable portion of such Advance, Agent may assume that such Lender has made such portion available to Agent on the Borrowing Date in accordance with
Section 2.10.4(b), and Agent may, in reliance upon such assumption, make available to Borrower on the Borrowing Date a corresponding amount. If and to the extent that any of Lenders (the "DEFAULTING LENDER") shall not have so made such ratable portion available to Agent (individually, a "DEFICIENCY," and collectively, "DEFICIENCIES"), and Agent has advanced such amount to Borrower, such Defaulting Lender agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at the Default Rate. If such Defaulting Lender shall repay to Agent such corresponding amount, such amount (excluding interest) so repaid shall constitute such Defaulting Lender's ratable portion of the Advance. Each of the Lenders agrees that Borrower or any of the other Lenders shall have the right to proceed directly against any Defaulting Lender in respect of any right or claim arising out of the default of such Defaulting Lender hereunder. If there shall be a Deficiency in respect of any Lender, the other Lenders, or any of them, shall have the right, but not the obligation, to advance all or any part of the ratable portion of an Advance that should have been made by the Defaulting Lender, and the Defaulting Lender agrees to repay upon demand to each of the Lenders who has advanced a portion of the Deficiency the amount advanced on behalf of the Defaulting Lender, together with interest thereon at the Default Rate. If more than one Lender elects to advance a portion of the Deficiency such Lenders' advances shall be made based on the relative Ratable Shares of the Loan of each advancing Lender or as otherwise agreed to by such Lenders. In the event the Defaulting Lender fails to advance or repay the Deficiency (with interest at the Default Rate, if applicable) on or prior to the date of the next succeeding Advance, the entire interest of said Defaulting Lender in the Loan shall be subordinate to the interests of the other Lenders and all payments otherwise payable to the Defaulting Lender shall be used to advance or repay the Deficiency, as applicable, until such time such Defaulting Lender advances or repays all Deficiencies (including interest at the Default Rate, if applicable) and Borrower or Agent shall have the right to require such Defaulting Lender to assign its interest in the Loan to an Eligible Institution or other assignee satisfactory to Agent in its sole discretion (subject, nevertheless, to Section 10.24).

            (d) The failure of any Lender to pay any Deficiency shall not relieve any other Lender of its obligation, if any, hereunder to make its ratable portion of the Advance on the Borrowing Date, but no Lender shall be responsible for the failure of any Lender to make its ratable portion of the Advance to be made by such other Lender on the Borrowing Date; provided, however, that Lenders shall be obligated to fund the balance or the then current Advance (i.e., excluding the Deficiency) in the manner required hereunder. In the event the following occurs, Lenders, in the sole discretion of Agent, shall have the right to make no further Advances under the Loan: any and all Deficiencies in respect of prior Advances made more than thirty (30) days prior to the current Advance have not been funded by (A) the Defaulting Lender(s) responsible therefor or (B) one or more of the other Lenders or (C) Borrower with its own equity. In such event, the Building Loan Amount shall be permanently reduced by any and all Deficiencies unless and until funded as provided in clauses (A) or (B) above or a substitute lender, reasonably acceptable to Lenders other than the Defaulting Lender(s), pays such Deficiency(ies). If pursuant to this Section, Lenders are not obligated to make an Advance, Agent may (subject to subsection (e) below) nonetheless make a determination that Lenders shall make such Advances and all Lenders shall be bound by such determination.

            (e) Notwithstanding the foregoing, any decision by Agent to make Advances hereunder when Borrower is not entitled to receive such an Advance because an Event of Default has occurred and is continuing and any decision by Agent to refuse to make any Advance hereunder because an Event of Default has occurred and is continuing shall be a Major Decision requiring the consent of all Lenders.

            (f) If included in a Borrower's Requisition, Agent will make an Advance directly into the imprest account of the Construction Manager in accordance with the provisions of the Construction Management Agreement provided, at no time, shall the outstanding unapplied balance in such imprest account exceed $4,000,000.

            2.10.5 FUNDS ADVANCED. Each Advance shall be made by Agent by wire transfer to Borrower's Designated Account or as provided in Section 2.10.6. All proceeds of all Advances shall be used by Borrower only for the purposes for which such Advances were made. Borrower shall not commingle such funds with other funds of Borrower.

            2.10.6 DIRECT ADVANCES TO THIRD PARTIES. At Agent's option, Agent may direct Lenders to make any or all Advances directly or through the Title Company to (i) Construction Manager or any Trade Contractor for construction expenses which shall theretofore have been approved by Agent and for which Borrower shall have failed to make payment, provided that Agent shall not so direct Lenders to make such Advances directly to any such Persons without Borrower's prior consent unless an Event of Default shall have occurred and be continuing, (ii) Borrower's Architect to pay its fees to the extent funds are allocated thereto in the Building Loan Budget (subject to reallocation as provided herein), (iii) the Construction Consultant to pay its fees in accordance with the terms hereof, (iv) Agent's counsel to pay its fees in accordance with the terms hereof, provided that Borrower shall theretofore have received notice from Agent or such Lender that such fees have been incurred and Borrower shall have failed to reimburse such Lender for such fees beyond any grace periods provided for said reimbursement under the Building Loan Note, this Agreement or any of the other Building Loan Documents, (v) each Lender to pay
(x) any installment of interest due under the Building Loan Note, (y) any expenses incurred by such Lender which are reimbursable by Borrower under the Building Loan Documents (including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and other fees and expenses incurred by such Lender in accordance with the terms hereof), provided that Borrower shall theretofore have received notice from Agent or such Lender that such expenses have been incurred and Borrower shall have failed to reimburse such Lender for such expenses beyond any grace periods provided for said reimbursement under the Building Loan Note, this Agreement or any of the other Building Loan Documents, or (z) following an Event of Default, any other sums due to any Lender under the Building Loan Note, this Agreement or any of the other Building Loan Documents, all to the extent that the same are not paid by the respective due dates thereof, and in each case subject to the approval of Agent, (vi) any other Person to whom Agent in good faith determines payment is due and for which Borrower shall have failed to make payment, provided that Agent shall not so direct Lenders to make such Advances directly to any such Persons without Borrower's prior consent unless an Event of Default shall have occurred and be continuing; and any portion of the Building Loan so disbursed by Lenders shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. Agent shall give each Lender not less than three (3) London Business Days' Notice of the amount of interest due each Lender on each interest due date, which notice shall include the Interest Period(s), and the portion of the Building Loan which relates thereto and the Applicable Interest Rate for each Interest Period; and (vii) to Vornado pursuant to the Guaranty of Completion. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Building Loan directly or through the Title Company to such Persons in accordance with this Section 2.10.6 as amounts become due and payable to them hereunder and any portion of the Building Loan so disbursed by Lenders shall be deemed disbursed as of the date on which the Person to whom payment is made receives the same. No further authorization from Borrower shall be necessary to warrant such direct Advances to such relevant Person, and all such Advances shall satisfy pro tanto the obligations of Lenders hereunder and shall be secured by the Building Loan Mortgage and the other Building Loan Documents as fully as if made directly to Borrower.

            2.10.7 ADVANCES DURING EXTENSION PERIODS. Notwithstanding anything contained herein to the contrary, Lenders shall have no obligation to make any Advance during the Extension Periods, except for (a) interest on the Building Loan, (b) tenant improvements and leasing commissions in respect of approved Leases, (c) punch list items in respect of the Base Building Work, if funds allocated in the Building Loan Budget remain available to be advanced under this Agreement for such purposes and subject to all the conditions to Advances therefor, including, without limitation, Section 2.1.11 and (d) Basic Residential Buildout Work, if funds allocated in the Building Loan Budget remain available to be advanced under this Agreement for such purposes and subject to all the conditions to Advances therefor, including, without limitation, Section
2.1.11. Lenders will also continue to make Advances available to Borrower during the First Extension Period to pay for costs reflected on the Building Loan Budget incurred by Borrower prior to the Initial Maturity Date in connection with the Base Building Work provided that the foregoing is not intended to limit Borrower's obligation to achieve Completion of the Base Building Work by the Initial Maturity Date.

            2.10.8 ADVANCES DO NOT CONSTITUTE A WAIVER. No Advance shall constitute a waiver of any of the conditions of Lenders' obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any Advance have the effect of precluding Agent from thereafter declaring such inability to be an Event of Default hereunder.

            2.10.9 TRUST FUND PROVISIONS. All proceeds advanced hereunder shall be subject to the trust fund provisions of Section 13 of the Lien Law. The affidavit attached hereto as EXHIBIT F is made pursuant to and in compliance with Section 22 of the Lien Law, and, if so indicated in said affidavit, Building Loan proceeds will be used, in part, for reimbursement for payments made by Borrower prior to the Initial Advance hereunder but subsequent to the commencement of the construction and equipping of the Improvements for items constituting Costs of the Improvement.

            2.10.10 INTENTIONALLY OMITTED.

            2.10.11 ADVANCES AND DISBURSEMENTS UNDER COMPLETION GUARANTY. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, Borrower hereby irrevocably and unconditionally authorizes Agent and Lenders to make any disbursements of proceeds of the Building Loan in accordance with the Guaranty of Completion. Borrower agrees that (i) any such disbursement of Building Loan Proceeds to Vornado shall be secured by the Building Loan Mortgage and shall constitute part of the Debt, and (ii) Vornado shall have the right to exercise all of the rights of Borrower hereunder (including, without limitation, the right to make requests for Advances, to satisfy conditions precedent thereto, to make change orders, and to re-allocate Line Items on the Budget in accordance with the terms of this Agreement and the Guaranty of Completion).

            III. REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 BORROWER REPRESENTATIONS.

            Borrower represents and warrants that:

            3.1.1 ORGANIZATION. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

            3.1.2 PROCEEDINGS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.1.3 NO CONFLICTS. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower's organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower's assets or property (other than pursuant to the Loan Documents).

            3.1.4 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against Borrower and/or Guarantor in any court or by or before any other Governmental Authority, or labor controversy affecting Borrower, Guarantor or any of their respective properties, businesses, assets or revenues, which, individually or in the aggregate, would reasonably be expected to (i) materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement, (ii) materially and adversely affect the value of the Property, (iii) impair in any material respect the use and operation of the Property or (iv) impair in any material respect Borrower's and/or Guarantor's ability to pay its obligations in a timely manner.

            3.1.5 GOVERNMENTAL ORDERS. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would be reasonably expected to have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or would be reasonably expected to have consequences that would materially and adversely affect its performance hereunder.

            3.1.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

            3.1.7 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances and except for any filed mechanics liens (if any) that are being bonded or otherwise paid or discharged of record within the period of time permitted therefor under the Building Loan Mortgage. The Building Loan Mortgage, when properly recorded in the appropriate records, together with the Building Loan Agreement when properly filed in the appropriate records and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statements, and any Leases and the Cash Collateral, if any, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower's ability to perform its obligations under the Building Loan Documents in a timely manner. Notwithstanding anything herein contained to the contrary, the warranty of title to the Property hereinabove set forth shall be for the benefit of Agent, the Lenders, and their successors and assigns and not the Title Company.

            3.1.8 NO PLAN ASSETS. (a) Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (d) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

3.1.9 COMPLIANCE.
Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, land use and building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would be reasonably expected to materially adversely affect the condition (financial or otherwise) or business of Borrower. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Subject to Borrower's obtaining the necessary Certificates of Eligibility for Zoning Bonus for the Additional Development Rights, all necessary action required to be taken as of the date this representation is being made or deemed remade has been taken to permit construction of the Improvements according to the Plans and Specifications and full use of the Improvements for their intended purpose under applicable Legal Requirements, except, with respect to use of the Improvements, for the absence of a certificate of occupancy prior to the completion of the Improvements. Subject to the need for Borrower to obtain the necessary Certificates of Eligibility for Zoning Bonus for the Additional Development Rights, Borrower, has all necessary certificates, licenses, authorizations, registrations, permits and/or approvals that are now necessary for the construction of the Improvements or any part thereof in accordance with the Plans and Specifications or the commencement or continuance of construction thereon, as the case may be, including but not limited to, where appropriate, all required environmental permits, all of which as of the date of the signing hereof are in full force and effect and not, to the knowledge of Borrower, subject to any revocation, amendment, release, suspension, forfeiture or the like. Borrower has obtained all Governmental Approvals from, and has given all such notices to, and has taken all such other actions with respect to such Governmental Authority as may be required under applicable Legal Requirements for the construction of the Improvements that is presently being performed. Borrower has no knowledge of any violations or notices of violations of any Legal Requirements relating to Borrower, Guarantor and/or the Property that would have a material and adverse effect on (i) the ability of Borrower to perform its obligations under the Loan Documents, (ii) the Property or (iii) the ability of either Guarantor to perform its respective obligations under the applicable Guaranty.

            3.1.10 FINANCIAL AND OTHER INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, if any, that have been delivered to Agent and/or Lenders in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements. All documents furnished to Agent by or on behalf of Borrower, as part of or in support of the Loan application or pursuant to this Agreement or any of the other Loan Documents, are true, correct, complete in all material respects and accurately represent the matters to which they pertain as of the dates made and there have been no materially adverse changes with respect to such matters since the respective dates thereof.

            3.1.11 CONDEMNATION. No Condemnation or other similar proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

            3.1.12 UTILITIES AND PUBLIC ACCESS. The Property has rights of access to public ways and is served or will be served by water, sewer, sanitary sewer and storm drain facilities adequate for the construction, development and operation of the Property for its intended uses. All roads and streets necessary for the construction and full utilization of the Improvements for their intended purpose have been completed and with respect to all roads and streets, the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by said Local Authority allowing for the construction, use and operation of, and access to the Improvements.

            3.1.13 SEPARATE LOTS. The Property is comprised of one (1) or more parcels that constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

            3.1.14 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments that would, individually or in the aggregate, would have a material and adverse effect on (i) the ability of Borrower to perform its obligations under the Loan Documents, (ii) the Property or (iii) the ability of either Guarantor to perform its respective obligations under the applicable Guaranty.

            3.1.15 ENFORCEABILITY. The Building Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Building Loan Documents, or the exercise of any right thereunder, render the Building Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            3.1.16 ASSIGNMENT OF LEASES. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the related Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the Property. No Person other than Agent (on behalf of Lenders) has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

            3.1.17 INSURANCE. Borrower has obtained and has delivered to Agent original or certified copies of all of the Policies (or Accord 27 certificates reasonably satisfactory to Agent evidencing the existence of the same), with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Any claim that Borrower has heretofore made under any of the Policies does not have a material and adverse effect on (i) the effectiveness of the Policies, (ii) the ability of Borrower to perform its obligations under the Loan Documents, (iii) the Property or (iv) the ability of either Guarantor to perform its respective obligations under the applicable Guaranty. No Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any of the Policies.

            3.1.18 LICENSES. All permits and approvals, including without limitation, building permits required by any Governmental Authority for the current construction of the Improvements in accordance with the Plans and Specifications and the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect, except, with respect to use of the Improvements, for the absence of a certificate of occupancy prior to the completion of the Improvements and except for Certificate(s) of Eligibility for Zoning Bonus for the Additional Development Rights.

            3.1.19 FLOOD ZONE. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

            3.1.20 PHYSICAL CONDITION. Neither the Property nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty, the result of which is to preclude Borrower from being entitled to (i) the applicable Advance under the terms of this Agreement or (ii) the disbursement of Net Proceeds in respect thereof. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire by power of condemnation or eminent domain, the Property, or any interest therein, or to enjoin or similarly prevent the construction or use of the Improvements. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same in accordance with the terms hereof or cause the imposition of extraordinary premiums or charges thereon that Borrower does not have the ability to pay or of any termination or threatened termination of any policy of insurance or bond that is not replaced by Borrower.

            3.1.21 BOUNDARIES. All of the Improvements which are located on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except in each case those which are insured against by title insurance or otherwise constitute Permitted Encumbrances.

            3.1.22 LEASES. With respect to any existing Leases that: (a) the rent roll most recently delivered to Agent pursuant to Section 4.1.6 is true, complete and correct and the Property is not subject to any Leases other than the Leases described in said rent roll, (b) the Leases identified in said rent roll are in full force and effect and there are no material defaults thereunder by either party, (c) the copies of the Leases delivered to Agent are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required as of the date that this representation is being made (or deemed remade pursuant to Section 3.2), and (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant as of the date that this representation is being made (or deemed remade pursuant to Section 3.2) has already been received by such Tenant.

            3.1.23 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Building Loan Documents, including, without limitation, the Building Loan Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy to be issued in connection with the Building Loan Mortgage.

            3.1.24 SINGLE PURPOSE. Borrower hereby represents and warrants to, and covenants that as of the date hereof and until such time as the Total Debt shall be paid in full:

            (a) Borrower will not engage in any business or activity other than as expressly set forth under the heading "Purpose of Company" in Section 2.6(a) of its limited liability company agreement.

            (b) Borrower will not acquire or own any material assets other than
(I) the Property, and (II) such incidental personal property as may be necessary for the ownership, construction, management and operation of the Property.

            (c) Borrower will maintain books, financial records and bank accounts (including checking and other bank accounts and custodian and other securities safekeeping accounts) that are separate and distinct from the books, financial records and bank accounts of any other

Person; provided that it may have a joint bank account with the other Borrower as co-borrower under the Loan.

            (d) Borrower will maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of Borrower.

            (e) Borrower will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person (other than (i) the other Borrower (A) as co-borrower under the Loan and (B) as co-obligor under the Alexander's Reimbursement Agreement (the "ALEXANDER'S REIMBURSEMENT AGREEMENT") made by Borrower to Alexander's for the reimbursement of payments under the Guaranties and (ii) Alexander's and the other Borrower as co-obligors to Vornado under the Vornado Reimbursement Agreement (the "VORNADO REIMBURSEMENT AGREEMENT") for the reimbursement of payments under the Guaranties).

            (f) Borrower will observe all appropriate limited liability company procedures and formalities.

            (g) Borrower will pay its own liabilities, losses and expenses only out of its own funds (except to the extent otherwise permitted or provided for under (i) the Loan Documents, (ii) the Alexander's Reimbursement Agreement for reimbursement of payments under the Guaranties and (iii) the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties).

            (h) Subject to clause (i) below, Borrower will maintain separate annual financial statements prepared in accordance with GAAP, consistently applied, showing its assets and liabilities separate and distinct from those of any other Person.

            (i) In the event the financial statements of Borrower are consolidated with the financial statements of any other entity, then in addition to maintaining separate financial statements as required above, Borrower will cause to be included in such consolidated financial statements a note stating that "Borrower is a separate entity that has separate assets and liabilities as shown on Borrower separate financial statement".

            (j) Borrower will pay or bear the cost of the preparation of its financial statements, and have such financial statements audited by a certified public accounting firm that is not affiliated with Borrower or its Affiliates.

            (k) Borrower will not guarantee or become obligated for the debts or obligations of any other Person (other than (i) the other Borrower (A) as co-borrower under the Loan and (B) as co-obligor to Alexander's under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties, (ii) Alexander's and the other Borrower as co-obligor to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties) and (iii) in the case of the Commercial Owner, lease takeover obligations under Leases that Agent has approved (or has been deemed to have approved) pursuant to Section 4.1.9).

            (l) Borrower will not hold out its credit as being available to satisfy the debts or obligations of any other Person (other than (i) the other Borrower (A) as co-borrower under the Loan and (B) as co-obligor under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties, (ii) Alexander's and the other Borrower as co-obligor to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties) and (iii) in the case of the Commercial Owner, lease takeover obligations under Leases that Agent has approved (or has been deemed to have approved) pursuant to Section 4.1.9).

            (m) Borrower will hold itself out as an entity separate and distinct from any other Person (including its Affiliates).

            (n) Borrower will correct any known misrepresentation or misunderstanding regarding its separate identity.

            (o) Borrower will use separate stationery, business cards, purchase orders, invoices, checks and the like bearing its own name to the extent it will use such items.

            (p) Borrower will maintain a sufficient number of employees or outside consultants in light of its contemplated business operations and pay their salaries out of its own funds (and the funds of the other Borrower as co-borrower under the Loan).

            (q) Borrower will compensate all consultants, independent contractors, employees and agents from its own funds (or those of the other Borrower as co-borrower under the Loan) for services provided to it by such consultants, independent contractors, employees and agents.

            (r) Borrower will, to the extent that Borrower and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that each Person bears its fair share of all such rent and expenses.

            (s) Borrower will, to the extent that Borrower and any of its Affiliates share the same officers and other employees, allocate fairly, appropriately and nonarbitrarily any salaries and expenses to the extent actually incurred by such parties related to providing benefits to such officers and other employees between or among such entities, with the result that each such entity will bear its fair share of the salary and benefit costs associated with all such common or shared officers or other employees.

            (t) Borrower will, to the extent that Borrower and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such Persons, with the result that each such Person bears its fair share of all such costs and expenses.

            (u) Borrower will, to the extent Borrower contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that each such Person bears its fair share of all such costs.

            (v) Borrower will not make any loans or advances to any Person or buy or hold any securities issued by any other Person (except for cash and investment-grade securities and advances to Tenants of tenant allowances in accordance with Leases entered into in accordance with the terms of this Agreement).

            (w) Borrower will conduct its own business solely in its own name, through its duly authorized officers or agents.

            (x) Borrower will hold all of its assets in its own name (except for assets held jointly with the other Borrower as co-borrower under the Loan).

            (y) Borrower will maintain an arm's-length like relationship with its Affiliates and enter into transactions with affiliates only on terms at least as favorable to Borrower as could be obtained at arm's length.

            (z) Borrower will not pledge its assets to secure the liabilities of any other Person (other than the other Borrower as co-borrower under the Loan).

            (aa) Borrower will not identify itself as a division or department of any other entity.

            (bb) Assuming that Lenders fund the Loan, Borrower will maintain adequate capital in light of its contemplated business operations.

            (cc) Borrower will conduct transactions between Borrower and third parties in the name of Borrower and as an entity separate and independent from its Affiliates.

            (dd) Borrower will cause representatives, employees and agents of Borrower to hold themselves out to third parties as being representatives, employees or agents, as the case may be, of Borrower.

            (ee) Borrower will cause transactions and agreements between Borrower, on the one hand, and any one or more of its Affiliates, on the other hand (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other), to be entered into in the names of the entities that are parties to the transaction or agreement and to be formally documented in writing.

            (ff) Borrower will cause the pricing and other material terms of all transactions and agreements described in the immediately preceding clause (ee) above to be established by written agreement (by formula or otherwise) at the inception of the particular transaction or agreement on terms at least as favorable to Borrower as could be obtained at arm's length.

            (gg) Borrower will not acquire or assume the obligations of its Affiliates (other than (i) the other Borrower (A) as co-borrower under the Loan and (B) as co-obligor to Alexander's under the Alexander's Reimbursement Agreement for the reimbursement of payments under the Guaranties and (ii) Alexander's and the other Borrower as co-obligor to Vornado under the Vornado Reimbursement Agreement for the reimbursement of payments under the Guaranties).

            (hh) Borrower will not form, hold, or acquire any subsidiary or own any other equity interest in any other Person except as expressly permitted in the Loan Documents.

            (ii) Borrower will file any required tax returns and will make any required payments under applicable tax law .

            (jj) If Borrower is a single member limited liability company, Borrower shall have at least two springing members, one of which, upon the dissolution of such sole member or the withdrawal or the disassociation of the sole member from Borrower, shall immediately become the sole member of Borrower, and the other of which shall become the sole member of Borrower if the first such springing member no longer is available to serve as such sole member.

            (kk) Borrower hereby covenants and agrees that it will comply with or cause the compliance with (i) all the representations, warranties and covenants in this Section 3.1.24, and (ii) all the organizational documents of Borrower.

            3.1.25 TAX FILINGS. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns (if any) required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments (if any) payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

            3.1.26 SOLVENCY. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

            3.1.27 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

            3.1.28 MEZZANINE DEBT. The Mezzanine Loan Documents constitute all of the loan documents given to evidence or secure the Mezzanine Loan and Borrower has delivered true and complete copies of the same to Agent. To the best of Borrower's knowledge, there is no default under the Mezzanine Loan Documents nor has any event occurred that, with notice or the passage of time, or both, would constitute a material default thereunder.

            3.1.29 OFFICES; LOCATION OF BOOKS AND RECORDS. The chief executive office or chief place of business and the jurisdiction of organization (as such terms are used in Revised Article 9 of the UCC as in effect in the State of New York from time to time) of Borrower is set forth on SCHEDULE VIII or as otherwise described in a notice from Borrower to Agent, together with the organization number assigned to Borrower in such jurisdiction and Borrower's federal employer identification number. Borrower's books of accounts and records are located at its chief executive office or the chief place of business.

            3.1.30 INTENTIONALLY OMITTED.

            3.1.31 CONSTRUCTION MANAGEMENT AGREEMENTS. (i) The Construction Management Agreement is in full force and effect; (ii) Borrower and Construction Manager, are in full compliance with their respective obligations in all material respects under the Construction Management Agreement; and (iii) the work to be performed by Construction Manager under the Construction Management Agreement is the work called for by the Plans and Specifications.

            3.1.32 ACCESS. All curb cuts and driveway permits shown on the Plans and Specifications or otherwise necessary for access to the Property are existing or have been fully approved by the appropriate Governmental Authority.

            3.1.33 NO DEFAULT. No material Default and no Event of Default exists.

            3.1.34 ARCHITECT'S CONTRACT. (i) The Architect's Contract is in full force and effect; and (ii) both Borrower and Borrower's Architect are in compliance in all material respects with their respective obligations under the Architect's Contract; and (iii) the work to be performed by the Architect under the Architect's Contract is the architectural services required to design the Improvements to be built in accordance with the Plans and Specifications and all architectural services required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Architect's Contract.

            3.1.35 PLANS AND SPECIFICATIONS. Borrower has furnished Agent true and complete sets of the Plans and Specifications that currently exist which comply with all applicable Legal Requirements, all Governmental Approvals, the requirements of the Leases, if any and all restrictions, covenants and easements affecting the Property, and which have been approved by Construction Manager, Guarantor, Borrower's Architect and by each such Governmental Authority as is required for construction of the Improvements.

            3.1.36 ZONING. (a) Subject to Borrower's obtaining the Certificate(s) of Eligibility for Zoning Bonus for the remaining Bonus Area, the land use and zoning regulations which are in effect for the Land permit the construction of the Improvements thereon on an as-of-right basis and no variance, conditional use permit, special use permit or other similar approval is required for such construction or (subject to obtaining a certificate of occupancy for the Improvements) the use of the Improvements as a mixed use, residential, office and retail complex as described in the definition of "Improvements."

            (b) All easements, restrictions, covenants or operating agreements that benefit or burden the Property are in full force and effect, and to the best of Borrower's knowledge there are no defaults in any material respect thereunder by any party.

            3.1.37 BUDGET. The Building Loan Budget (as adjusted from time to time in accordance with the terms hereof) accurately reflects all Building Loan Costs. Upon the making of the Advances requested in Borrower's Requisition in the manner set forth therein, all materials and labor theretofore supplied or performed in connection with the Property will have been paid for in full (subject to the Retainage).

            3.1.38 FEASIBILITY. Each of the Construction Schedule and the Disbursement Schedule (each as adjusted from time to time with the reasonable approval of Agent and its Construction Consultant in accordance with the terms hereof) is accurate to date.

            3.1.39 SUBWAY AGREEMENT. The Subway Agreement is in full force and effect, neither Borrower is in default thereunder and, to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The Subway Agreement has not been modified, amended or supplemented except with the prior reasonable approval of Agent in each instance.

            3.1.40 BLOOMBERG LEASE. The Bloomberg Lease is in full force and effect, to the best of Borrower's knowledge no default in any material respects exists under the Bloomberg Lease on the part of the Tenant, or Commercial Owner, as Landlord, thereunder, nor has any event occurred which with notice or the passage of time, or both, would constitute such a default in any material respects.

            3.1.41 CONDOMINIUM DOCUMENTS. From and after such time as Borrower shall have elected to convert the Property to Condominium ownership, all Condominium Documents comply with all applicable State statutes (including, without limitation, condominium statutes), Federal and State Securities Laws, Federal and State Truth-in-Lending Statutes, HUD filings re: interstate sales (if applicable), and the requirements of any Governmental Authority or Local Authority having jurisdiction. Moreover, the filing of the declaration of condominium will create a valid and conforming condominium under the laws of the State.

            3.1.42 UNIT CONTRACTS. From and after such time as Borrower shall have elected to convert the Property to Condominium ownership, the contracts for the sale of individual Residential Units submitted to Agent by Borrower and all future contracts relating to individual Residential Units, assuming the existence and, if applicable, the competence, of the purchaser and the delivery of the contract to Borrower by the purchaser, are and will be, subject to the terms and conditions therein contained, the valid and binding obligations of the purchaser and not rescindable by the purchaser for any reason except failure to complete construction of the Improvements and failure to create a condominium pursuant to State law or failure to satisfy a financing contingency or Borrower's default thereunder or as otherwise provided in the Offering Plan (which is subject to Agent's approval, not to be unreasonably withheld), and are Qualifying Contracts as provided for herein.

            3.1.43 ZLDA. The ZLDA is in full force and effect, neither Borrower is in default thereunder and, to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The ZLDA has not been modified, amended or supplemented.

            3.1.44 FULL AND ACCURATE DISCLOSURE. To the best of Borrower's knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement on the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. In addition, there is no fact or circumstance presently known to Borrower which has not been disclosed to Agent, which is not available to the general public, and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise).

            3.1.45 FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            3.1.46 INVESTMENT COMPANY ACT. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            3.1.47 ORGANIZATIONAL STRUCTURE. Borrower's organizational structure is (subject to Transfers that are consummated in accordance with the terms of the Loan Documents) accurately reflected on its organizational chart, which is annexed hereto as EXHIBIT G.

            3.1.48 TAX CERTIFICATES. The 421-a Negotiable Certificates are validly issued, benefit the Property and may be freely transferred in accordance with applicable Legal Requirements by Residential Owner in accordance with their terms without any requirement for any Governmental Approval or other consent or approval. Borrower has not assigned the 421-a Negotiable Certificates or its rights therein (under an assignment that remains in effect) other than pursuant to the Loan Documents.

            3.1.49 INCLUSIONARY HOUSING PROGRAM. (a) To Borrower's knowledge, each of the HPD Off-Site Agreement and the Inclusionary Air Rights Agreement is valid, binding and enforceable in accordance with its terms against the parties thereto, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

            (b) Neither Borrower nor Off-Site Developer is in default of its obligations under the Inclusionary Air Rights Agreement. The Inclusionary Air Rights Agreement represents the entire agreement between Off-Site Developer and Borrower with respect to the subject matter thereof. To Borrower's knowledge, the Inclusionary Air Rights Agreement has not been amended, modified or otherwise changed or the provisions thereof waived.

            (c) The Certificates of Eligibility for Zoning Bonus that have been issued to date for the Existing Development Rights have each been validly issued, benefit the Property and may be freely transferred in accordance with applicable Legal Requirements by Residential Owner in accordance with their terms without any requirement for any Governmental Approval or other consent or approval. Borrower's has not assigned any of the Certificates of Eligibility or its rights therein (under an assignment that remains in effect) other than pursuant to the Loan Documents.

            (d) The Property is eligible for the benefits provided by the Certificates of Eligibility for Zoning Bonus.

            SECTION 3.2 CONTINUING EFFECTIVENESS AND SURVIVAL OF
REPRESENTATIONS.

            All representations and warranties contained in any documents furnished to Agent and/or Lenders by or on behalf of Borrower, as part of or in support of the Loan application or pursuant to this Agreement or any of the other Loan Documents shall be deemed to be incorporated by reference in each requisition for Advance by Borrower, and each Draw Request submitted to Agent as provided in Section 2.10.1 hereof shall constitute an affirmation that the representations and warranties contained in Article III of this Agreement and in the other Loan Documents remain true and correct in all material respects as of the date of such Draw Request unless Borrower specifically notifies Agent of any change therein; and unless Agent is notified to the contrary, in writing, prior to the disbursement of the requested Advance or any portion thereof; shall constitute an affirmation that the same remain true and correct in all material respects on the date of such disbursement unless Borrower specifically notifies Agent of any change therein. The representations and warranties set forth in
Section 3.1 shall survive for so long as any amount remains payable to Agent and/or Lenders under this Agreement or any of the other Loan Documents.

            IV. BORROWER COVENANTS

            SECTION 4.1 BORROWER AFFIRMATIVE COVENANTS.

            Borrower hereby covenants and agrees that:

            4.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and shall comply with all Legal Requirements applicable to it and the Property. When completed according to the Plans and Specifications and, if relevant, when the applicable Condominium Documents have been filed with and approved by the New York Department of Law, the Improvements will comply in all material respects with all applicable Legal Requirements.

            4.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish to Agent receipts for the payment of the Taxes and the Other Charges prior to the date that the same shall become delinquent (to the extent that the applicable Governmental Authority issues such receipts). Borrower shall not permit or suffer and shall promptly discharge any Lien (other than Permitted Encumbrances) against the Property. After prior notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) as a condition to maintaining such proceeding Borrower is required to pay the amount of any such Taxes or Other Charges; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; and (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost.

            4.1.3 LITIGATION. Borrower shall give prompt notice to Agent of any litigation or governmental proceedings pending or threatened against Borrower which is reasonably expected to materially adversely affect the Property, the Cash Collateral or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

            4.1.4 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Agent to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (subject to the rights of any Tenants and other third parties, if any).

            4.1.5 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

            (a) execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Building Loan Documents, as Agent may reasonably require;

            (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Building Loan Documents, as Agent shall reasonably require from time to time; and

            (c) furnish to Agent all instruments, documents, certificates, plans and specifications, appraisals, title and other insurance, reports and agreements and each and every other document and instrument in each case required to be furnished by the terms of this Agreement or the other Building Loan Documents, all at Borrower's reasonable expense.

            4.1.6 FINANCIAL REPORTING. (a) Each Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of such Borrower. Agent shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Agent shall desire.

            (b) Each Borrower shall furnish Agent annually, within ninety days following the end of each Fiscal Year, a complete copy of such Borrower's and each Guarantor's annual financial statements audited by the Approved Accountant prepared in accordance with GAAP, including, without limitation, statements of
(i) assets and liabilities and net worth, (ii) income and expense and (iii) cash flow for such Borrower, together with a copy of each Guarantor's Form 10K.

            (c) Each Borrower will furnish Agent on or before the thirtieth
(30th) day after the end of each fiscal quarter (based on Borrower's Fiscal
Year), the following items:

            (i) a current rent roll for the Property; and

            (ii) an aging report as to Tenant receivables.

            (d) Borrower will furnish Agent on or before the forty-fifth (45th) day after the end of each such fiscal quarter, the following items:

            (i) if the term of the Loan is extended as herein provided, commencing with the first calendar quarter (or partial quarter) during the first Extension Period and thereafter during each Extension Period, an Officer's Certificate setting forth a calculation reflecting the Pro Forma NOI and the Debt Service Coverage Ratio as of the first day of such quarter, for such quarter; and

            (ii) unaudited, quarterly financial statements for each Borrower and each Guarantor, including, without limitation, quarterly and year to date statements of (i) assets and liabilities and net worth, (ii) income and expense and cash flow for each Borrower and each Guarantor, with a balance sheet for Borrower and each Guarantor prepared in accordance with GAAP, together with a copy of each Guarantor's Form 10Q.

            (iii) a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the Property, together with a detailed explanation of any material variances between budgeted and actual amounts for such period and year to date.

            (e) Each Borrower will furnish to Agent within thirty (30) days following the end of each calendar month, the following items, each of which shall be certified as true and correct by an authorized senior officer of Borrower (without recourse to said officer) or, if applicable, its managing member or general partner (without recourse to said managing member or general partner, as the case may be):

            (i) leasing status reports for the Property in form acceptable to Agent; and

            (ii) a monthly Residential Unit sales report.

            (f) Borrower will furnish to Agent promptly after Borrower's receipt thereof from Bloomberg, the following items (the "BLOOMBERG STATEMENTS"):

            (i) a complete copy of Bloomberg's audited annual financial statements; and

            (ii) Bloomberg's semi-annual "CHECK-THE-BOX" summary, which summary shall be accompanied by a written statement from Bloomberg's independent auditors that such summary does not contain a material misstatement or omission.

            Borrower shall use commercially diligent efforts to enforce its rights under the Bloomberg Lease to receive the Bloomberg Statements. Agent and each Lender agrees to abide by the confidentiality provisions of the Bloomberg Lease with respect to the Bloomberg Statements delivered to it pursuant to the terms hereof.

            (g) Each Borrower's financial statements delivered pursuant to subsections (b) and (d) above shall be accompanied by an Officer's Certificate
(A) stating that such financial statements present fairly the financial condition and the results of operations of Borrower and (B) certifying as of the date thereof whether to the best of such Borrower's knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Each Guarantor's financial statements delivered pursuant to (b) and (d) above shall be accompanied by the "OFFICER'S CERTIFICATE" under (and as defined in) the Guaranty.

            (h) Borrower shall promptly provide Agent with a copy of any notice received from a Tenant under a Major Lease threatening non-payment of Rent or other material default, alleging or acknowledging a material default by landlord, requesting a termination of a Major Lease or a material modification of any Major Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant's Major Lease, or any other similar material correspondence received by Borrower from any Tenant under any Major Lease.

            (i) Borrower shall submit the Annual Budget to Agent for Agent's information not later than thirty (30) days before the commencement of each Fiscal Year that occurs after Completion of the Base Building Work. Notwithstanding the foregoing, Agent's reasonable approval shall be required with respect to the Annual Budget upon the occurrence of any Trigger Event for so long as a Cash Trap Period exists. If such Trigger Event occurs after the beginning of a Fiscal Year, Borrower shall submit a revised Annual Budget for the balance of such Fiscal Year to Agent for its reasonable approval. Notwithstanding the foregoing, Agent's approval shall not be required with respect to the Residential Component after the Condominium Conversion occurs.

            (j) Each Borrower shall furnish to Agent, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Agent.

            (k) Agent shall have the right to distribute to Lenders each of the items required by this Section 4.1.6 (each, a "REQUIRED FINANCIAL ITEM"), as well as any and all financial information submitted by Tenants subject to the restrictions, if any, imposed under the related Lease, including, but not limited to, the specific restrictions contained in the Bloomberg Lease.

            4.1.7 TITLE TO THE PROPERTY. Borrower will warrant and defend the validity and priority of the Liens of the Building Loan Mortgage and the Assignment of Leases on the Property and the Lien created pursuant to the Cash Collateral Agreement on the Cash Collateral against the claims of all Persons whomsoever, subject with respect to the Property only to Permitted Encumbrances. The Title Company, in its capacity as subrogee to Lenders' rights against Borrower, shall not have the right to enforce this Section 4.1.7 against Borrower.

            4.1.8 ESTOPPEL STATEMENT. (a) After request by Agent, Borrower shall within five (5) Business Days furnish Agent with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Building Loan Note, the Supplemental Loan Note and the Project Loan Note, respectively, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid on the Note, (iv) any offsets or defenses to the payment of the Total Debt, if any, and (v) that this Agreement, the Supplemental Loan Agreement and the Project Loan Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

            (b) After request by Borrower, Agent shall within ten (10) Business Days furnish Borrower with a written statement that (i) the unpaid principal amount of the Building Loan Note, the Supplemental Loan Note and the Project Loan Note, respectively, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid on the Note, and (iv) that this Agreement, the Supplemental Loan Agreement and the Project Loan Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification, provided that Borrower shall not have the right to request such certificate from Agent more frequently than two (2) times in any calendar year..

            (c) After request by Agent, Borrower shall use commercially reasonable efforts to obtain and deliver to Agent an estoppel certificate from each Tenant under any Lease; provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to use such efforts to obtain and deliver such certificates more frequently than two (2) times in any calendar year.

            4.1.9 LEASES. (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for a Net Effective Annual Rent at a minimum Net Effective Annual Rental Rate on a per square foot basis as reflected on SCHEDULE XXXII as such minimum Net Effective Annual Rental Rates may be changed from time to time with the approval of Agent, which approval shall not be unreasonably withheld provided that the same reflect then market conditions and tenant improvements, tenant allowances and leasing commissions consistent with the undisbursed amounts reserved for such anticipated costs in the Loan Budget (unless Borrower otherwise complies with the balancing requirements of Section 2.1.11) for such tenant improvements, tenant allowances and leasing commissions), (ii) otherwise be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Mortgage (which, in the case of a Major Lease or any office Lease for an entire floor or any other retail Lease that is expressly approved by Agent, may be conditioned upon Agent's entering into a Subordination, Non-disturbance and Attornment agreement in accordance with
Section 4.1.9(b) and that, upon the foreclosure of the Mortgage, sale by power of sale thereunder or deed-in-lieu of foreclosure, the Tenant will attorn to the transferee of the Property; (iv) be prepared on the Approved Lease Form with such modifications as are consistent with the market and that result from arms-length negotiations that Borrower conducts in good faith; (v) be with unaffiliated third party tenants, (vi) not contain any terms which would materially adversely affect Agent's and/or Lenders' rights under the Loan Documents, (vi) be for a minimum term of five (5) years (exclusive of any renewals), and (vii) not require the payment or assumption by Borrower of any lease take-over obligations of the Tenant under such Lease except to the extent expressly consented to by Agent in advance (not to be unreasonably withheld) (the conditions set forth in clauses (i) through (vii) above are collectively referred to as the "LEASING PARAMETERS"). No leases of the Residential Component or any space therein, or of any Residential Units shall be entered into without Agent's prior consent, which shall not be unreasonably withheld provided that such space will achieve a minimum weighted average effective rental rate of $50.00 psf and Agent reasonably determines that Borrower's election to rent the Residential Component or any space therein would not impair Borrower's ability to repay the Loan upon maturity. Agent acknowledges having received and approved Borrower's Approved Lease Form for office space at the Property and Agent agrees that such form, with such changes as shall be reasonably necessary to reflect that fact that the premises demised thereunder is for retail use rather than office use, shall be acceptable to Agent provided that such changes shall be submitted to Agent for its reasonable approval prior to Borrower's using such form at the Property for retail space.

            (b) All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall, prior to execution, be subject to Agent's approval, which shall not be unreasonably withheld provided that the proposed Tenant is creditworthy (as determined by Agent in its reasonable discretion) and such Lease complies with the Leasing Parameters. Upon request, Agent shall enter into a Subordination, Non-Disturbance and Attornment Agreement (substantially in the form annexed hereto as SCHEDULE XXVIII) with any Tenant, for any approved Major Lease or for any other office Lease for an entire floor of space in the Building or for any other retail Lease provided in each case that Agent shall have expressly approved such Lease (not to be unreasonably withheld) regardless of whether such approval would otherwise have been required hereunder. Borrower shall not permit or consent to the assignment of any Major Lease without Agent's prior consent (not to be unreasonably withheld) unless and except to the extent the right to assign without Borrower's consent is already reserved to the tenant thereunder in any Major Lease in existence on the date of this Agreement or the right to assign without Borrower's consent under a specific circumstance (such as mergers or consolidations) is included within the approved Leasing Parameters.

            (c) Notwithstanding anything to the contrary contained in this
Section 4.1.9:

            (i) whenever Agent's approval or consent is required pursuant to the provisions of this Section 4.1.9, Borrower shall have the right to submit a term sheet of such transaction to Agent for Agent's approval, such approval not to be unreasonably withheld or delayed. Any such term sheet submitted to Agent shall set forth all material terms of the proposed transaction, including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower and shall be accompanied by financial information and statements for the proposed tenant if available to Borrower at such time. Agent shall use good faith efforts to respond within ten (10) Business Days after Agent's receipt of Borrower's written request for approval or consent of such term sheet and, if available, such tenant financials. If Agent fails to respond to such request within ten
      (10) Business Days, and Borrower sends a second written request by Notice (specially marked in accordance with Section 10.6) and Agent fails to respond to such second request before the expiration of five (5) Business Days after Agent's receipt of such second request, then such proposed terms as set forth on such proposed term sheet shall be deemed to have been consented to or approved;

            (ii) whenever Agent's approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has not previously approved a term sheet and tenant financials pursuant to Section 4.1.9(c)(i) above, Agent shall use good faith efforts to respond within ten (10) Business Days after Agent's receipt of Borrower's written request for such approval or consent. If Agent fails to respond to such request within ten (10) Business Days, and Borrower sends a second written request by Notice (specially marked in accordance with Section 10.6) and Agent fails to respond to such second request before the expiration of five (5) Business Days after Agent's receipt of such second request, Agent shall be deemed to have approved or consented to the matter for which Agent's consent or approval was sought;

            (iii) whenever Agent's approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Agent has previously approved a term sheet pursuant to Section 4.1.9(c)(i) above, Agent shall use good faith efforts to respond within five (5) Business Days after Agent's receipt of Borrower's written request for such approval or consent together with the proposed Lease, provided that such request shall be accompanied by tenant financials unless previously furnished to Agent with the term sheet. If Agent fails to respond to such request within five (5) Business Days, and Borrower sends a second written request by Notice (specially marked as provided in Section 10.6), Agent shall be deemed to have approved or consented to the matter for which Lender's consent or approval was sought if Agent fails to respond to such second request before the expiration of such five (5) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet;

            (iv) in the event that Agent shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Agent shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet (it being understood that nothing in this clause (iv) limits Agent's obligation to approve Major Leases or renewals, amendments and modifications thereof under
      Section 4.1.9(b)); and

            (v) Borrower shall have the right, without the consent or approval of Lender in any instance, to terminate or accept a surrender of any Lease (except for a Required Lease) in the case of a bona fide breach or default by a Tenant of a material obligation under its Lease which breach has continued beyond the expiration of any applicable notice, grace or cure period or, with the approval of Agent (which shall not be unreasonably withheld) for any other bona fide sound business reason.

            (d) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; provided, however, except as otherwise permitted pursuant to
Section 4.1.9(c)(v), Borrower shall not terminate or accept a surrender of any Lease without Agent's prior approval (which approval in all cases other than a Required Lease, shall not be unreasonably withheld); (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits and the first month's rent upon signing); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Lease (unless as changed such Lease would nevertheless satisfy the Leasing Parameters then in effect hereunder and such Lease is not a Major Lease, is not a Lease as to which Agent shall have entered into a Subordination, Non-Disturbance and Attornment Agreement or a Lease as to which Agent's approval was initially required) or grant any option for additional space or term (unless the grant of any such option if exercised would not constitute a Major Lease or require the approval of Agent under this Section 4.1.9 had it been entered into as a direct lease rather than an option), without in each case the prior approval of Agent, which approval shall not be unreasonably withheld.

            (e) Upon request, Borrower shall furnish Agent with executed copies of all Leases, certified as true and complete by Borrower.

            (f) Upon request, to the extent permitted by applicable law, Borrower will cause any and all tenant security deposits, whether cash or cash equivalents, to be maintained with or held by Agent. Agent shall hold such deposits in an account that complies with applicable Legal Requirements.

            4.1.10 ALTERATIONS. Upon completion of the Improvements, Agent's prior approval shall be required in connection with any alterations to any Improvements that may (a) have a material adverse effect on Borrower's financial condition, the value of the related Property or the Pro Forma NOI, (b) result in a reduction of the square footage of the improvements and/or (c) adversely affect the use or operation of the related Improvements, provided that Agent's prior approval shall not be required in connection with any alterations to any improvements in the Residential Component after any Condominium Conversion occurs or to any tenant improvements pursuant to Leases which have been approved (or deemed approved) by Agent or for which no approval was required in accordance with the provisions of this Agreement. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements or after any Condominium Conversion to the Commercial Component shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Agent as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash,
(ii) U.S. Obligations or (iii) other securities (including a Letter of Credit) acceptable in all respects to Agent. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. The provisions of this Section 4.1.10 shall not pertain with respect to a Restoration for which the provisions of Article V are intended to govern.

            4.1.11 FINANCIAL COVENANTS. During each Extension Period, the Debt Service Coverage Ratio for the Property, calculated as of the first day of each calendar quarter during each Extension Period (each such day, a "DETERMINATION DATE"), shall not be less than 1.3 to 1.0 (the "MINIMUM DSCR"). If on any Determination Date the Debt Service Coverage Ratio for the Property shall be less than the Minimum DSCR (a "TRIGGER EVENT"), Borrower shall deposit with Agent all Net Cash Flow received by Borrower during the period (the "CASH TRAP PERIOD") while the Trigger Event continues and until such time as such Trigger Event has not existed for a period of six (6) consecutive months, and such Net Cash Flow shall be held by Agent pursuant to Section 6.1 (the amounts deposited with Agent pursuant to this Section 4.1.11 are referred to herein as the "NCF FUNDS"). In the event that a Trigger Event shall continue for a period of three
(3) consecutive calendar quarters (including the calendar quarter in which the Trigger Event occurs) (a "CONTINGENT AMORTIZATION TRIGGER EVENT"), the NCF Funds being held by Agent and all NCF Funds thereafter received by Agent during the Cash Trap Period shall be applied by Agent first to the payment of any accrued and unpaid interest on the Loan and then to reduce the outstanding principal balance of the Loan until and to the extent necessary to restore the Debt Service Coverage Ratio for the Property to the required Minimum DSCR for a period of six (6) consecutive months following the Contingent Amortization Trigger Event. All such payments shall be applied to reduce the outstanding principal balance of the Project Loan, the Supplemental Loan and/or the Building Loan in such order and in such priority as Agent shall determine in its sole discretion. The failure of the Property to maintain a Debt Service Coverage Ratio on any Determination Date of at least the Minimum DSCR shall not constitute a Default unless Borrower fails to thereafter deposit all Net Cash Flow during the Cash Trap Period as required herein.

            4.1.12 UPDATED APPRAISAL. Upon the written request of Agent, Borrower shall promptly reimburse Agent for the reasonable cost of an updated appraisal of the Property as Agent may require, in form and substance and conducted by an appraiser satisfactory to Agent and its internal appraisal staff in all respects; provided, however, that Borrower shall not be required to reimburse Agent for an updated FIRREA standard appraisal of the Property more frequently than once every two (2) years.

            4.1.13 FACILITY FEE AND ADMINISTRATIVE FEE. Borrower shall pay to Agent the Up-Front Fee and the Administrative Fee in accordance with the Loan Fee Letter.

            4.1.14 INTEREST RATE PROTECTION AGREEMENT. (a) Not later than six
(6) months following the Closing Date, or within ten (10) Business Days after request of Agent if prior to such time the 30-day LIBO Rate shall be greater than 5.5%, Borrower shall obtain and at all times thereafter during the initial term of the Loan, Borrower shall maintain in effect an Interest Rate Protection Agreement having a term coterminous with the initial term of the Loan, with an initial notional amount equal to the amount of the Loan or, if the Loan is not then fully funded, having an increasing notional amount, with increases to be based on the draw schedule for the Loan (with the intent that, to the extent reasonably practicable, the notional amount applicable from time to time shall equal the outstanding principal balance of the Loan and that if it does not, Borrower shall, upon request by Agent, amend the Interest Rate Protection Agreement to increase the notional amounts) and with a Counterparty reasonably acceptable to Agent having a Minimum Counterparty Rating. If Borrower obtains one (1) interest rate cap, the LIBOR strike rate under the Interest Rate Protection Agreement shall be equal to or less than the Capped LIBOR Rate calculated on an annual basis, or if Borrower obtains more than one (1) interest rate cap, the blended LIBOR strike rate under the Interest Rate Protection Agreement, as determined by Lender, shall be equal to or less than the Capped LIBOR Rate. The Interest Rate Protection Agreement shall be in form and substance substantially similar to the Interest Rate Protection Agreement in effect as of the date hereof. In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below a credit rating from S&P and Fitch of at least "A" and from Moody's of at least "A2", Borrower shall replace the Interest Rate Protection Agreement not later than thirty (30) days following receipt of notice from Lender of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 4.1.14) from a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating. Borrower shall have the right to pay the premium for the Interest Rate Protection Agreement from the Interest Reserve.

            (b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. Borrower shall take all action reasonably requested by Agent to enforce Agent's rights under the Interest Rate Protection Agreements in the event of a default by Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

            (c) Borrower shall collaterally assign to Agent, pursuant to an Assignment of Interest Rate Protection Agreement substantially in the form attached hereto as EXHIBIT C-2, all of its right, title and interest to receive any and all payments under the Interest Rate Protection Agreement (and any related guarantee, if any) and shall deliver to Agent an executed counterpart of such Interest Rate Protection Agreements, notify the Counterparty of such collateral assignment and obtain the agreement (either in such Interest Rate Protection Agreement or by separate instrument) of such Counterparty to make any payments to become payable under or pursuant to the Agreement directly to Agent until such time as the Assignment of Interest Rate Protection Agreement is terminated or otherwise canceled. At such time as the Loan is repaid in full, all of Agent's right, title and interest in the Interest Rate Protection Agreement shall terminate and Agent shall execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Agent's release of the Interest Rate Protection Agreements and to notify the Counterparty of such release. If Agent receives any payments under the Interest Rate Protection Agreement (other than a payment by reason of a termination event thereunder or any other payment during the existence of an Event of Default), Agent shall have the right to hold the same, deposit the same in a cash collateral account as additional security for the Loan and to apply same to the payment of accrued and unpaid interest on any Payment Date. If Agent receives any payments under the Interest Rate Protection Agreement during the existence of an Event of Default or by reason of a termination event under the Interest Rate Protection Agreement, Agent shall have the right to hold same, to deposit same in such cash collateral account or to apply same to any portion of the Debt in any order it desires or, if the Interest Rate Protection Agreement has been partially or wholly terminated, to apply same to the cost of acquiring another interest rate protection agreement in form and substance, and from a counterparty, satisfactory to Agent in all respects.

            (d) In the event that Borrower fails to purchase and deliver to Agent the Interest Rate Protection Agreement as and when required hereunder, Agent may purchase the Interest Rate Protection Agreements and the cost incurred by Agent in purchasing the Interest Rate Protection Agreements shall be paid by Borrower to Agent with interest thereon at the Default Rate from the date such cost was incurred by Agent until such cost is paid to Agent.

            (e) Borrower's failure to comply with any or all of the foregoing covenants set forth in this Section 4.1.14 (within ten (10) Business Days after notice thereof is given by Agent to Borrower) shall constitute an Event of Default hereunder.

            4.1.15 CONSTRUCTION MANAGEMENT AGREEMENT. Borrower shall (i) enforce the Construction Management Agreement in the best interests of the Improvements using sound business judgment, (ii) waive none of the material obligations of any of the parties thereunder, (iii) do no act which would relieve Construction Manager from its material obligations to construct the Improvements according to the Plans and Specifications and (iv) make no amendments to or change orders under the Construction Management Agreement, except as permitted under Section 4.2.13, without the prior approval of Agent which approval shall not be unreasonably withheld. Borrower shall from time to time, upon request by Agent, use reasonable efforts to cause Construction Manager to provide Agent with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Agent.

            4.1.16 ARCHITECT'S CONTRACT. Borrower shall (i) enforce the Architect's Contract in the best interest of the Improvements using sound business judgment, (ii) waive none of the material obligations of Borrower's Architect thereunder, (iii) do no act which would relieve Borrower's Architect from its material obligations under the Architect's Contract and (iv) make no amendments to the Architect's Contract without the prior approval of Agent which approval shall not be unreasonably withheld. Borrower shall from time to time, upon request by Agent, cause Borrower's Architect to provide Agent with reports in regard to the status of construction of the Improvements, in such form and detail as reasonably requested by Agent.

            4.1.17 INSURANCE. Borrower shall maintain in effect at all times while Borrower is indebted to Lenders for the Loan the insurance policies required by this Agreement. The proceeds of any insurance shall be applied in accordance with the terms of Section 5.3. Borrower shall also furnish Agent with evidence or certificates from insurance companies indicating that Borrower's Architect and the Major Trade Contractors responsible for the design or construction of the Improvements are covered by professional liability insurance or other liability insurance, as applicable, as required by the applicable contract approved by Agent; such evidence or certificates to be delivered to Agent on or before the date of this Agreement.

            4.1.18 APPLICATION OF LOAN PROCEEDS. Borrower shall use the proceeds of the Building Loan solely and exclusively for the purposes of constructing the Improvements in accordance herewith and in accordance with the Building Loan Budget that shall be subject to no change except as permitted hereby. Borrower will receive the Advances to be made hereunder and will hold the right to receive the same as a trust fund for the purpose of paying the Costs of the Improvement and it will apply the same first to such payment before using any part thereof for any other purpose.

            4.1.19 BUILDING LOAN COSTS AND EXPENSES. Borrower shall promptly pay when due all Building Loan Costs unless Borrower is disputing in good faith whether any such Building Loan Costs are due; provided that Borrower's right to dispute the same shall not diminish Borrower's obligations to remove or discharge in accordance with the terms of this Agreement, the Mortgage and the other Loan Documents any mechanic's or materialman's Liens filed against the Property.

            4.1.20 FEES. Borrower shall promptly pay when due the reasonable fees of the Construction Consultant, all reasonable out-of-pocket costs and expenses, including, without limitation, appraisal fees (to the extent provided herein), recording fees and charges, abstract fees, title policy fees, escrow fees, reasonable attorneys' fees, fees of inspecting architects and engineers to the extent provided hereunder in connection with Advances, environmental consultants to the extent provided in the Building Loan Mortgage, mortgage servicing fees and expenses, and all other reasonable costs and expenses of every character which have been incurred or which may hereafter be incurred by Agent in connection with the preparation and execution of the Building Loan Documents, including any extension, amendment or modification thereof, the funding of the Building Loan, and enforcement of the Building Loan Mortgage, the Building Loan Note, and the other Building Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and or by the other Loan Documents or which may be required in the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any subordination, non-disturbance and attornment agreement or Lease approvals, the releases of Residential Units or other documents or matters requested by Borrower; including, without limitation, reasonable attorneys' fees in any action for the foreclosure of the Building Loan Mortgage and the collection of the Building Loan, and all such fees incurred in connection with any bankruptcy or insolvency proceeding; and Borrower will, within thirty (30) days after demand by Agent (together with reasonable evidence of incurrence of such expenses), reimburse Agent for all such reasonable expenses which have been incurred. All amounts incurred or paid by Agent under this Section 4.1.20, together with interest thereon at the Default Rate from the due date until paid by Borrower, shall be added to the Debt and shall be secured by the lien of the Building Loan Mortgage.

            4.1.21 COMPLETION OF CONSTRUCTION. All work on the Improvements shall be completed substantially in accordance with the Plans and Specifications in a good and workmanlike manner and shall be free of any material defects. Borrower shall diligently pursue construction of the Base Building Work to completion and obtain a Zero Occupancy Certificate of Occupancy for all but the retail space at the Property (except that Borrower shall not be required to provide a Zero Occupancy Certificate of Occupancy for the Residential Units at the Property if Borrower has instead provided to Agent a temporary certificate of occupancy for at least 50% of the Residential Units at the Property) on or prior to the Initial Maturity Date in substantial accordance with the Plans and Specifications (except for changes in accordance with Section 4.2.13) and in compliance in all material respects with all restrictions, covenants and easements affecting the Property, all applicable Legal Requirements, and all Governmental

Approvals, and with all terms and conditions of this Agreement and the other Loan Documents, free from any liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith; and to pay all sums and to perform such duties as may be necessary to complete such construction of the Base Building Work. Evidence of satisfactory compliance with the foregoing shall be furnished by Borrower to Agent on or before the Initial Maturity Date. Borrower shall also obtain final inspections and sign-offs of all components of the Base Building Work for which inspections are required, to the extent that such inspections and sign-offs can be obtained at that point in the construction process. In addition, Borrower shall diligently pursue and achieve Completion of the Improvements after the Initial Maturity Date.

            4.1.22 INSPECTION OF PROPERTY. Borrower shall permit Agent, the Construction Consultant and their respective representatives, to enter upon the Property, inspect the Improvements and all materials to be used in the construction thereof and to examine the Plans and Specifications which are or may be kept at the construction site at all reasonable times (subject to the rights of Tenants) and with reasonable advance notice and will cooperate, and use reasonable efforts to cause the Construction Manager and the Trade Contractors to cooperate with the Construction Consultant to enable him or her to perform his or her functions hereunder.

            4.1.23 CONSTRUCTION CONSULTANT. Borrower acknowledges that (i) the Construction Consultant has been retained by Agent to act as a consultant and only as a consultant to Agent in connection with the construction of the Improvements and has no duty to Borrower, (ii) the Construction Consultant shall in no event have any power or authority to give any approval or consent or to do any other act or thing which is binding upon Lenders, (iii) Agent reserves the right to make any and all decisions required to be made by Agent under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Agent under this Agreement and to accept or not accept any matter or thing required to be accepted by Agent under this Agreement, and without being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant with respect thereto, (iv) Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Agent or any other person or party, and (v) Agent reserves the right to replace the Construction Consultant with another construction consultant at any time and without prior notice to or approval by Borrower. Agent hereby advises Borrower that it has advised the Construction Consultant of the restrictions contained in this
Section 4.1.23. Agent shall use good faith efforts to cause Construction Consultant to satisfy its responsibilities and perform the services described in
Section 4.1.24.

            4.1.24 CONSTRUCTION CONSULTANT/DUTIES AND ACCESS. Borrower shall permit Agent to retain the Construction Consultant at the reasonable cost of Borrower to perform the following services on behalf of Agent in accordance with the terms of this Agreement:

            (a) To review and advise Agent whether, in the opinion of the Construction Consultant, the Plans and Specifications are satisfactory;

            (b) To review Draw Requests and change orders; and

            (c) To make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve Borrower's then current Draw Request as being consistent with Borrower's obligations under this Agreement, including inter alia, an opinion as to Borrower's continued compliance with the provisions of Section 2.9.1(e)(vi).

            The fees of the Construction Consultant shall be paid by Borrower within thirty (30) days after billing therefor and expenses incurred by Agent on account thereof shall be reimbursed to Agent within thirty (30) days after request therefor, but neither Agent nor the Construction Consultant shall have any liability to Borrower on account of (i) the services performed by the Construction Consultant, (ii) any neglect or failure on the part of the Construction Consultant to properly perform its services or (iii) any approval by the Construction Consultant of construction of the Improvements. Neither Agent nor the Construction Consultant assumes any obligation to Borrower or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.

            4.1.25 CORRECTION OF DEFECTS. Borrower shall promptly correct all defects in the Improvements or any departure in any material respect from the Plans and Specifications not previously approved by Agent to the extent required hereunder. Borrower agrees that the advance of any proceeds of the Building Loan whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, Agent shall not constitute a waiver of Agent's right to require compliance with this covenant.

            4.1.26 BOOKS AND RECORDS. Borrower shall keep and maintain detailed, complete and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction of the Improvements and the results of the operation thereof; and, upon the request of Agent, to make such books, records and accounts available to Agent for inspection or independent audit at reasonable times upon reasonable advance notice to Borrower. Any independent audit conducted hereunder shall be at Agent's expense unless such audit shall uncover a material error in statements previously delivered to Agent, in which case Borrower shall pay all reasonable costs related thereto. Agent hereby agrees to keep, and to use reasonable efforts to cause its agents, employees and consultants to keep, any information acquired hereby confidential unless already known to the general public or as required by law.

            4.1.27 INDEBTEDNESS. Borrower shall duly and promptly pay all Borrower's indebtedness to Lenders according to the terms of this Agreement, the Building Loan Note and the other Building Loan Documents, and shall incur no other Indebtedness in any form, whether direct, indirect, primary, secondary, or contingent, without Agent's prior written consent, other than such indebtedness contemplated hereunder in connection with constructing and operating the Improvements, the indebtedness created under the Supplemental Loan Documents and Project Loan Documents and the Indebtedness permitted pursuant to Section 4.2.14, which other Indebtedness in each case is paid on a timely basis.

            4.1.28 MAINTAIN EXISTENCE. Borrower shall maintain its existence in good standing and make no changes in its organization, except to the extent permitted under Article VIII; shall not convey, transfer, or lease any substantial part of its property, assets, or business to any other person or entity except as provided under Article VIII; shall not engage in any business enterprise other than as provided in this Agreement; not to merge or consolidate with or into any other firm or corporation or enter into any partnership or joint venture with any other person or entity; and shall not make any loans or advances to any other person or entity, except extensions of credit in the normal course of business and as otherwise permitted pursuant to Section 3.1.24(v).

            4.1.29 BONDS. Borrower shall furnish to Agent and maintain such Payment and Performance Bonds with respect to the obligations of each Major Trade Contractor to the extent required hereunder. In the event that Borrower is required to present the original counterparts of such Bonds in connection with making a claim against the surety thereunder, then Agent shall return the Bonds to Borrower to the extent necessary for such limited purpose, except that if a material Default or an Event of Default exists Agent will present the Bonds, at Borrower's request, however, any and all proceeds that would have been payable to Borrower under the Bonds upon such presentment must be paid to Agent and such proceeds shall be deemed to be Funds under Article VI.

            4.1.30 FINANCING PUBLICITY. Subject to the prior reasonable approval of Borrower, Borrower shall permit Agent and Lenders to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies, and to give Agent and Lenders ample advance notice of such events and to give Agent and Lenders such assistance as reasonably possible in connection with obtaining such publicity as Agent and Lenders may reasonably request and Borrower may reasonably approve.

            4.1.31 EASEMENTS AND RESTRICTIONS; ZONING. Borrower shall submit to Agent for Agent's approval (not to be unreasonably withheld or delayed) prior to the execution thereof by Borrower all proposed easements, restrictions, covenants, permits, licenses, and other instruments which would affect the title to the Property, accompanied by a Survey showing the exact proposed location thereof and such other information as Agent shall reasonably require. Except as permitted under Article VIII, Borrower shall not subject the Property or any part thereof to any easement, restriction or covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) without the prior approval of Agent (not to be unreasonably withheld or delayed). Agent agrees that it will subordinate the Lien of the Mortgage to any easement, restriction or covenant approved by Agent. With respect to any and all existing easements, restrictions, covenants or operating agreements which benefit or burden the Property and any easement, restriction or covenant to which the Property may hereafter be subjected in accordance with the provisions hereof, Borrower shall: (a) observe and perform the obligations imposed upon Borrower or the Property; (b) not alter, modify or change the same without the prior approval of Agent (not to be unreasonably withheld or delayed); (c) enforce its rights thereunder in a commercially reasonable manner so as to preserve for the benefit of the Property the full benefits of the same; and (d) deliver to Agent a copy of any notice of default or other material notice received by Borrower in respect of the same promptly after Borrower's receipt of such notice.

            4.1.32 LABORERS, SUBCONTRACTORS AND MATERIALMEN. Borrower shall notify Agent immediately, and in writing, if Borrower receives any default notice, notice of lien or demand for past due payment, written or oral, from any laborer, subcontractor or materialmen. Borrower will also furnish to Agent at any time and from time to time upon reasonable demand by Agent, lien waivers in form reasonably satisfactory to Agent bearing a then current date from the Trade Contractors covering work performed which was the basis of the immediately prior Advance (subject, however, to Section 2.9.1(e)(xiv).

            4.1.33 OWNERSHIP OF PERSONALTY. Borrower shall furnish to Agent, if Agent so requests, photocopies of the fully executed contracts, bills of sale, receipted vouchers and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures and other personal property used or to be used in the construction or operation of the Improvements.

            4.1.34 COMPLY WITH OTHER BUILDING LOAN DOCUMENTS. Borrower shall perform all of Borrower's obligations under the Building Loan Note and the other Building Loan Documents.

            4.1.35 PURCHASE OF MATERIAL UNDER CONDITIONAL SALE CONTRACT. Borrower shall not permit any materials, equipment, fixtures or any other part of the Improvements to be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Improvements, unless authorized by Agent in writing and in advance or otherwise permitted in accordance with Section 4.2.14.

            4.1.36 FURTHER ASSURANCE OF TITLE. Borrower shall further assure title as follows: If at any time Agent has reason to believe in its reasonable opinion that any Advance is not secured or will or may not be secured by the Building Loan Mortgage as a first priority lien or security interest on the Improvements (subject only to the Permitted Encumbrances), then Borrower shall, within ten (10) days after written notice from Agent, do all things and matters necessary (including execution and delivery to Agent of all further documents and performance of all other acts which Agent reasonably deems necessary or appropriate) to assure to the reasonable satisfaction of Agent that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Building Loan Mortgage as a first priority lien or security interest with respect to the Improvements (subject only to the Permitted Encumbrances). Lenders, at Agent's option, may decline to make further Advances hereunder until Agent has received such assurance. The Title Company, in its capacity as subrogee to Lenders' rights against Borrower, shall not have the right to enforce this Section 4.1.36 against Borrower.

            4.1.37 CONDOMINIUM. The provisions of this Section 4.1.37 shall apply in the event that Borrower elects to convert the Property to a condominium form of ownership:

            (a) Borrower shall submit to Agent an offering plan, which offering plan and all documents contained therein have been reasonably approved by Agent (the "OFFERING PLAN"), for the establishment of condominium ownership of the Property, prior to Borrower's submitting said Offering Plan to the New York State Department of Law for review and acceptance for filing. To the extent permitted by applicable Legal Requirements, Borrower shall include in the

Offering Plan and/or other appropriate Condominium Documents a provision that for the purpose of Section 339-cc of the New York Real Property Law, the specified percentage of unit owners means such percentage in common interest in the aggregate and not such percentage in number of units in the aggregate. Borrower shall, subject to Agent's prior approval (not to be unreasonably withheld or delayed), promptly submit all amendments and supplements to such plan required by Legal Requirements to the New York State Department of Law. Borrower promptly shall obtain acceptance for filing of the Offering Plan, as so amended or supplemented, by the New York State Department of Law. If Agent disapproves an amendment, it shall furnish Borrower with a written statement setting forth the reasons for disapproval. Notwithstanding the foregoing, Agent's consent shall not be required for price change amendments that increase prices or for immaterial or ministerial amendments that are otherwise required by the Department of Law or amendments required to conform to changes in the Condominium Act (including any regulations promulgated thereunder).

            (b) The form of Qualifying Contract contained in the Offering Plan shall be subject to Agent's approval, which shall not be unreasonably withheld or delayed. If permitted by applicable Legal Requirements, each Qualifying Contract shall provide that it may be terminated by Borrower in the event that a material Casualty (including any Casualty that affects 25% or more of the Building) shall occur prior to the closing of title thereunder.

            (c) Borrower shall cause the Condominium Documents to comply with all applicable Legal Requirements.

            (d) Borrower shall comply with all Legal Requirements in connection with the offering and sale of Residential Units.

            (e) Borrower shall hold or shall cause to be held any deposits in connection with any Qualifying Contract in an account maintained with the escrow agent set forth in the Offering Plan, or another escrow agent reasonably acceptable to Agent, and shall not withdraw such deposits for any purpose except as expressly provided in the applicable Qualifying Contract, or in accordance with Legal Requirements or the Condominium Documents. Borrower shall assign its rights therein to Agent pursuant to the Conditional Assignment of Condominium Documents. If permitted under applicable law, Borrower shall designate Agent as the depository bank with respect to escrow agent's holding of such deposits, provided that Agent pays a market rate of interest on such deposits. Without limiting the foregoing, Borrower shall not permit the proceeds of any such deposits to be used to pay for construction or other costs related to the Improvements, except to the extent that such deposit was expressly agreed to be used for additional custom work under the applicable Qualifying Contract subject to compliance with Legal Requirements.

            (f) If the purchaser under any Qualifying Contract shall default in performance of its obligations thereunder beyond all applicable grace, notice and cure periods and Borrower shall retain the deposit thereunder as liquidated damages, Borrower shall give prompt notice to Agent of such retention and shall prepay the Loan in an amount equal to such deposit (net of collection and brokerage expenses, if any); provided that until such time as Borrower shall have retained the first $140,000,000 of Required Release Prices in accordance with Section 4.1.37(j)(i)(H), Borrower shall have the right to retain such deposits to be applied against

Borrower's right to retain the first $140,000,000 of Required Release Prices as hereinafter provided. Borrower shall be required to retain any such deposit in respect of any Qualifying Contract that was necessary in order to satisfy the conditions set forth in Section 2.1.5(b)(ix) or Section 2.1.5(c)(iv).

            (g) Without the prior written consent of Agent (which shall not be unreasonably withheld), Borrower shall not:

            (i) prior to a Condominium Conversion, amend, modify, supplement or terminate any of the Condominium Documents, other than an amendment, modification or supplement which merely increases the price of any Residential Unit or that is otherwise required by the Department of Law or amendments required to conform to changes in the Condominium Act (including any regulations promulgated thereunder), but, in any case, Agent shall be given notice of any such amendment, modification or supplement and shall not vote its shares to do any of the foregoing after a Condominium Conversion without such consent and notice;

            (ii) sell or offer for sale any Residential Units except in compliance with the Condominium Documents and all applicable Legal Requirements;

            (iii) enter into any contract for the sale of any Residential Unit unless (A) the same is a bona fide, unconditional (subject to clause (G) of this paragraph) contract in the form included in the Offering Plan with such changes to such form as may be negotiated by Borrower in good faith and on an arm's length basis, provided that such changes shall not contravene any of the requirements provided for in this Agreement for such contract to qualify as a Qualifying Contract or otherwise materially adversely affect Agent or Lenders, (B) the purchaser thereunder is not an affiliate of Borrower except as otherwise permitted under Section 4.1.37(g)(vi), (C) the sale price is greater than or equal to the Minimum Release Price, (D) the sale price is payable in full by bank or certified check or wire transfer of immediately available funds at closing, (E) the Offering Plan has been accepted for filing with the New York State Department of Law, (F) the purchaser under be required to deposit with the escrow agent under the Offering Plan a cash amount equal to not less than ten percent (10%) of the purchase price (or a letter of credit in such amount) and such contract shall provide that such amount shall be retained by Borrower as liquidated damages upon default beyond all applicable grace, notice and cure periods by the purchaser of its purchase obligation under such contract and (G) such contract shall be subject to no conditions (other than financing contingencies and completion of construction) upon the purchaser's obligation (except for customary title conditions and Legal Requirements, including rights of rescission required by law);

            (iv) (A) amend, modify or supplement any Qualifying Contract in any material manner or in any manner which would materially adversely affect Borrower, Agent, Lenders or the Property, or terminate any Qualifying Contract (except for default on the part of a purchaser thereto but with prompt notice to Agent), or permit any of the foregoing actions to be taken or (B) release any deposit under any Qualifying Contract, except in each case, in accordance with the terms of such Qualifying Contract and this Agreement or as otherwise required by Legal Requirements or the Department of Law or amendments required to conform to changes in the Condominium Act (including any regulations promulgated thereunder);

            (v) declare the Offering Plan effective before Borrower has entered into Qualifying Contracts for at least 25% percent of the Residential Units (which, for purposes hereof, shall not include contracts of sale with Vornado or any other Affiliate of Borrower unless Agent shall have consented thereto) or abandon or materially change its plan for submission of the Property to the condominium form of ownership except that to the extent permitted by Legal Requirements, if requested to by Agent, Borrower shall terminate, rescind and take such steps as shall be necessary to unwind the Condominium Conversion with respect to the Property if prior to the sale of the first Residential Unit, a Casualty occurs, the Bloomberg Lease terminates by reason of such Casualty and pursuant to the Condominium Act the Building is nevertheless required to be restored; or

            (vi) enter into any contract for sale of any Residential Units to Vornado or any other Affiliate of Borrower unless (A) such contract would otherwise qualify as a Qualifying Contract, and (B) such contracts are on market arms-length terms; except that (I) for the purposes of Sections 2.1.5(b) and (c) not more than 10% of the Qualifying Contracts or Required Release Prices shall be or relate to contracts with Vornado or any other Affiliate of Borrower or Vornado and (II) the requirements of clause (B) shall not apply with respect to up to 10% of the Residential Units provided the Minimum Release Price for any such affiliated contract that is not on market arms-length terms shall equal $800 per square foot of space in the applicable Residential Unit.

            (h) Agent shall, on Borrower's written request, contemporaneously with Agent's release of the first Residential Unit from the liens of the Mortgage, subordinate the lien of the Building Loan Mortgage, Supplemental Loan Mortgage and the Project Loan Mortgage to the declaration of condominium for the Land and Improvements and shall execute the appropriate instruments (reasonably satisfactory in all respects to Agent) in recordable form to effect such subordination, upon the satisfaction of the conditions enumerated below (so that after giving effect to the filing of such subordination, the Mortgage constitutes a lien only on the applicable Residential Units and the corresponding interests in the common elements). Notwithstanding the foregoing, Agent shall subordinate the liens of the Mortgage to such declaration of condominium at such earlier time, if any, that Borrower is required to file the declaration of condominium pursuant to the Bloomberg Lease, provided that each of the "Commencement Dates" under (and as defined in) the Bloomberg Lease shall already have occurred and provided further that Borrower agrees that until the sale of the first Residential Unit, Agent's and Lenders' rights under this Agreement, including, without limitation, under Article V of this Agreement shall not be impaired by such earlier filing.

            (i) Agent shall have received and approved (not to be unreasonably withheld) in all respects the Condominium Documents (to the extent not previously approved in writing by Agent) which shall be in proper form for recording or filing, as necessary, in the appropriate offices;

            (ii) the title policy or policies insuring the Building Loan Mortgage, Supplemental Loan Mortgage and the Project Loan Mortgage shall have been endorsed to provide affirmative insurance, to the effect that the Property constitutes a condominium validly created under the Condominium Act and Agent shall have received such endorsement' from the Title Company;

            (iii) Borrower shall have duly executed and delivered, or caused to be duly executed and delivered, to Agent (a) a conditional assignment of Borrower's or the declarant's (if the declarant under the applicable Condominium Documents is other than Borrower) rights under the Condominium Documents ("CONDITIONAL ASSIGNMENT OF CONDOMINIUM DOCUMENTS") in the form of SCHEDULE XXIV, (b) conditional resignations of the officers and members of the board of directors of the applicable condominium association who have been appointed or elected by Borrower or any Affiliate of Borrower in the form of SCHEDULE XXV and (c) a letter from the person (if other than Agent) who, pursuant to the Offering Plan, shall hold the deposits in escrow under any contract of sale of any Residential Units in the form of
      SCHEDULE XXVI;

            (iv) Agent shall have received an opinion (upon which Agent and Lenders and their respective successors and assigns may rely) from counsel reasonably satisfactory to Agent to the effect that (A) the Condominium Documents satisfy all applicable requirements of Governmental Authorities and have been duly executed, (B) all requirements of any applicable statute, rule or ordinance relating to the formation of the condominium have been duly satisfied and, assuming the recording of the declaration of condominium and the subordination of the Building Loan Mortgage, Supplemental Loan Mortgage and Project Loan Mortgage to the declaration of condominium, the condominium has been duly and validly created and is existing in full force and effect and no filing, registration or other compliance with any federal or state securities law or other Legal Requirement will be required in connection with the sale of Residential Units in New York State, or if such filing is necessary, that the applicable Legal Requirement governing the same has been fully complied with and (C) the assignment, resignations and agreements referred to in clause (iii) of this subsection have each been duly authorized, executed and delivered by the respective parties thereto and are enforceable against said parties in accordance with their respective terms (the form of opinion attached hereto as SCHEDULE XXIX is acceptable to Agent);

            (v) the Offering Plan for the condominium (A) has been accepted by all Governmental Authorities whose acceptance is required under any Legal Requirements, and (B) has become effective; and

            (vi) the condominium association which shall be created by the Condominium Documents shall have furnished to Agent, at no cost or expense to Agent, a blanket fire insurance policy with extended coverage naming Agent, said condominium association, and purchasers of each Residential Unit, as their respective interests may appear, as the insureds, covering all of the Improvements for the full replacement value (other than foundations); said fire insurance shall at all times be an amount equal to 100% of the insurable value of the Improvements (other than foundations) and shall otherwise comply with the applicable conditions contained in
      Article V of this Agreement and the other Building Loan Documents.

            (i) Intentionally omitted.

            (j) (i) Provided that no Event of Default exists under this Agreement, Agent shall release one or more Residential Units from the lien of the Building Loan Mortgage, Supplemental Loan Mortgage and Project Loan Mortgage and all other Loan Documents securing the indebtedness evidenced by the Building Loan Note, the Supplemental Loan Note and the Project Loan Note (and from any UCC-1 financing statements executed by Borrower in favor of Agent covering such Units) and deliver to Borrower a duly executed release(s) in recordable form, a UCC-3 release of security interest and other such documents as may be reasonably required to release the Residential Unit(s) from the lien and/or security interest of the Building Loan Documents, Supplemental Loan Documents and Project Loan Documents upon satisfaction of each of the following conditions:

                        (A) Borrower shall have fully complied with the
                  provisions of subsections (a) through (d) of this Section 4.1.37;

                        (B) Borrower shall have entered into Qualifying
                  Contracts (under which any and all financing contingencies have expired) for the sale of not less than 20% of the net square footage of all Residential Units (as such square footage is described in the Offering Plan);

                        (C) Agent shall have received a copy of an executed
                  Qualifying Contract with reference to such Unit;

                        (D) Agent shall have received not less than five (5)
                  Business Days prior written notice of the proposed release accompanied by a pro forma settlement statement signed by Borrower and reflecting the Net Sales Proceeds from the sale of such Unit and the Required Release Price;

                        (E) contemporaneously with such release there shall be a
                  sale of such Unit pursuant to an approved form of Qualifying Contract;

                        (F) the Residential Unit to be released will constitute
                  one or more tax lots separate and distinct from the tax lot or lots applicable to the remaining portion of the Property encumbered by the liens of the Mortgage;

                        (G) neither the release from the liens of the Mortgage
                  nor the conveyance to the transferee of such Unit will violate any applicable zoning or subdivision laws;

                        (H) Agent shall have received in cash or by wire
                  transfer of immediately available funds or by certified or bank check payable to Agent the greatest of (x) the Minimum Release Price for such Unit, (y) ninety percent (90%) of the Gross Sales Proceeds for such Unit or (z) the Net Sales Proceeds (the amount described in clause (x), (y) or (z), as applicable, in respect of each Residential Unit being the "REQUIRED RELEASE PRICE"), provided that so long as no material Default and no

                  Event of Default shall have occurred and be continuing and provided further that at the time in question the ratio of (I) Proforma NOI to (II) the sum of (1) the outstanding principal balance of the Loan as of the first day of the First Extension Period, and (2) the portion of the Loan that Lenders remain obligated to fund (assuming that Borrower satisfies the conditions precedent thereto), equals or exceeds 13%, Borrower shall be entitled to receive and retain the Required Release Prices until Borrower shall have received an aggregate amount equal to $140,000,000 less the aggregate amount of any and all contract deposits retained by Borrower as liquidated damages pursuant to Section 4.1.37(f); and

                        (I) Agent shall have received such other documents,
                  certificates, instruments, opinions or assurances as Agent may reasonably request.

            (ii) Required Release Prices received by Agent under this Section
      4.1.37 shall be applied in accordance with subsection (iii) below and shall not be deemed a payment until such time.

            (iii) Amounts received by Agent under this subsection shall be applied on the date received or, at Agent's option, on the date immediately succeeding the expiration of the then current Interest Period (without penalty other than Additional Costs) first to the payment of principal outstanding under the Project Loan Documents, second to the payment of principal outstanding under the Supplemental Loan Documents and third to the payment of principal outstanding under Building Loan Documents. In the event Agent shall have elected not to apply such amounts on the date received, such amounts shall be held by Agent in an interest bearing reserve account and all interest earned therein shall be paid to Borrower. Borrower shall have the option, from and after the Condominium Conversion, of selecting in its Rate Request, a seven (7) day LIBOR Loan and, in such event, the amounts received under this clause (iii) shall be applied in the manner hereinabove provided on the day immediately succeeding the then expiring Interest Period.

            4.1.38 TAX BENEFITS. (a) Borrower shall maintain (subject to matters beyond its control such as changes in the applicable laws eliminating the benefits provided) pursuant to Section 421-a of the New York Real Property Tax Law, Chapter 6, Title 28 of the Rules of the City of New York, and all other applicable Legal Requirements, a partial exemption of the residential portion of the Improvements from New York real estate taxes for a ten (10) year period commencing after the completion of construction of the Improvements as described in Section 6-02(d)(1) of the Rules of the City of New York (the "421-A TAX BENEFITS"), as contemplated in the 421-a Negotiable Certificates and the written agreement pursuant to which the same were issued. In connection therewith, Borrower shall construct the Improvements to be in compliance with the Legal Requirements applicable to the 421-a Tax Benefits.

            (b) Borrower shall not assign any of the 421-a Negotiable Certificates, or surrender, cancel, modify in any material respect, or transfer, or permit the surrender, cancellation, modification in any material respect, revocation or transfer of, the 421-a Tax Benefits, provided that Borrower shall have the right to sell a portion the 421-a Negotiable

Certificates which exceed the number of 421-a Negotiable Certificates that Borrower needs in order to maintain a partial exemption of the entire residential portion of the Improvements from New York real estate taxes for a ten (10) year period commencing after the completion of the Improvements.

            (c) On or before the Closing Date, Residential Owner shall deliver to Agent the 421-a Negotiable Certificates together with a duly executed assignment in blank of the same in form and substance reasonably satisfactory to Agent. In the event that after the 421-a Negotiable Certificates have been delivered to Agent pursuant to the terms hereof, Borrower shall require possession of the Certificates in order to effectuate the purposes for which the same are intended, Agent shall redeliver the Certificates to Borrower's counsel pursuant to escrow instructions reasonably satisfactory to Agent in which such escrow holder recognizes Agents and (subject also to Section 4.1.38) Lenders interests in such Certificates and agrees to hold the same in accordance with said instructions for the benefit of Agent and Lenders.

            (d) Borrower shall notify Agent of the modification in any material respect, revocation of or failure to maintain any 421-a Negotiable Certificate or any of the 421-a Tax Benefits within five (5) Business Days after Borrower obtains knowledge thereof. Borrower's notice to Agent shall include a statement setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto. Borrower shall deliver to Agent any material notices received or sent by Borrower or the City of New York or any other party with respect to any 421-a Negotiable Certificate or any of the 421-a Tax Benefits within five (5) Business Days after Borrower receives or concurrently with Borrower's sending the same.

            4.1.39 INCLUSIONARY HOUSING PROGRAM. (a) Borrower shall use good faith reasonable efforts to obtain and maintain Additional Development Rights in order to include the Bonus Area within the Improvements. Without limiting the foregoing, Borrower shall use good faith reasonable efforts to obtain the Inclusionary Air Rights Agreement by the point in time when Borrower is ready to begin pouring the concrete for the Residential Component of the Improvements, and, thereafter to maintain the same in full force and effect throughout the term of the Loan.

            (b) Borrower shall not assign (other than to Agent) either the Inclusionary Air Rights Agreement or any Certificate of Eligibility for Zoning Bonus, or surrender, cancel, modify in any material respect, or waive any of its material rights under, or transfer, or permit the surrender, cancellation, modification in any material respect, revocation or transfer of, the Inclusionary Air Rights Agreement or any Certificate of Eligibility for Zoning Bonus, without Agent's prior written consent. Notwithstanding the foregoing, Borrower shall have the right to sell a portion of the existing Certificates of Eligibility for Zoning Bonus to the extent (and simultaneously or after) it acquires Certificates of Eligibility for Zoning Bonus in excess of the total Bonus Area required for the Improvements.

            (c) Borrower shall notify Agent of (i) any material default by any party, including Borrower, under the Inclusionary Air Rights Agreement, (ii) the termination or cancellation of the Inclusionary Air Rights Agreement, (iii) the modification in any material respect, revocation of or failure to timely obtain and maintain any Certificate of Eligibility of Zoning Bonus necessary to obtain the benefits of the Bonus Area, (iv) any material delay in the construction or completion of the Off-Site Property, and (v) any assignment of the Inclusionary Air Rights Agreement by the Off-Site Developer, in each case within five (5) Business Days after Borrower obtains knowledge thereof. Borrower's notice to Agent shall include a statement setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto. Borrower shall deliver to Agent any material notices received or sent by Borrower, Off-Site Developer, the City of New York, HPD or any other party with respect to the foregoing within give five (5) Business Days after Borrower receives or concurrently with Borrower's sending the same.

            (d) Borrower shall deliver to Agent originals of the existing Certificates of Eligibility for Zoning Bonus for the Existing Development Rights affecting the Property on or before the Closing Date and shall deliver the original of the additional Certificate(s) of Eligibility for Zoning Bonus for the Additional Development Rights to Agent promptly after obtaining the same. Borrower shall deliver to Agent copies of Borrower's (and to the extent Borrower receives same from Off-Site Developer, Off-Site Developer's) applications for any certificates of eligibility and all other material documents and notices, delivered to HPD in connection with the HPD Off-Site Agreement promptly after sending them to HPD. In the event that after the Certificates of Eligibility for Zoning Bonus have been delivered to Agent pursuant to the terms hereof, Borrower shall require possession of the Certificates in order to effectuate the purposes for which the same are intended, Agent shall redeliver the Certificates to Borrower's counsel pursuant to escrow instructions reasonably satisfactory to Agent in which (subject also to Section 4.1.39(b)) such escrow holder recognizes Agents and Lenders interests in such Certificates and agrees to hold the same in accordance with said instructions for the benefit of Agent and Lenders.

            (e) Upon reasonable request from time to time, Borrower shall deliver to Agent a progress report with regard to the construction of the lower income housing development by the Off-Site Developer on the Off-Site Property pursuant to the Inclusionary Air Rights Agreement.

            4.1.40 ERISA. (a) Borrower will not become an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower will not become a "governmental plan" within the meaning of Section 3(32) of ERISA and
(d) transactions by or with Borrower will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

            4.1.41 ZLDA. Borrower shall comply with all of its obligations under the terms and provisions of the ZLDA. Borrower shall not modify or amend the ZLDA without the prior approval of Agent, which shall not be unreasonably withheld, and shall not terminate the ZLDA without the prior approval of Agent.

            4.1.42 SUBWAY AGREEMENT. Borrower shall comply with all of its obligations under the terms and provisions of the Subway Agreement. Borrower shall not modify or amend the Subway Agreement without the prior approval of Agent, which shall not be unreasonably withheld, and shall not terminate the Subway Agreement without the prior approval of Agent.

                  4.1.43 REA. Borrower shall, at Agent's request, provided that the Condominium Conversion shall not have already occurred, execute, deliver and record a Declaration of Rights and Reciprocal Easements (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "REA"), in form and substance satisfactory to Agent, within thirty (30) days after an Event of Default shall have occurred relating to a monetary Default or any other material Default including, without limitation, failure of Borrower to proceed with the construction of the Improvements in accordance with the terms of this Agreement. The REA shall provide for, inter alia, (i) cross easements between the two parcels comprising the Property, (ii) allocation of responsibilities for construction, maintenance, support and operations, including, without limitation, utilities, for such parcels and the improvements to be located thereon, as between such parcels and the respective owner of each such parcel, (iii) the respective rights and obligations of the owners of such parcels to build and restore the Improvements,
(iv) the respective rights and obligations of the owners of such parcels in the event of a Casualty or Condemnation, including, without limitation, the obligations to restore and the rights to any Net Proceeds or Award, and (v) the rights and remedies of an owner to perform the obligations of the other owner if the other owner fails to do so, including the rights to lien the other owner's property. In the event that the REA shall not have been duly executed and delivered and properly recorded in the City Register's Office, New York County, prior to the commencement of a foreclosure proceeding against the Property or prior to the filing of any bankruptcy proceeding (voluntary or involuntary) against either Commercial Owner or Residential Owner, Borrower agrees that it will not adopt a foreclosure or bankruptcy strategy or interpose defenses (including, without limitation, any defenses that the assets of Borrower must be marshaled) which would oppose or contravene or otherwise interfere with the foreclosure of both parcels comprising the Property simultaneously in a single sale as though both such parcels were but a single parcel owned by one owner. Borrower acknowledges in connection with the foregoing that Agent and Lenders
(A) have entered into this Agreement and the other Loan Agreements and Lenders have agreed to make the Loan in reliance on their ability to treat the Property for collateral purposes as though it were a single parcel, (B) would not have made a loan against either parcel independently of the other and (C) are permitting the continued subdivision of the Property as two parcels with separate ownership in each Borrower merely to accommodate Borrower's tax and organizational needs. In furtherance of the foregoing, and in consideration for Lenders agreeing to make the Loan, each Borrower agrees to include a provision in its Organizational Documents that if either Borrower is involved in a bankruptcy proceeding (voluntary or involuntary), at the request of Agent, the other Borrower will file a voluntary petition in bankruptcy and support Agent in seeking on behalf of Lenders or will itself seek on its own behalf procedural consolidation of both proceedings, and such provision may not be amended or modified without the consent of Agent (and will expressly so provide).

                  SECTION 4.2 BORROWER NEGATIVE COVENANTS.

                  Borrower covenants and agrees that:

                  4.2.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Borrower shall not permit or suffer any Transfer, other than a Permitted Transfer, without the prior written consent of Agent.

                  4.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances or on any of the Cash Collateral (except for the Liens of the Loan Documents) or on any Qualifying Contract (except for the Liens of the Loan Documents) or on any Qualifying Contract (except for the Liens of the Loan Documents).

                  4.2.3 DISSOLUTION. Borrower shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, or transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except in each case to the extent expressly permitted by the Building Loan Documents.

                  4.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership, management, construction, development and operation of the Property.

                  4.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business; provided, however, that prior to delivery of the First Extension Notice, if the purchaser under any Qualifying Contract shall default in performance of its obligations thereunder beyond all applicable grace, notice and cure periods, Borrower may release the purchaser from any obligations thereunder and return the contract deposit to such purchaser without the prior reasonable approval of Agent and such contract shall not be included as a Qualifying Contract for any purposes hereunder. Thereafter, during any Extension Period if the purchaser under any Qualifying Contract shall default in the performance of its obligations thereunder beyond any applicable grace, notice and cure periods, Borrower may release the purchaser from any obligations thereunder and return the contract deposit to such purchaser without the prior approval of Agent unless such Qualifying Contract was included in the determination (and still is necessary to be included in such determination) of whether Borrower qualified for an extension of the term of the Loan pursuant to Section 2.1.5, in which case, Borrower may release the purchaser under such Qualifying Contract from any obligations thereunder and return the contract deposit to such purchaser without the prior reasonable approval of Agent only if Borrower shall have entered into a new Qualifying Contract for the Residential Unit in question.

                  4.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the constituent members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Agent in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. Agent acknowledges that the Affiliate Contracts listed on SCHEDULE XXII satisfy the foregoing requirements of this
Section 4.2.6. Borrower shall not amend or permit the amendment of any Affiliate Contracts without the prior consent of Agent except on terms which are fully disclosed to Agent in advance and that are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                  4.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Agent. Borrower will promptly notify Agent of any anticipated or proposed change in the zoning for the Property or any portion thereof or any other property with respect to which a change in zoning would affect the zoning or Borrower's use and enjoyment of the Property, or any part thereof, promptly upon its learning of any such anticipated or proposed change. Agent shall have the right to participate (at Borrower's reasonable cost and expense) in any and all proceedings, judicial, administrative or otherwise, with respect to or in any way affecting the Property, including, without limitation, zoning, environmental and other matters using counsel of Agent's choosing.

                  4.2.8 ASSETS. Borrower shall not purchase or own any property other than (i) the Property, (ii) the proceeds of the Property or the Loans,
(iii) the Cash Collateral and (iv) incidental personal property or contract rights necessary for the ownership, construction, development, management or operation of the Property.

                  4.2.9 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

                  4.2.10 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its chief executive office or chief place of business or its jurisdiction of organization as set forth on SCHEDULE XIX without first giving Agent thirty (30) days' prior notice.

                  4.2.11 ERISA. (a) Intentionally omitted.

                  (b) Borrower shall deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Agent in its sole reasonable discretion, that (A) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(32) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
(C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
         C.F.R.Section 2510.3-101(c) or (e).

                  4.2.12 NO DISTRIBUTIONS. During the Extension Periods, Borrower may make distributions or other disbursements to its shareholders, partners or members or Persons owned by or related to any of its shareholders, partners or members provided no Event of Default has occurred and is then continuing and, provided, however, that no such distribution or disbursement may be made during any Cash Trap Period other than of distributable cash already on hand at the commencement of such period that accrued prior to such period and other than of the Required Release Prices that Borrower is entitled to retain pursuant to Section 4.1.37(f) and (j). Borrower will use any and all Rents collected from the Property to pay operating expenses (including, without limitation, real property taxes, insurance premiums, debt service and ground rent (if any)) of the Property.

                  4.2.13 CHANGE ORDERS. (a) Borrower shall not directly or indirectly, without the prior written consent of Agent (not to be unreasonably withheld if required in order to comply with the Bloomberg Lease) and all Governmental Authorities (to the extent required by law):

                  (i) modify or supplement the Plans and Specifications (except as provided in paragraph (iii) below or in subsection (c) below) or any permits granted to construct the Improvements in any respect;

                  (ii) amend, supplement or otherwise modify the Architect's Agreement, or the Construction Manager's Agreement or any Major Trade Contract, except as provided in paragraph (iii) below, (1) to increase the amount payable by Borrower thereunder, (2) to lengthen the time for performance of any party thereto other than Borrower other than in an immaterial respect that will not impact upon the Construction Schedule or (3) in any other way that could adversely affect Agent and the Lenders in any material respect; or

                  (iii) direct or permit the performance of any work pursuant to any revision (of whatever nature or form) of the Plans and Specifications, or any change order or change bulletin or other instrument or understanding relating to the construction of the Improvements unless:

                  (A) such change order will not materially change the gross square feet or the net rentable square feet of commercial space to be contained in the Improvements or the net square feet of residential space to be contained in the Improvements, or the basic layout of the Improvements, or involve the use of materials, furniture, fixtures and equipment that will not be at least equal in quality to the materials, furniture, fixtures and equipment originally specified in or required by the approved Plans and Specifications; and

                  (B) such change order (excluding any change order that Bloomberg has the right to request under the Bloomberg Lease provided that Bloomberg is required to pay for the same and excluding any change order to the extent of the incremental cost (if any) that Borrower has deposited with Agent as hereinafter provided) shall, in a single instance, result in an increase or decrease in the cost of the Improvements of less than $5,000,000; however, if the aggregate cost of all such change orders (not previously approved by Agent and Construction Consultant or not required in order to comply with the Bloomberg Lease and required to be paid for by Bloomberg or for which Borrower has deposited such incremental cost as hereinafter provided to the extent of such incremental cost) at any given time, result in an increase or decrease in the cost of the

         Improvements of more than $10,000,000 then any and all subsequent change orders (excluding any change order that Bloomberg has the right to request under the Bloomberg Lease provided that Bloomberg is required to pay for the same and any such change order for which Borrower has deposited such incremental cost as hereinafter provided to the extent of such incremental cost), regardless of amount, must be previously approved by Agent and Construction Consultant as provided in this Section 4.2.13 unless Borrower deposits with Agent the incremental cost of such change order to the extent the same exceeds $10,000,000. Any amounts deposited by Borrower hereunder in connection with a change order shall be held by Agent in accordance with Section 2.1.11 and shall be disbursed by Agent to pay for such incremental costs subject to the conditions for disbursing or applying sums under such Section
         2.1.11. Notwithstanding the foregoing, Borrower shall not be permitted to make any change orders without the consent of the surety under any applicable Bonds to the extent that doing so would impair the sureties obligations thereunder.

                  (b) Borrower shall submit to Agent and Construction Consultant copies of all change orders entered into with respect to the Improvements within fifteen (15) days after the same are entered into, irrespective of whether the same require the prior approval of Agent and Construction Consultant pursuant to this Agreement. Agent shall use good faith efforts to respond within seven (7) Business Days after Agent's receipt of Borrower's written request for such approval. If Agent fails to respond to such request within seven (7) Business Days, and Borrower sends a second written request by Notice (specially marked in accordance with Section 10.6) together with a copy of such proposed change order, and Agent fails to respond to such second request before the expiration of three (3) Business Days after Agent's receipt of such second request, then such proposed change order shall be deemed consented to or approved on the terms proposed.

                  (c) Notwithstanding the foregoing, the parties hereto acknowledge that on the Closing Date the Plans and Specifications which will have been delivered and approved by Agent on behalf of Lenders are preliminary in nature as they relate to the Residential Component and the inclusion of an additional floor of residential space and the elimination of the mezzanine retail floor (as depicted on certain architectural drawings dated June 17, 2002 prepared by Borrower's Architect and submitted to Agent) and the impact of such anticipated changes on the shared mechanical and structural systems. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Agent and Lenders shall have no obligation to fund any Advance beyond the Initial Advance unless and until final Plans and Specifications therefor have been submitted to and approved by Agent and the Construction Consultant in accordance with the terms hereof. Agent agrees not to unreasonably withhold its approval to such final Plans and Specifications, provided that the same are consistent with the preliminary Plans and Specifications (with such modifications as are reflected conceptually in the aforesaid architectural drawings) and the scope of work set forth in the guaranteed maximum price attachment to the Construction Management Agreement approved by Agent and Construction Consultant. Borrower shall cause to be delivered to Agent certificates from Borrower's Architect and any other Design Professionals substantially in the form attached hereto as SCHEDULE XVI together with an updated Construction Manager's Certificate substantially in the relevant form attached hereto as SCHEDULE XIV.

                  4.2.14 INDEBTEDNESS. Borrower will not incur any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (i) the Total Debt, (ii) after completion of construction of the Base Building Work, unsecured trade payables and operational debt not evidenced by a note that are reasonable for a property in midtown Manhattan that is similar to the Property, (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property with annual payments not exceeding $50,000 in the aggregate; provided that any Indebtedness incurred pursuant to subclauses (ii) and (iii) shall be
(A) not more than sixty (60) days past due (unless Borrower is contesting the obligation to pay the same in good faith) and (B) incurred in the ordinary course of business, (iv) lease takeover obligations provided that the same have been entered into in accordance with Section 4.1.9, and (v) the "Borrower Reimbursement Obligations" as defined in the Intercreditor and Subordination Agreement provided that the same continues to be held by Mezzanine Lender or any successor thereto that is permitted under Section 8.3 hereof. No Indebtedness other than the Total Debt may be secured (subordinate or pari passu) by the Property.

                  4.2.15 ORGANIZATIONAL DOCUMENTS. Borrower will not amend, modify or otherwise change its Organizational Documents without the prior consent of Agent in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Agent or the Lenders' consent or that violates the provisions of Section 4.1.43..

                  V. INSURANCE, CASUALTY AND CONDEMNATION

                  5.1.1 INSURANCE COVERAGE. (a) Borrower, at its sole cost and expense, shall obtain and maintain, the following insurance Policies:

                  (i) At all times prior to substantial completion of the Improvements and at any time thereafter during which construction work is being performed at the Property:

                           (A) Builder's Risk "All Risk" insurance in such
                  amount as Agent shall require but in no event less than one hundred percent (100%) of the replacement cost value of the completed improvements and one hundred (100%) percent of the replacement cost value of all tenant improvements and betterments (other than those that are owned by Tenants and not required to be insured or replaced by Borrower under the applicable Lease). Such policy shall be written on a Builder's Risk Completed Value Form (100% non-reporting) or its equivalent and shall include coverage for loss by collapse, theft, flood, and earth movement. Such insurance Policy shall also include coverage for:

                                    (I) Loss suffered with respect to materials,
                           equipment, machinery, and supplies, in each case owned by Borrower or required to be insured by Borrower, whether on-site, in transit, or stored offsite and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property in each case owned by Borrower or required to by insured by Borrower;

                                    (II) Soft costs, plans, specifications,
                           blueprints and models in connection with any restoration following a casualty (which insurance under this clause (II) may contain a sublimit of $55,000,000), provided that the requirement to maintain the insurance under this clause (II) shall be waived with respect to the Initial Advance but must be maintained as a condition to Agent's and Lenders' obligations to make any subsequent Advance;

                                    (III) Demolition and increased cost of
                           construction, including, without limitation, increased costs arising out of changes in applicable laws and codes;

                                    (IV) Operation of building laws (which
                           insurance under this clause (IV) may contain a sublimit of $5,000,000); and

                                    (V) Terrorism or terrorist actions for a
                           minimum limit amount of $400,000,000 for so long as the Existing Policy is in effect prior to renewal and, thereafter, such amount not to exceed $490,000,000, whether as part of the new or renewed Builder's Risk policy or as covered by another insurance policy, as can be obtained for an additional premium of $2,700,000 subject to the provisions of Section 5.1.3(b).

                           (B) Such insurance Policy shall name Agent as the
                  insured. Such Policy shall also name Agent under a non-contributing New York standard mortgagee clause or an equivalent endorsement satisfactory to the mortgagee for Real Property and as "Loss Payee" as respects Rental Income insurance. If the insurance required under this paragraph is not obtained by blanket insurance Policies, the insurance Policy shall be endorsed to also provide guaranteed building replacement cost to the improvements and all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same under the applicable Lease) in an amount to be subject to the approval of Agent, which approval shall not be unreasonably withheld.

                           (C) Borrower shall cause the architect and the
                  engineer to obtain and maintain Architect's or Engineer's, as the case may be, Professional Liability insurance during the period commencing on the date of the Architect's Agreement or the Engineer's Agreement, respectively, and expiring no earlier than five (5) years after initial occupancy of the Improvements. Such insurance shall be in an amount equal to at least $3,000,000 per claim or as otherwise acceptable to Agent. Coverage may be provided through the purchase of an Owners Protective Professional Liability insurance Policy.

                           (D) Upon and at all times after energization of the
                  Building's electrical and /or mechanical systems, Comprehensive Boiler and Machinery coverage, with a $20,000,000 minimum limit for all mechanical and electrical equipment against physical damage, rent loss and improvements loss, with exclusions for testing removed. Such coverage shall include, without limitation, all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same pursuant to the applicable Lease).

                           (E) Commercial General Liability and Hired and Non
                  Owned Vehicle Liability insurance naming Agent as an additional insured with a minimum liability of $100,000,000 including "Umbrella Liability," per occurrence and in the aggregate per project.

                           (F) Workers Compensation and Disability insurance as
                  required by law covering Borrower.

                           (G) Borrower shall cause the Construction Manager
                  and/or General Contractors to obtain and maintain Commercial General Liability coverage, including, without limitation, products and completed operations and Automobile Liability insurance with no less than $5,000,000 in limits per occurrence or as otherwise acceptable to Agent and in the aggregate per project through primary and umbrella liability coverages. Such insurance shall name Borrower and Agent as additional insureds. Borrower shall also require that all Trade Contractors cause all of its respective subcontractors to maintain similar coverage with limits of no less than $3,000,000 per occurrence. All Persons engaged in work on the improvements at the Property shall maintain statutory Workers Compensation and Disability insurance in force for all workers on the job.

                           (H) In lieu of providing the Commercial General and
                  Umbrella liability and Workers Compensation insurance required in paragraphs (E), (F) and (G) above Borrower may provide such insurance through the purchase of a Wrap-up or Owner Controlled Insurance Program. This program shall provide coverage for all Persons engaged in construction operations at the Property (except to the extent that a particular Person is excluded from coverage, but such Person provides evidence reasonably acceptable to Agent prior to such Person's commencement of work at the Property of such Person's own coverage that meets the requirements set forth herein).

         (ii) At all times after substantial completion of the Improvements:

                           (A) Insurance against loss customarily included under
                  standard "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Property in nature, use, location, height, and type of construction (it being agreed that the aforesaid coverage for flood and earthquake may a $100,000,000 sublimit). Such insurance Policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sublimit of $5,000,000). The amount of such insurance shall be not less than one hundred percent (100%) of the replacement cost value of the improvements at the Property. Each such insurance Policy shall contain an agreed amount replacement cost endorsement and shall cover, without limitation, all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same pursuant to the applicable Lease) on a replacement cost basis. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the improvements at the Property and such tenant improvements and betterments in an amount to be subject to the approval of Agent, which approval shall not be unreasonably withheld. Agent shall be named Loss Payee on a Standard Mortgagee Endorsement.

                           (B) Rent loss and/or business interruption insurance
                  in an amount not less than the amount of gross rents payable in a 12 month period and which shall provide an Extended Period of Indemnity Endorsement for 180 days on an actual loss sustained basis, provided that Borrower shall maintain such insurance in an amount not less than the amount of gross rents payable in a 24 month period and which shall provide an Extended Period of Indemnity Endorsement for 180 days on an actual loss sustained basis if such additional 12 month period of coverage is available at an additional annual premium not to exceed $300,000. Agent shall be named as Loss Payee as respects this coverage.

                           (C) Comprehensive Boiler and Machinery coverage, with
                  a $20,000,000 minimum limit for all mechanical and electrical equipment against physical damage, rent loss and improvements loss, with exclusions for testing removed. Such coverage shall include, without limitation, all tenant improvements and betterments (except to the extent that the Tenant is required to insure the same pursuant to the applicable Lease) and include, without limitation, coverage for rental interruption insurance on an actual loss sustained basis with an Extended Period of Indemnity Endorsement for 180 days.

         (iii) At all times during the term of the Loan:

                           (A) Public Liability insurance, including, without
                  limitation, Commercial General Liability insurance; Owned Hired and Non-Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than $50,000,000 per occurrence and in the annual aggregate on per project basis, if aggregate limits are shared with other locations the amount of Umbrella Liability insurance to be provided shall be not less than $75,000,000. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Agent and the Lenders as required under this Agreement), Products and Completed Operations Liability coverage.

                           (B) Workers Compensation and Disability insurance as
                  required by applicable law.

                           (C) Such other types and amounts of insurance with
                  respect to the Property and the operation thereof that are commonly maintained in the case of other properties and buildings similar to the Property in nature, use, location, height, and type of construction, as may from time to time be reasonably required by Agent.

                  (iv) After the conversion of the Property to Condominium form of ownership, Borrower shall cause the Condominium Association to maintain the insurance provided for in this Section 5.1.1(a) until the Loan is repaid in full.

                  (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and, to the extent not specified above, shall be subject to the reasonable approval of Agent as to deductibles, loss payees and insureds. Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Agent, certificates of insurance evidencing the Policies and within thirty (30) days after commencement of the new or renewal Policy evidence reasonably satisfactory to Agent of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Agent in accordance with paragraph (g) below.

                  (c) Any required insurance may be procured under a blanket insurance Policy covering the Property and other properties or assets of Borrower or its affiliates, provided that any such blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a). Agent, in its reasonable discretion, shall determine whether such blanket Policies provide sufficient limits of insurance.

                  (d) All Policies of insurance provided for or contemplated by
Section 5.1.1(a) shall name Borrower as the insured and Agent (for the ratable benefit of Lenders and their successors and/or assigns) as the additional insured, and in the case of property damage, builder's risk, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause or its equivalent in favor of Agent (including Agent as mortgagee and loss payee) providing that the loss thereunder shall be payable to Agent for the ratable benefit of Lenders and providing thirty (30) days' advance notice of cancellation to Agent. Loss of Rental Income insurance shall name Agent (for the ratable benefit of Lenders and their successors and/or assigns) as loss payee. Notwithstanding the foregoing, if Borrower elects to convert the Property to condominium form of ownership in accordance with Section 4.1.37, from and after the Condominium Conversion, Agent's rights under this paragraph
(d) shall be subject to the terms of the declaration of condominium; however, Borrower agrees to use reasonable efforts to designate Agent as the "Insurance Trustee" under the Condominium Documents until the Loan is repaid in full.

                  (e) All Policies shall contain coverage for tenant improvements and betterments that Borrower is required to insure pursuant to the applicable Lease. All Property insurance also shall include a co-insurance waiver and Agreed Amount Endorsement. The amount of any deductible under any Policy must be reasonably acceptable to Agent. Without Agent's prior written consent, Borrower shall not name any Person other than Agent, as loss payee, as it pertains to the Property, nor shall Borrower carry separate or additional insurance coverage covering the improvements at the Property concurrent in form or contributing in the event of loss with that required by this Agreement or; provided that, if blanket policies are obtained, this sentence shall not apply to property covered by such blanket policies other than the improvements at the Property and such tenant improvements and betterments that Borrower is required to insure pursuant to the applicable Lease loan.

                  (f) Each Policy shall contain a provision whereby the insurer:
(i) agrees that such Policy shall not be canceled or terminated, the coverage, deductible, and limits of such Policy shall not be modified, other provisions of such Policy shall not be modified if such Policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such Policy shall not be so modified, canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Agent, (ii) waives any right to claim any Insurance Premiums and commissions against Agent, provided that the Policy need not waive the requirement that the Insurance Premiums be paid in order for a claim to be paid to the insured and (iii) provides that Agent is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any Policy (except for general public and other liability and Workers Compensation insurance) shall contain breach of warranty provisions, such Policy shall not be invalidated by and shall insure Agent for the benefit of Lenders regardless of
(A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such Policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Agent pursuant to any provision of the Mortgage or any other Loan Document.

                  (g) Borrower shall pay the Insurance Premiums for the Policies as the same become due and payable. Borrower shall deliver to Agent certified copies of the Policies required to be maintained pursuant to Section 5.1.1(a); provided, however, Agent and Lenders shall not be deemed by reason of the custody of such Policies to have knowledge of the contents thereof. Borrower also shall deliver to Agent within ten (10) days after Agent's request, a statement setting forth the particulars as to all such Policies, indicating that all Insurance Premiums due thereon have been paid and that the same are in full force and effect. Not later than seven (7) Business Days prior to the expiration date of each Policy, Borrower shall deliver to Agent a certificate of insurance evidencing renewal of coverage as required herein. Not later than thirty (30) days after the renewal or replacement of each of the Policies, Borrower shall deliver to Agent evidence of payment of Insurance Premiums for such renewal or replacement Policies reasonably satisfactory to Agent and not later than sixty (60) days after the renewal or replacement of each of the Policies, Borrower shall deliver to Agent an original or certified copy (as required pursuant to this paragraph) of a renewal or replacement Policy or Policies.

                  (h) If at any time Agent is not in receipt of written evidence that all insurance required hereunder is maintained in full force and effect, Agent shall have the right (but not the obligation), upon not less than five (5) Business Days prior notice to Borrower, to take such action as Agent deems necessary to protect Lenders' interest in the Property, including, without limitation, the obtaining of such insurance coverage as Agent in its reasonable discretion deems appropriate and all Insurance Premiums incurred by Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Agent upon demand and until paid shall be secured by the Building Loan Mortgage and shall bear interest at the Default Rate.

                  (i) In the event of foreclosure of the Building Loan Mortgage and/or the Supplemental Project Loan Mortgage and/or the Project Loan Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Total Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder (except, if the Condominium Conversion shall have occurred, with respect to Policies maintained by the Condominium Association, other than proceeds payable thereunder to Borrower as a Unit owner) shall thereupon vest in the purchaser at such foreclosure or Agent or other transferee in the event of such other transfer of title.

                  5.1.2 INSURANCE COMPANY. All Policies shall be issued by financially sound and responsible insurance companies having a claims paying ability rating of "A:X" or better by A.M. Best Company, Inc. or as otherwise approved by Agent.

                  5.1.3 EXISTING POLICY. (a) Agent hereby confirms its approval of the coverage provided under the existing comprehensive All Risk insurance policy (the "EXISTING POLICY") maintained by Borrower with respect to the Property, which expires on December 1, 2003 and which provides All Risk coverage, including, without limitation, for "acts of terrorism" or other similar acts or events, of $400,000,000 (the "EXISTING POLICY AMOUNT") with an Agreed Amount Endorsement. Notwithstanding anything to the contrary contained in this Agreement, the other Loan Agreements or any other Loan Document (including, without limitation, the Guaranty of Completion), Agent's and Lenders' obligations to make disbursements of the Loan proceeds pursuant to this Agreement, the Supplemental Loan Agreement and/or the Project Loan Agreement prior to December 1, 2003, shall not exceed, in the aggregate, the Existing Policy Amount prior to December 1, 2003 (the "SPECIAL CAPPED LOAN AMOUNT").

                  (b) Following the expiration of the Existing Policy, Borrower shall be required to maintain (or, if applicable, cause the Condominium Association to maintain), at all times that the Loan remains outstanding, a comprehensive All Risk insurance policy meeting the requirements set forth in
Section 5.1.1(a) above. Upon the renewal or replacement of the Existing Policy, if "acts of terrorism" or other similar acts or events are hereafter excluded from Borrower's comprehensive All Risk insurance policy, Borrower shall obtain an endorsement to such Policy, or a separate Policy from an insurance provider which maintains at least an Investment Grade Rating from Moody's and/or S&P (provided that neither Moody's or S&P rates such provider with less than an Investment Grade Rating), providing insurance coverage for replacement cost and rental interruption against all such excluded acts or events ("TERRORISM COVERAGE") on an agreed amount basis as is available, (which amount shall not be required to exceed $490,000,000), and can be purchased for an annual premium that does not exceed $2,700,000 (the "MAXIMUM TERRORISM INSURANCE PREMIUM").

                  (i) If the Maximum Terrorism Insurance Premium purchases a minimum of $150,000,000 of Terrorism Coverage on an agreed amount basis, then Borrower shall pay to Agent, annually an additional fee which shall be calculated as the product of (A) the positive difference, if any, between (i) $340,000,000 and (ii) the actual amount of Terrorism Coverage, and (B) .5% per annum.

                  (ii) If the Maximum Terrorism Insurance Premium purchases less than $150,000,000 of Terrorism Coverage on an agreed amount basis, then Borrower shall advise Agent and Agent shall determine whether Borrower is required to purchase Terrorism Coverage in the amount that the Maximum Terrorism Insurance Premium would purchase on an agreed amount basis. In the event that Agent determines that Borrower is required to purchase Terrorism Coverage in such amount, then Borrower shall pay to Agent an annual fee in the amount of $950,000. In the event that Agent determines that Borrower is not required to purchase Terrorism Coverage in such amount, then Borrower shall pay to Agent an annual fee in the amount of $2,700,000.

The endorsement or policy shall be in form and substance reasonably satisfactory to Agent.

                  SECTION 5.2 CASUALTY AND CONDEMNATION.

                  5.2.1 CASUALTY. If the Improvements shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Agent and shall promptly commence and diligently prosecute to completion the repair and restoration of the Improvements as nearly as possible to the condition the Improvements was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Agent may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

                  5.2.2 CONDEMNATION. Borrower shall give Agent prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Agent a copy of any and all papers served in connection with such proceedings. Agent may participate in any such proceedings, and Borrower shall from time to time deliver to Agent all instruments requested by Agent to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Building Loan Note and this Agreement, in the Supplemental Loan Note and the Supplement Loan Agreement and in the Project Loan Note and the Project Loan Agreement, respectively. Lenders shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest and additional interest (if any) at the rate or rates provided in this Agreement or in the Building Loan Note or in the Supplemental Loan Agreement or in the Supplemental Loan Note or in the Project Loan Agreement or in the Project Loan Note, as applicable. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Improvements and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Agent of the Award, Agent shall have the right, whether or not a deficiency judgment on the Building Loan Note, the Supplemental Note or the Project Loan Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Total Debt.

                  SECTION 5.3 DELIVERY OF NET PROCEEDS.

                  5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to the Improvements and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Agent to Borrower. As soon as reasonably practicable after receipt of the Net Proceeds (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. Notwithstanding the foregoing, if Borrower elects to convert the Property to condominium form of ownership in accordance with Section 4.1.37, from and after the Condominium Conversion, Agent's rights and obligations with respect to this Section 5.3.1 shall be subject to the terms of the declaration of condominium.

                  5.3.2 MAJOR CASUALTY OR CONDEMNATION. (a) If a Casualty or Condemnation has occurred to the Improvements, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement, provided that Agent, if required to pursuant to the terms of this Agreement shall have made the Net Proceeds available to Borrower in accordance with the provisions of this Agreement. If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Agent shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                  (i) no Event of Default shall have occurred and be continuing;

                  (ii) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

                  (iii) the Bloomberg Lease shall remain in full force and effect during and after the completion of the Restoration notwithstanding the occurrence of such Casualty or Condemnation;

                  (iv) Agent shall be reasonably satisfied that (A) (I) if the Casualty or Condemnation occurs prior to the Completion of the Improvements, the undisbursed amount of the Net Proceeds and the undisbursed proceeds of the Loan and any Cash Collateral then being held by Agent pursuant to the Cash Collateral Agreement (after Borrower has elected to balance the Loan to the extent required in accordance with Section 2.1.11 hereof) shall be sufficient to pay for the remaining Building Loan Costs, Project Loan Costs and costs of the Restoration, as determined by Agent in its sole but reasonable judgment, or (II) if the Casualty or Condemnation occurs after the Completion of the Improvements, (1) the undisbursed amount of the Net Proceeds shall be sufficient to pay for the costs of completing the Restoration or Borrower has deposited sufficient funds with Agent to pay for any such deficiency or Borrower shall pay for such costs of completing the Restoration, as incurred, in the amount of such deficiency so that the undisbursed amount of the Net Proceeds shall be sufficient to pay for the costs of completing the Restoration and (2) any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from
         (y) the Net Proceeds or (z) other funds of Borrower, and (B) (I) if the Casualty or Condemnation occurs before the Completion of the Base Building Work, Agent shall be satisfied that the Restoration will be completed and the Completion of the Base Building Work will be achieved on or before the Initial Maturity Date or such earlier date as may be required under the Bloomberg Lease, or (II) if the Casualty or Condemnation occurs during the First Extension Period, Agent shall be satisfied that the Restoration will be completed and Completion of the Improvements will be achieved on or before the First Extended Maturity Date or such earlier date as may be required for completion under the Bloomberg Lease; and

                  (v) the Property and the use thereof after the Restoration (and, if applicable, completion of the Improvements) will be in compliance with and permitted under all applicable Legal Requirements.

                  (b) The Net Proceeds shall be paid directly to Agent and held by Agent in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Agent to, or as directed by, Borrower from time to time during the course of the Restoration, promptly after receipt of evidence reasonably satisfactory to Agent that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Agent and discharged of record or, in the alternative, fully insured to the satisfaction of Agent by the Title Company issuing the Title Insurance Policy.

                  (c) All plans and specifications required in connection with the Restoration shall be subject to prior reasonable approval by Agent and by an independent architect selected by Agent (which shall be the Construction Consultant if the Casualty or Condemnation occurs prior to the Completion of the Improvements) (the "CASUALTY CONSULTANT"). The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to reasonable approval by Agent and the Casualty Consultant. All costs and expenses incurred by Agent in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

                  (d) In no event shall Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as fifty percent (50%) of the Restoration has been completed as certified by the Casualty Consultant. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Agent that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and in accordance with all applicable Legal Requirements and Agent receives evidence reasonably satisfactory to Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Agent or by the title company issuing the Title Insurance Policy, and the conditions set forth in clauses (I), (II) and (III) of
Section 5.3.2(b) have been satisfied. If required by Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (e) Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall, at its option, (i) deposit with Agent an amount equal to the deficiency (the "NET PROCEEDS DEFICIENCY"), (ii) pay for costs actually incurred in connection with the Restoration, as incurred, in the amount of the Net Proceeds Deficiency so that the amount of Net Proceeds that remains to be disbursed shall be sufficient to pay all remaining costs of the Restoration and Borrower shall furnish Agent with such evidence thereof as Agent shall reasonably require, or (iii) post with Agent a Letter of Credit in an amount equal to the Net Proceeds Deficiency, in any case, before any further disbursement of the Net Proceeds shall be made. If Borrower deposits Net Proceeds Deficiency as aforesaid, the same with Agent shall be held by Agent and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt. Borrower hereby agrees that Agent, for the benefit of Lenders, shall have a Lien and security interest in any sums deposited pursuant to clause (i) above and Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid costs of Restoration as approved by Agent.

                  (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Agent after the Casualty Consultant certifies to Agent that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Agent of evidence reasonably satisfactory to Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Agent to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Building Loan Documents and provided, however, that with respect to an Award, no amounts shall be remitted to Borrower in excess of the Net Proceeds Deficiency deposited with Agent.

                  (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Agent toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Agent in its sole discretion shall deem proper, or, at the discretion of Agent, the same may be paid, either in whole or in part, to Borrower for such purposes as Agent shall designate.

                  (i) Notwithstanding the foregoing, if Borrower elects to convert the Property to condominium form of ownership in accordance with Section 4.1.37, from and after the Condominium Conversion, Agent's rights and obligations with respect to this Section 5.3.2 shall be subject to the terms of the declaration of condominium, provided that if a Casualty shall occur at any time after such Condominium Conversion and before the Loan is repaid in full, the following provisions shall be applicable. If, pursuant to the declaration of condominium and the Condominium Act, the Net Proceeds must be applied to Restoration and the conditions set forth in Section 5.3.2(a)(iii) has been satisfied but any of the other conditions set forth in Section 5.3.2(a) shall not have been satisfied, Agent (on behalf of Lenders) shall have the right to declare the Loan or so much thereof as shall be advanced and outstanding and any and all other sums due and owing under this Agreement or the other Loan Documents immediately due and payable unless Agent shall have received a completion guaranty from Vornado in form and substance substantially the same as the Guaranty of Completion with respect to completion of the Restoration and a carry guaranty from Alexander's in form and substance substantially the same as the Guaranty of Carry Obligations with respect to the Carry Costs (as defined in the Guaranty of Carry Costs) during the period of Restoration, in which case (subject to the last sentence of this Section 5.3.2) Agent shall not have the right to so declare the Loan due and payable by reason of the Net Proceeds being so applied to the Restoration. Notwithstanding the preceding sentence, if
Section 339-cc of the Condominium Act shall be applicable and if the conditions set forth in Section 5.3.2(a) shall not have been satisfied, then if Borrower votes its interests to restore in accordance with said Section 339-cc, Agent (on behalf of Lenders) shall have the right to declare the Loan or so much thereof as shall be advanced and outstanding and any and all other sums due and owing under this Agreement or the other Loan Documents immediately due and payable. In any event, if the condition set forth in Section 5.3.2(a)(iii) has not been satisfied, Agent (on behalf of Lenders) shall have the right to declare the Loan or so much thereof as shall be advanced and outstanding and any and all other sums due and owing under this Agreement or the other Loan Documents immediately due and payable.

                  5.3.3 APPLICATION OF NET PROCEEDS. Upon the occurrence of an Event of Default, Agent, at its option, may withdraw all the Net Proceeds or the undisbursed balance thereof and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Agent and may apply the such Net Proceeds and Net Proceeds Deficiency either to the payment of Restoration or to payment of the Debt (without premium or penalty, but subject to Section 2.2.7) in such order, proportion and priority as Agent may determine in its sole discretion. Agent's right to withdraw and apply such Net Proceeds and Net Proceeds Deficiency shall be in addition to all other rights and remedies provided to Agent under the Building Loan Documents. Notwithstanding the foregoing, if Borrower elects to convert the Property to condominium form of ownership in accordance with Section 4.1.37, from and after the Condominium Conversion, Agent's rights and obligations with respect to this Section 5.3.3 shall be subject to the terms of the declaration of condominium.

                  5.3.4 DISBURSEMENT DIRECTION. Borrower hereby authorizes Agent to disburse the Net Proceeds to Vornado instead of to Borrower at anytime that Vornado is performing under its Guaranty of Completion or as otherwise required pursuant to such Guaranty of Completion.

                  VI. NET CASH FLOW FUNDS

                  SECTION 6.1 DEPOSITS OF NCF FUNDS.

                  6.1.1 DEPOSIT OF NCF FUNDS. During any Cash Trap Period, Borrower shall deposit with Agent all Net Cash Flow as provided in Section 4.1.11.

                  6.1.2 RELEASE OF NCF FUNDS. Provided no Event of Default has occurred and is continuing, Borrower shall be entitled to release of NCF Funds at the end of a Cash Trap Period; provided that upon the occurrence of any subsequent Trigger Event, Borrower shall again be required to deposit Net Cash Flow with Agent in accordance with Section 4.1.11.

                  SECTION 6.2 INTENTIONALLY OMITTED.

                  SECTION 6.3 SECURITY INTEREST IN FUNDS.

                  6.3.1 GRANT OF SECURITY INTEREST. Borrower shall be the owner of (i) the Net Proceeds Deficiency, if any, deposited with Lender after a Casualty or Condemnation, (ii) the payments, if any, received by Agent from the Counterparty under and pursuant to any Assignment of Interest Rate Protection Agreement and (iii) the NCF Funds (collectively, the "FUNDS"). Borrower hereby pledges, assigns and grants a security interest to Agent for the benefit of Agent and Lenders, as security for payment of the Total Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Funds. The Funds shall be under the sole dominion and control of Agent.

                  6.3.2 PROHIBITION AGAINST FURTHER ENCUMBRANCE. Borrower shall not, without the prior consent of Agent, further pledge, assign or grant any security interest in the Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Agent as the secured party, to be filed with respect thereto.

                  6.3.3 APPLICATION OF FUNDS. Upon the occurrence of an Event of Default, Agent, at its option, may withdraw the Funds and apply the Funds to payment of the Total Debt in such order, proportion and priority as Lender may determine in its sole discretion. Agent's right to withdraw and apply the Funds shall be in addition to all other rights and remedies provided to Agent or Lenders under the Loan Documents.

                  SECTION 6.4 CASH MANAGEMENT.

                  6.4.1 PERMITTED INVESTMENTS. Agent shall invest any balances of the Funds in such Permitted Investments as Agent shall determine is appropriate given the length of time that such Funds are to be invested, which Permitted Investments shall be held in the name of and be under the sole dominion and control of Agent and subject at all times to the terms hereof. No investment shall be made unless Agent shall have and continue to have a perfected first priority lien in such investment securing the obligations of Borrower hereunder and under the other Building Loan Documents and all filings and other actions necessary to ensure the validity, perfection, and first priority of such lien shall have been taken. Agent shall have no liability for any loss of such funds that are invested in investments and no such loss shall affect Borrower's obligations to make the deposits required under Section 6.1.

                  6.4.2 EARNINGS ON FUND COLLATERAL; MONTHLY STATEMENTS. All interest or other income (whether by virtue of permitted investments or otherwise) accruing on such funds shall, in each case, be held as if a part of the funds so invested. All risk of loss in respect of the investments shall be borne by Borrower. Agent shall provide to Lenders and Borrower a monthly statement of account showing deposits into and disbursements (or transfers or reallocations, as the case may be) with respect to the funds.

                  6.4.3 INCOME TAXES. Borrower shall report on its federal, state and local income tax reports all interest or income accrued on such funds.

                  VII. PROPERTY MANAGEMENT AND REA

                  SECTION 7.1 THE MANAGEMENT AGREEMENT.

                  Borrower shall not enter into any agreement relating to the management or operation of the Property without the express consent of Agent, which consent shall not be unreasonably withheld, provided that such consent may be conditioned upon the manager under such agreement and Borrower executing a subordination of management fees substantially in the form annexed hereto as
SCHEDULE XXXI. From and after such time as Borrower shall have entered into a Management Agreement, Borrower shall exercise Borrower's rights under the Management Agreement against Manager so that Manager manages the Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Agent of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and (iii) promptly notify Agent of any default by Manager in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Manager to be performed and observed. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Agent's other rights or remedies under this Agreement or the other Building Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed. The provisions of this Section 7.1 shall no longer be applicable in respect of the Residential Component from and after the occurrence of any Condominium Conversion, provided that Borrower agrees that after any such Condominium Conversion for so long as Borrower owns any Residential Units, Borrower shall not vote to enter into any agreement relating to the management or operation of the Residential Component without the express consent of Agent, which consent shall not be unreasonably withheld.

                  SECTION 7.2 PROHIBITION AGAINST TERMINATION OR MODIFICATION.

                  Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Agent, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent may be conditioned upon such new manager and Borrower executing an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement and Subordination of Fees dated the Closing Date.

                  SECTION 7.3 REPLACEMENT OF MANAGER.

                  Agent shall have the right to require Borrower to replace the Manager with a Person chosen by Borrower and approved by Agent, or at Agent's option, selected by Agent in its sole discretion, upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and/or (ii) at any time that the Manager has engaged in (x) gross negligence, (y) fraud or (z) willful misconduct.

                  VIII. TRANSFERS

                  SECTION 8.1 AGENT'S AND LENDERS' RELIANCE.

                  Borrower acknowledges that Agent and Lenders have examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to enter into this Agreement and make the Building Loan, the Supplemental Loan and the Project Loan and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Total Debt and the performance of Borrower's obligations under the Loan Documents. Borrower acknowledges that Agent and Lenders have a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Total Debt or the performance of Borrower's obligations under the Loan Documents, Agent and Lenders can recover the Total Debt by a sale of the Property.

                  SECTION 8.2 NO TRANSFERS.

                  Except for Permitted Transfers, Borrower shall not Transfer the Property or any part thereof or permit or suffer the Property or any part thereof to be Transferred or permit any other Transfer to occur, unless Agent shall consent thereto in writing, in Agent's sole and absolute discretion. The subordination by Agent of the Liens of the Mortgage to the ZLDA shall not be deemed to impair, abridge or otherwise affect the restrictions on Transfers set forth in this Agreement and the Mortgage, which shall remain in full force and effect.

                  SECTION 8.3 PERMITTED TRANSFERS.

                  8.3.1 PERMITTED TRANSFERS. The restrictions on Transfers set forth in Section 8.2 shall not apply to the following Transfers (collectively, "PERMITTED TRANSFERS"):

                  (a) the direct or indirect issuance, redemption, repurchase, conversion, sale, transfer, pledge or other disposition of publicly or privately traded securities of Vornado Realty Trust (the "REIT") or the direct or indirect issuance, redemption, repurchase, conversion, transfer, pledge or other disposition of limited partnership interests in Vornado, provided that the REIT (or any permitted successor by merger or consolidation as hereinafter provided) shall at all times (i) be and remain the general partner of Vornado (or any permitted successor by merger or consolidation as hereinafter provided) and have the right and power to direct the management, policies and day to day business and affairs of Vornado (or any permitted successor by merger or consolidation as hereinafter provided) and (ii) directly or indirectly own a minimum of fifty one percent (51%) of the common equity interests in Vornado (or any permitted successor by merger or consolidation as hereinafter provided);

                  (b) a merger or consolidation of the REIT or Vornado into or with another Person, or the merger or consolidation of another Person into or with the REIT or Vornado, provided that at all times thereafter (i) the senior management of Vornado shall continue to be the senior management of the surviving entity with the power to direct management, policies and day to day business and affairs of such surviving entity, and (ii) the Management Agreement for the Property continues in full force and effect with the surviving entity having the right and power to direct the management, policies and day to day business and affairs of the Manager and directly or indirectly owning a minimum of fifty one percent (51%) of the interests in Manager and (iii) each of the financial covenants contained in the Guaranty of Completion and Guaranty of Limited Recourse Obligations made by Vornado remain true and correct as of the date of such merger or consolidation, after giving effect to the same;

                  (c) the direct or indirect issuance, sale, redemption, repurchase, conversion, transfer, pledge or other disposition of publicly or privately traded securities of Alexander's or a merger or consolidation of Alexander's into or with another Person or a merger of another Person into or with Alexander's provided that (i) the Management Agreement for the Property continues in full force and effect at such time and (ii) the financial covenant contained in the Guaranty of Carry Obligations and Guaranty of Limited Recourse Obligations made by Alexander's remains true and correct as of the date of such merger or consolidation, after giving effect to the same;

                  (d) the pledge of ownership interests in Commercial Holding and Residential Holding as security for the Mezzanine Loan for so long as the Mezzanine Loan continues to be owned by Vornado (or its successor by merger or consolidation as provided herein) or an entity directly or indirectly wholly-owned by Vornado, (or its successor by merger or consolidation as provided herein) or the transfer of such interests to Vornado (or its successor by merger or consolidation as provided herein) or an entity directly or indirectly wholly-owned by Vornado as a result of a foreclosure or transfer-in-lieu of foreclosure of the Mezzanine Loan Collateral as Mezzanine Lender;

                  (e) the conversion of the Property to a condominium form of ownership, subject the provisions of Section 4.1.37;

                  (f) transfers of Residential Units pursuant to Qualifying Contracts in conjunction with a release of such Units from the liens of the Mortgage pursuant to Section 4.1.37(i);

                  (g) easements affecting the Property that are granted with the approval of Agent (not to be unreasonably withheld) in accordance with the terms of this Agreement and the Mortgage; and

                  (h) any Liens that are Permitted Encumbrances.

                  IX. DEFAULTS

                  SECTION 9.1 EVENTS OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i) if Borrower shall fail to pay the principal of the Loan when due, whether at maturity, by acceleration or as part of any payment or otherwise, as provided in the Loan Documents; or if, prior to maturity, Borrower shall fail to pay any interest, fees or other amounts payable under the Loan when due (prior to maturity), or as part of any payment or prepayment or otherwise, as provided in the Loan Documents and such failure to pay shall have continued for a period of five (5) days after the due date thereof; or if Borrower shall fail to pay any interest, fees or other amounts payable under the Loan when due at maturity whether by acceleration or otherwise;

                  (ii) if Borrower shall fail to pay any of the Taxes or Other Charges when due;

                  (iii) if the Policies are not kept in full force and effect;

                  (iv) if Borrower breaches or permits or suffers a breach of
         Article 6 of the Building Loan Mortgage;

                  (v) if (A) a monetary default or any other material default on the part of Bloomberg under the Bloomberg Lease that would reasonably be expected to impair Bloomberg's ability to, or otherwise evidence Bloomberg's inability to perform its material obligations under the Bloomberg Lease, shall have occurred under the Bloomberg Lease and such default shall continue beyond any applicable notice or grace period without having been cured or (B) a material default on the part of Commercial Owner as landlord under the Bloomberg Lease shall have occurred and such default shall continue beyond any applicable notice or grace period without having been cured or (C) the Bloomberg Lease shall terminate for any reason or shall be rejected in bankruptcy by the Tenant thereunder;

                  (vi) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Agent and/or Lenders in connection with the Loan shall have been false or shall have omitted a material fact so as to make the same not misleading in any material respect as of the date the representation or warranty was made;

                  (vii) if Borrower or any Guarantor shall make an assignment for the benefit of creditors;

                  (viii)if a receiver, liquidator or trustee shall be appointed for Borrower or any Guarantor or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (x) if any Lease is modified, amended or terminated without the prior written consent of Agent, to the extent that such consent is required pursuant to the provisions of Section 4.1.9;

                  (xi) if any material easements, restrictions, covenants or operating agreements benefiting the Property shall no longer be in full force and effect and the same has a material adverse affect on the Property;

                  (xii) if Borrower breaches in any material respect any representation, warranty or covenant contained in Section 3.1.24;

                  (xiii)if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xii) above, for ten
         (10) days after notice to Borrower from Agent, in the case of any Default which can be cured by the payment of a sum of money, or for fifteen (15) days after notice from Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 15-day period and provided further that Borrower shall have commenced to cure such Default within such 15-day period and thereafter diligently and expeditiously proceeds to cure the same, such 15-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

                  (xiv) if any other such event shall occur or condition shall exist if the effect of such event or condition is to accelerate the maturity of any portion of the Total Debt or to permit Agent to accelerate the maturity of all or any portion of the Total Debt;

                  (xv) if the Improvements are not completed in accordance with
         Section 4.1.21 on or prior to the Initial Maturity Date or are not completed to the stage required under the Bloomberg Lease on or prior to the relevant milestone date for such required stage of completion under the Bloomberg Lease;

                  (xvi) if any voucher or invoice is fraudulently submitted by Borrower in connection with any Advance for services performed or for materials used in or furnished for the Property;

                  (xvii) if there is any material cessation at any time (after construction of the steel structure commences) in construction of the Improvements for more than twenty (20) consecutive Business Days except if due to a Force Majeure Event;

                  (xviii) if Borrower requests a termination of the Building Loan, the Supplemental Loan and/or Project Loan, or confesses inability to continue or complete construction of the Improvements in accordance with this Agreement;

                  (xix) if Agent, the Construction Consultant or their representatives are not permitted at all reasonable times during the construction period, upon not less than two (2) Business Days' notice to Borrower to enter upon the Property (subject to the rights of Bloomberg under the Bloomberg Lease), inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in the construction and to examine all the Plans and Specifications, or if Borrower shall fail to furnish to Agent or its authorized representative, when requested upon not less than two (2) Business Days' notice to Borrower, copies of the Plans and Specifications;

                  (xx) if the Management Agreement with Manager shall be terminated or otherwise no longer remain in full force and effect;

                  (xxi) if a default shall occur under any Guaranty and shall continue unremedied after any applicable notice or cure period provided therefor in such Guaranty;

                  (xxii) if one or more judgments that are not covered by insurance or decrees shall be entered against Borrower involving in the aggregate a liability in excess of $500,000 and shall not have been vacated or bonded and stayed within thirty (30) days;

                  (xxiii) if, after Borrower shall have elected to convert the Property to a condominium form of ownership, Borrower shall be in default beyond any applicable notice and cure period under the Condominium Documents;

                  (xxiv)if, after Borrower shall have elected to convert the Property to a condominium form of ownership, Borrower shall fail to pay the common area charges on the condominium unit covered by the Mortgage within the applicable grace or cure period provided in the by-laws of the condominium.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Agent may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Agent deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Total Debt to be immediately due and payable, and Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Total Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 9.2 RIGHTS AND REMEDIES OF AGENT AND LENDERS.

                  9.2.1 REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Agent against Borrower under this Agreement or any of the other Building Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Building Loan Documents with respect to the Property or the Cash Collateral. Any such actions taken by Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Agent permitted by law, equity or contract or as set forth herein or in the other Building Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, to the fullest extent permitted by applicable law, if an Event of Default is continuing (i) Agent is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Agent shall remain in full force and effect until Agent has exhausted all of its remedies against the Property and the Building Loan Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) Agent shall have the right from time to time following the occurrence of an Event of Default to partially foreclose the Building Loan Mortgage in any manner and for any amounts secured by the Building Loan Mortgage then due and payable as determined by Agent in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Agent may foreclose the Building Loan Mortgage to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Agent may foreclose the Building Loan Mortgage to recover so much of the principal balance of the Building Loan as Agent may accelerate and such other sums secured by the Building Loan Mortgage as Agent may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Building Loan Mortgage to secure payment of sums secured by the Building Loan Mortgage and not previously recovered.

                  (c) Agent shall have the right from time to time to sever the Building Loan Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Agent shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Agent from time to time, promptly after the request of Agent, a severance agreement and such other documents as Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Agent. Borrower hereby absolutely and irrevocably appoints Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Agent shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Agent of Agent's intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Building Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date or the date of the last Advance made hereunder or under the Project Loan Agreement, whichever is later.

                  (d) Upon the occurrence of an Event of Default, Agent may declare Lenders' obligations to make Advances hereunder to be terminated, whereupon the same shall terminate, and/or declare all unpaid principal of and accrued interest on the Building Loan Note, together with all other sums payable under the Building Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Building Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by Borrower; provided, however, that Lenders may make Advances or parts of Advances thereafter without thereby waiving the right to demand payment of the Building Loan Note, without becoming liable to make any other or further Advances, and without affecting the validity of or enforceability of the Building Loan Documents. Notwithstanding and without limiting the generality of the foregoing or anything else to the contrary contained in this Agreement, upon the occurrence of an Event of Default, Lenders' obligations to make Advances hereunder shall automatically terminate.

                  (e) Upon the occurrence of an Event of Default, subject to Agent's first providing Vornado with an opportunity to assume responsibility for the construction of the Improvements in accordance with the Guaranty of Completion, Agent may cause the Improvements to be completed and may enter upon the Property and construct, equip and complete the Improvements in accordance with the Plans and Specifications, with such changes therein as Agent may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of the improvements undertaken by Agent pursuant to the provisions of this subsection, Agent may:

                  (i) use any funds of Borrower, including any balance which may be held by Agent as security or in escrow, and any funds remaining unadvanced under the Building Loan;

                  (ii) employ existing contractors, subcontractors, including Major Trade Contractors, agents, architects, engineers, and the like, or terminate the same and employ others;

                  (iii) employ security watchmen to protect the Property;

                  (iv) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of Agent, be necessary or desirable;

                  (v) take over and use any and all Personal Property contracted for or purchased by Borrower, if appropriate, or dispose of the same as Agent sees fit;

                  (vi) execute all applications and certificates on behalf of Borrower which may be required by any Governmental Authority or Law or Regulation or contract documents or agreements;

                  (vii) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property, or may be necessary for the Completion of the Improvements or the clearance of title to the Property, including, without limitation, all taxes and assessments;

                  (viii)complete the marketing and sale of Residential Units and Commercial Units, and complete the marketing and leasing of leasable space in the Improvements, enter into new leases and occupancy agreements of the Residential Units or Commercial Units, and modify or amend existing leases and occupancy agreements, all as Agent shall deem to be necessary or desirable;

                  (ix) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Property, the Improvements and take such action and require such performance as Agent deems necessary under the Payment and Performance Bonds; and

                  (x) take such other action hereunder, or refrain from acting hereunder, as Agent may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 9.21.

Borrower shall be liable to Agent for all costs paid or incurred for the construction, completion and equipping of the Improvements, whether the same shall be paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or liabilities incurred by Agent hereunder of any kind whatsoever shall be deemed advances made to Borrower under this Agreement and shall be secured by the Building Loan Mortgage and the other Building Loan Documents.

                  To the extent that any costs so paid or incurred by Agent, together with all other Advances made by Lenders hereunder, exceed the Building Loan Amount, such excess costs shall be paid by Borrower to Agent on demand, with interest thereon at the Default Rate until paid; and Borrower shall execute such notes or amendments to the Building Loan Note as may be requested by Agent to evidence Borrower's obligation to pay such excess costs and until such notes or amendments are so executed by Borrower, Borrower's obligation to pay such excess costs shall be deemed to be evidenced by this Agreement. In the event Agent takes possession of the Property and assumes control of such construction as aforesaid, Agent shall not be obligated to continue such construction longer than Agent shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrower whether or not the Property shall have been completed. For the purpose of this Section, the construction, equipping and completion of the Property shall be deemed to include any action necessary to cure any Event of Default by Borrower under any of the terms and provisions of any of the Building Loan Documents.

                  (f) Upon the occurrence of an Event of Default, Agent may appoint or seek appointment of a receiver, without notice and without regard to the solvency of Borrower or the adequacy of the security, for the purpose of preserving the Property, preventing waste, and to protect all rights accruing to Agent and/or Lenders by virtue of this Agreement and the other Building Loan Documents, and expressly to do any further acts as Agent may determine to be necessary to complete the development and construction of the Improvements. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Property, shall be charged against Borrower and shall be secured by the Building Loan Mortgage and enforced as a lien against the Property.

                  (g) Upon the occurrence of an Event of Default, Agent may accelerate maturity of the Building Loan Note and any other indebtedness of Borrower to Lenders, and demand payment of the principal sum due thereunder, with interest, advances, costs and reasonable attorneys' fees and expenses (including those for appellate proceedings), and enforce collection of such payment by foreclosure of the Building Loan Mortgage or the enforcement of any other collateral, or other appropriate action.

                  9.2.2 POWER OF ATTORNEY. For the purposes of carrying out the provisions and exercising the rights, powers and privileges granted by or referred to in this Agreement, Borrower hereby irrevocably constitutes and appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Agreement, in the name and on behalf of Borrower after the occurrence of an Event of Default. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

                  9.2.3 REMEDIES CUMULATIVE. Upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Article IX and all other remedies available to Agent and Lenders under this Agreement or under any of the other Building Loan Documents or at law or in equity may be exercised by Agent and Lenders at any time and from time to time and shall not constitute a waiver of Agent's or any of Lenders' other rights or remedies thereunder, whether or not the Building Loan shall be due and payable, and whether or not Agent shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Building Loan Documents.

                  9.2.4 ANNULMENT OF DEFAULTS. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement or any Loan Document if Agent shall have waived such Event of Default in writing or stated that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of Lenders upon the occurrence thereof.

                  9.2.5 WAIVERS. Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for payment or performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Building Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on Agent's or Lenders' part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any other Building Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

                  9.2.6 COURSE OF DEALING, ETC. No course of dealing and no delay or omission by Agent, Lenders or Borrower in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Lenders unless it is in writing and signed by Agent. Agent's exercise of Agent's right to remedy any default by Borrower to Lenders or any other person, firm or corporation shall not constitute a waiver of the default remedied, a waiver of any other prior or subsequent default by Borrower or a waiver of the right to be reimbursed for any and all of its expenses in so remedying such default. The making of an

Advance hereunder during the existence of an Event of Default shall not constitute a waiver thereof. All rights and remedies of Lenders hereunder are cumulative. No Advance of Building Loan proceeds hereunder, no increase or decrease in the amount of any Advance, and no making of all or any part of an Advance prior to the due date thereof shall constitute an approval or acceptance by Lenders of the work theretofore done or a waiver of any of the conditions of Lenders' obligation to make further Advances, nor in the event Borrower is unable to satisfy any such condition, shall any such failure to insist upon strict compliance have the effect of precluding Lenders from thereafter refusing to make an Advance and/or declaring such inability to be an Event of Default as hereinabove provided. All Advances shall be deemed to have been made pursuant hereto and not in contravention of the terms of this Agreement.

                  SECTION 9.3 REMEDIES CUMULATIVE.

                  The rights, powers and remedies of Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Agent may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Agent's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Agent may determine in Agent's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  X. MISCELLANEOUS

                  SECTION 10.1 SUCCESSORS AND ASSIGNS.

                  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of Agent and Lenders.

                  SECTION 10.2 AGENT'S AND LENDER'S DISCRETION.

                  Whenever, pursuant to this Agreement, Agent and/or a Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Agent and/or any Lender, the decision of Agent and/or such Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Agent and/or such Lender, as applicable, and shall be final and conclusive.

                  SECTION 10.3 GOVERNING LAW, JURISDICTION AND AGENT FOR
SERVICE.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE

BUILDING LOAN NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT [THE BUILDING LOAN] MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT AGENT'S OR LENDERS' OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND
APPOINT:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10035
                  Attention:  Lawrence J. Lipson, Esq.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN

NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR [OR REFUSES TO CONSENT TO SUCH DESIGNATION AS AUTHORIZED AGENT FOR BORROWER PURSUANT TO A WRITTEN CONSENT IN FORM AND SUBSTANCE SATISFACTORY TO AGENT.

                  SECTION 10.4 MODIFICATION, WAIVER IN WRITING.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 10.5 DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Agent and/or Lenders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Agent nor Lenders shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 10.6 NOTICES.

                  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder or under any other Loan Document (other than the Guaranties which shall be governed by the respective provisions thereof concerning notices) shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section
10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day),
(c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

            If to Agent:      Bayerische Hypo- und Vereinsbank AG, New York
                              Branch, as Agent
                              HVB Real Estate
                              622 Third Avenue
                              29th Floor
                              New York, New York  10017
                              Facsimile No. (212) 672-5527

            with a copy to:   Cadwalader, Wickersham & Taft
                              100 Maiden Lane
                              New York, New York  10038
                              Attention:  John M. Zizzo, Esq.
                              Facsimile No. (212) 504-6666

            If to Lenders:    at their respective Applicable Lending Office set
                              forth opposite their signatures hereto.

            If to Borrower:   731 Commercial LLC and 731 Residential LLC
                              c/o Alexander's, Inc.
                              888 Seventh Avenue
                              New York, New York  10019
                              Attention:  Chief Executive Officer
                              Facsimile No. (212) 894-7474

            With a copy to:   Vornado Realty Trust
                              888 Seventh Avenue
                              New York, New York  10019
                              Attention:  Chief Financial Officer
                              Facsimile No. (212) 894-7996

            And with a copy   Proskauer Rose LLP
            to:               1585 Broadway
                              New York, New York  10036
                              Attention:  Lawrence J. Lipson, Esq.
                              Facsimile No. (212) 969-2900

            With respect to any notice given by Borrower requesting Agent's consent or approval pursuant to a provision in this Agreement or any other Loan Document providing for deemed approval or consent if Agent does not respond within a specified number of days (such provision being herein referred to as a "deemed approval mechanism"), Borrower shall be required to mark such notice and the envelope containing same "URGENT" and include a warning thereon that: AGENT'S FAILURE TO RESPOND WITHIN _*__ DAYS OF THE RECEIPT THEREOF WILL RESULT IN THE REQUESTED CONSENT OR APPROVAL BEING DEEMED TO HAVE BEEN GRANTED. Any such notice that fails to provide such warning shall not be deemed to have been properly given for the purposes of triggering a deemed approval mechanism. [*specifying the applicable number of days]

                  SECTION 10.7 TRIAL BY JURY.

                  BORROWER, AGENT AND EACH LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AGENT AND EACH LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, AGENT AND EACH LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

                  SECTION 10.8 HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 10.9 SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 10.10 PREFERENCES.

                  Each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent or such Lender.

                  SECTION 10.11 WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Agent or Lenders except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Agent and/or Lenders to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Agent and/or any Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Agent and/or such Lender to Borrower.

                  SECTION 10.12 REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Agent or any Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Agent or such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower's sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment and neither Agent nor such Lender nor its agents shall be liable for any monetary damages unless in a final judgment of a court having jurisdiction, it is determined that Agent or such Lender not only acted unreasonably but arbitrarily and capriciously and in bad faith as well. Any action or proceeding to determine whether Agent or a Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Any expedited procedure legally available with such a declaratory judgment action or action for injunctive relief may be utilized to the extent possible.

                  SECTION 10.13 EXPENSES; INDEMNITY.

                  (a) Borrower shall pay or, if Borrower fails to pay, shall reimburse Agent upon receipt of notice and demand from Agent, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Agent in connection with (i) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Agent's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the preparation for and consummation of the transactions contemplated hereby or by the other Loan Agreements or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and thereby or which may be required in the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any subordination, non-disturbance and attornment agreement or lease approvals, the release of Residential Units or other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Agent all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Agent pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to Agent to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Agent.

                  (b) Borrower shall indemnify, defend and hold harmless Agent and each Lender, each participant in the Loan, and their respective officers, directors, partners, employees and agents (each, an "INDEMNIFIED PARTY") from and against, and shall reimburse the affected Indemnified Party for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Agent shall be designated a party thereto) (collectively, "LOSSES"), that may be imposed on, incurred by, or asserted against such Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan or (iii) any other matter arising from this Agreement or the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to such Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by such Indemnified Party.

                  (c) In case any such claim, action or proceeding (a "CLAIM") is brought against an Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, Agent shall give prompt written notice thereof to Borrower, which notice shall include all documents and information in the possession of or under the control of Agent and such Indemnified Party relating to such Claim and shall specifically state that indemnification for such Claim is being sought under this Section 10.13; provided, however, that the failure of Agent to so notify Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 10.13 except to the extent Borrower is materially prejudiced by such failure. Upon receipt of such notice of Claim (together with such documents and information from Agent and such Indemnified Party), Borrower shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to Agent and such Indemnified Party (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to Agent and such Indemnified Party, provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Agent as an insurer), which counsel may, without limiting the rights of Agent and such Indemnified Party pursuant to the next succeeding sentence of this Section 10.13, also represent Borrower in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Borrower, if (A) such Indemnified Party reasonably determines that the conduct of its defense by Borrower could be materially prejudicial to its interests, (B) Borrower refuses to defend, or (C) Borrower shall have failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith (unless such Claim is being defended by Borrower's insurance carrier, provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Agent as an insurer). Borrower may settle any Claim against such Indemnified Party without such Indemnified Party's consent, provided (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Borrower obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. Agent and such Indemnified Party shall reasonably cooperate with Borrower, at Borrower's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If Borrower refuses to defend any Claim or fails to defend such Claim in good faith (other than a Claim that is being defended by Borrower's carrier, provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Agent as an insurer) and such Indemnified Party elects to defend such Claim by counsel of its own choosing Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. If such Indemnified Party reasonably determines that the conduct of its defense by Borrower could be materially prejudicial to its interests and elects to defend such Claim by counsel of its own choosing, Borrower shall be responsible for any reasonable settlement of such Claim entered into by such Indemnified Party. Except as provided in the preceding two (2) sentences, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section 10.13. Nothing contained herein shall be construed as requiring Agent or any Indemnified Party to expend funds or incur costs to defend any Claim in connection with the matters for which Agent or any Indemnified Party is entitled to indemnification pursuant to this Section 10.13. The obligations of Borrower hereunder shall specifically include the obligation to expend its own funds, to incur costs in its own name and to perform all actions as may be necessary to protect Agent or any other Indemnified Party from the necessity of expending its own funds, incurring cost or performing any actions in connection with the matters for which Agent or such other Indemnified Party is entitled to indemnification hereunder.

                  SECTION 10.14 SCHEDULES AND EXHIBITS INCORPORATED.

                  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Agent's or any Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                                BENEFICIARIES.

                  (a) Borrower, Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Agent or Lenders nor to grant Agent or Lenders any interest in the Property other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Agent and Lenders and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Agent and Lenders any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lenders to make Advances of the Building Loan hereunder are imposed solely and exclusively for the benefit of Agent and Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Agent or Lenders will refuse to make Advances of the Building Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent on behalf of Lenders if, in Agent's sole discretion, Agent deems it advisable or desirable to do so. In addition, no Lender is the agent or representative of Borrower and this Agreement shall not make any Lender liable to any Trade Contractor or any other Person for goods delivered to or services performed by them upon the Property, or for debts or claims accruing to such parties against Borrower and there is no contractual relationship, either express or implied, between any Lender and any Trade Contractor or any other Person supplying any work, labor or materials for the Improvements.

                  SECTION 10.17 PUBLICITY.

                  (a) All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior reasonable approval of Agent except with respect to disclosures that are required by law or applicable stock exchange regulations.

                  (b) Agent shall have the right, subject to the prior reasonable approval of Borrower except where disclosure is required by law or applicable banking regulations, to issue


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
news releases, and publicize and/or advertise the fact that it has provided financing with respect to the Property and in connection therewith Agent shall have the right to photograph and use pictures of the Property in any such advertisements, brochures, print, media and other copy.

                  (c) At Agent's request, Borrower, at Borrower's cost and expense, shall erect a suitable sign or signs at the Property in a location clearly visible to the public which shall indicate that financing for the Property is being provided by Agent and Lenders and otherwise publicize Agent's and each Lender's role in the financing. Borrower shall provide Agent with a sign diagram showing the design plans and specifications for such sign, and it shall be subject to Agent's prior written approval (not to be unreasonably withheld). Agent shall coordinate the placement and maintenance of such signs on the Property, and no Lender shall have any independent right to display any signs on the Property. If after the initial sign is erected at the Property, Agent requests that Borrower make any changes in such sign to reflect new Lenders or otherwise and Borrower otherwise reasonably approves such change, such changes to such sign shall be made by Borrower at Lenders' cost and expense. Borrower shall have the right to remove any such sign after the construction barricade at the Property is removed and shall have the right, from time to time, at Borrower's cost and expense, to change any such sign to accommodate construction requirements provided that as so changed, the sign shall continue to publicize Agent's and each Lender's role in the financing in a manner reasonably comparable to that provided by the sign prior to such change.

                  SECTION 10.18 [RESERVED.]

                  SECTION 10.19 WAIVER OF OFFSETS/DEFENSES/COUNTERCLAIMS.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Agent or Lenders or their agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Agent or Lenders to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

                  SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                  In the event of any conflict between the provisions of this Agreement and any of the other Building Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Building Loan Documents and that such Building Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the Building Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Building Loan without relying in any manner on any statements, representations or recommendations of Agent or any Lender or any parent, subsidiary or affiliate of Agent or such Lender. Neither Agent nor any Lender shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Building Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Agent or such Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Agent's and/or Lenders' exercise of any such rights or remedies. Borrower acknowledges that Agent and each Lender engages in the business of real estate financings and other real estate transactions and investments that may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 10.21 BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold each Indemnified Party and its officers and directors harmless from and against any Losses in any way relating to or arising from a Claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Total Debt.

                  SECTION 10.22 PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Summary of Terms and Conditions dated April 25, 2002 between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

                  SECTION 10.23 JOINT AND SEVERAL LIABILITY.

                  If Borrower is comprised of more than one Person, all representations, warranties, covenants (both affirmative and negative) and all other obligations hereunder shall be the joint and several obligation of each entity making up Borrower and a Default or Event of Default by any such Person shall be deemed a Default or Event of Default by all such entities and Borrower. The representations, covenants and warranties contained herein or in any other Building Loan Document shall be read to apply to the individual entities comprising Borrower when the context so requires but a breach of any such representation, covenant or warranty or a breach of any obligation under the Building Loan Documents shall be deemed a breach by all such entities and Borrower, entitling Agent and/or Lenders, as applicable, to exercise all of their rights and remedies under all the Building Loan Documents and under applicable law. Notwithstanding anything to the contrary herein contained, except as provided in any Guaranty or in the Environmental Indemnity, no direct or indirect member of Residential Owner or Commercial Owner, nor any principal, director, officer or employee of any such member, shall have any personal liability under the Loan Documents.

                  SECTION 10.24 ASSIGNMENTS.

                  (a) Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior approval of Agent.

                  (b) No Lender shall assign, transfer, sell, pledge or hypothecate all or any portion of its rights in and to the Loans to any other Person (a Person to which any such assignment, transfer or sale is made in accordance with this Article X being an "ASSIGNEE"):

                  (i) without the prior written consent of Agent, which consent shall not be unreasonably withheld and shall not be required if the Assignee is an Affiliate of such Lender and provided that such Lender shall not be released from its continuing obligations hereunder after such assignment to its Affiliate;

                  (ii) so long as no Event of Default shall exist, unless the Assignee is an Affiliate of such Lender or is an Eligible Assignee, and provided that such Lender shall not be released from its continuing obligations hereunder after such assignment to its Affiliate;

                  (iii) unless such transaction shall be an assignment of a constant and not a varying, ratable percentage of such Lender's interest in the Loan;

                  (iv) unless the aggregate principal amount of the Loan which is the subject of such transaction is Five Million Dollars ($5,000,000) or more;

                  (v) unless, after giving effect to such transaction, such Lender's aggregate unassigned interest in the Loan shall be in a principal amount of at least Five Million Dollars ($5,000,000) unless such transaction encompasses all of such Lender's rights in and to the Loan in which case such Lender shall have assigned all of its rights in and to the Loan; and

                  (vi) in the case of an assignment, the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording the Agent's Register, Agent's form of assignment and acceptance agreement attached hereto as SCHEDULE XIII, with appropriate completions (each, an "ASSIGNMENT AND ACCEPTANCE"), together with a processing and registration fee of $2,500, which fee shall cover Agent's cost in connection with the assignments under this Agreement.

                  (c) If an Event of Default has occurred and is continuing, subject to Section 11.4(f), Borrower's consent to any assignment or participation to any party whatsoever shall not be required and all parties hereto agree to promptly execute and file an amendment to this Agreement reflecting any such assignment. Furthermore, if within seven (7) Business Days after receiving a request pursuant to subparagraph (b) above for its consent to any assignment or participation by any Lender, Borrower shall not have either consented or withheld its consent (specifying the reasons therefor), then such consent shall be deemed to have been given.

                  (d) Borrower agrees to execute, within ten (10) days after request therefor is made by Agent, any documents and/or estoppel certificates reasonably requested by Agent in connection with such participation or assignment, without charge; provided that such documents and/or estoppel certificates do not expand the liability or obligations of Borrower or reduce assignee's or participant's obligations.

                  (e) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party thereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party thereto).

                  (f) Agent shall maintain a register (the "AGENT'S REGISTER") showing the identity of the Lenders from time to time. The entries in the Agent's Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may (and, in the case of any portion of the Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of such portion of the Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any portion of the Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by Borrower and Agent) together with payment to Agent of a registration and processing fee of $2,500, Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Agent's Register and give notice of such acceptance and recordation to the Lenders and Borrower.

                  (h) Borrower authorizes each Lender to disclose to any participant or Assignee of such Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement, provided that any disclosure of Bloomberg's financial statements may only be made in accordance with the terms of the Bloomberg Lease and subject to the confidentiality requirements thereof with respect to the same.

                  (i) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (j) Borrower agrees that after the effective date under such Assignment and Acceptance, upon the request to Agent by any Lender, Borrower shall execute and deliver to such Lender one or more substitute notes of Borrower evidencing such Lender's Ratable Share of the Building Loan, Supplemental Loan and Project Loan, respectively, in substantially the same form as the Building Loan Note, Supplemental Loan Note and Project Loan Note, respectively, with appropriate insertions as to payee and principal amount. Each such substitute note shall be dated as of the Closing Date.

                  (k) Notwithstanding anything to the contrary contained in this Agreement, HVB and Agent hereby agree for the benefit of Borrower that provided no Event of Default exists, HVB shall not assign, without the consent of Borrower (which consent shall not be unreasonably withheld or delayed), a portion of the Loan which shall result in the Ratable Share of HVB in its capacity as a Lender being less than, for so long as Lenders continue to have any further funding obligations hereunder, One Hundred One Million and No/100 ($101,000,000) Dollars of the Maximum Loan Commitment.

                  (l) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be responsible for the costs incurred by any Lender, Assignee or Agent in connection with any such Assignment and Acceptance.

                  (m) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Borrower consents to any assignment of the Loan to Vornado or to any Person that is, directly or indirectly, wholly-owned by Vornado.

                  SECTION 10.25 ADJUSTMENTS; SET-OFF.

                  (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Ratable Share of the Loan, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(a)(viii), or otherwise including pursuant to subsection (b) below), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Ratable Share of the Loan, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Ratable Share of the Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the occurrence of an Event of Default to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 10.26 COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

                  XI. AGENT

                  SECTION 11.1 PERFORMANCE BY AGENT.

                  If an Event of Default shall have occurred and be continuing, Agent shall have the right, but not the duty, without limitation, upon any of Agent's rights pursuant hereto, to perform the obligations of Borrower which are the subject of the Event of Default, in which event Agent shall endeavor to give notice to Borrower of Agent's performance, and Borrower agrees to pay to Agent, within five (5) days of demand therefor, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such expenditure. Upon demand by Agent each of the Lenders shall promptly advance to Agent in immediately available funds its ratable portion of the funds expended by Agent in curing such Event of Default together with interest thereon at the Default Rate from the date of Agent's payment through the date prior to the date on which such advance is received by Agent.

                  SECTION 11.2 ACTIONS.

                  If Agent shall have reasonable cause to believe that any action or proceeding related to the Property could, if adversely determined, have a material adverse effect upon the rights or interests of Agent and/or Lenders under this Agreement or any of the other Building Loan Documents, Agent shall have the right to commence, appear in and defend such action or proceeding, and in connection therewith Agent may pay necessary expenses, employ counsel, and pay reasonable attorneys' fees. Borrower agrees to pay to Agent, within thirty (30) days (or if an Event of Default has occurred and is continuing, within five (5) days) after demand therefor by Agent, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such action or proceeding. Borrower's obligations to repay such expenses shall be secured by the Building Loan Documents.

                  SECTION 11.3 NONLIABILITY OF AGENT AND LENDERS.

                  Borrower acknowledges and agrees that:

                  (a) any inspections of the construction of the Improvements made by or through Agent or Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise; Borrower shall make its own inspections of such construction to determine that the quality of the Improvements and all other requirements of such construction are being performed in a manner satisfactory to Borrower and in conformity with the Plans and Specifications and all other requirements; and Borrower shall immediately notify Agent, in writing, should the same not be in conformity with the Plans and Specifications and all other requirements;

                  (b) by accepting or approving anything required to be observed, performed, fulfilled or given to Agent or Lenders pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, neither Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent;

                  (c) neither Agent nor Lenders undertake nor assume any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Property, including, without limitation, matters relating to the quality, adequacy or suitability of: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and materialmen employed or utilized in connection with the construction of the Improvements, or the workmanship of or the materials used by any of them, or (iii) the progress or course of construction and its conformity or nonconformity with the Plans and Specifications; and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Agent or Lenders in connection with such matters is for the protection of Agent and/or Lenders only and neither Borrower nor any third party is entitled to rely thereon;

                  (d) neither Agent nor Lenders owe any duty of care to protect Borrower against negligent, faulty, inadequate or defective building or construction; and

                  (e) neither Agent nor any Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Property, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements, thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower, the parties comprising Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Land and Improvements or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on any part of the Property.

                  SECTION 11.4 AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Any and all actions relating to construction of the Improvements, including without limitation, approval of changes to the Loan Budget, Plans and Specifications, contracts and subcontracts and Payment and Performance Bonds, shall be deemed to have been delegated to Agent exclusively and shall not constitute a Major Decision requiring the approval of any other Lender. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each material notice given to it by Borrower pursuant to the terms of the Loan Documents.

                  (b) By their execution of this Agreement, all of the Lenders hereby authorize and direct Agent to act on their behalf in all respects in connection with the Loan Documents and the making of the Loan (but subject to paragraph (e) below) and agree with Borrower that Borrower shall only be required to and shall only deal with Agent and each of the Lenders shall be bound by any acts of Agent.

                  (c) Except as otherwise expressly provided in this Agreement, Agent (i) shall take all such actions hereunder and under the other Loan Documents which are not inconsistent with the terms hereof or thereof as the Majority Lenders shall instruct and (ii) shall not take any material actions hereunder or under the Loan Documents contrary to the instructions of the Majority Lenders (and shall be fully protected in so acting or refraining from acting upon such instructions) and such instructions shall be binding upon all Lenders; provided, however, that the Majority Lenders shall not have the right to require any Lender to fund its Ratable Share of any amount which is Advanced in excess of the total amount of the Loan. Any provision of this Agreement which grants to Agent the right to make a decision at its sole discretion or in its reasonable judgment or at its option or any other similar provision is intended, unless the context shall clearly require otherwise, to apply only to relations between Borrower and Agent and the respective rights and obligations of Borrower and Agent hereunder and shall not apply to the relations between Agent and the Lenders or the respective rights and obligations of Agent and the Lenders hereunder.

                  (d) Promptly after Agent acquires actual knowledge thereof, Agent will give written notice to each Lender of any Lien on the Property or material Default under this Agreement or any of the other Loan Documents which in Agent's judgment adversely affects any of the Lenders' interests in the Loan. Agent agrees to consult with Lenders in respect of any material remedial action to be taken in respect of any such Default and shall act substantially in accordance with any decision of the Majority Lenders (and shall be fully protected in so acting). Agent agrees that during a period of forty-five (45) days from Agent's notice to Lenders of any such Default, Agent will not take any such material remedial action without the prior agreement of the Majority Lenders unless in Agent's good faith judgment it is necessary to take more prompt remedial action within such period, with or without the agreement of the Majority Lenders, in order to preserve any collateral for the payment of the Loan or substantive rights or remedies under any of the Loan Documents. Agent shall advise Lenders from time to time of such remedial action as Agent shall have taken. Notwithstanding the foregoing, if the Majority Lenders do not agree on the action to be taken, except as expressly set forth in this Section, Agent reserves the right, in its sole discretion, in each instance, without prior notice to Lenders, to consent to any action or failure to act by Borrower, and to exercise or refrain from exercising any powers or rights Agent may have under or in respect of this Agreement or any of the other Loan Documents relative thereto or any collateral therefor, which would be reasonable. All losses and expenses incurred by Agent in connection with the Loan, the enforcement thereof or the realization of the security therefor shall be borne by the Lenders in accordance with their ratable interest in the Loan, and Lenders will, upon request, reimburse Agent for their Ratable Shares of any expenses incurred by Agent in connection with any such default, any advances made to pay Taxes or Insurance Premiums or Other Charges or otherwise to preserve the lien of the Supplemental Loan Mortgage, Building Loan Mortgage or Project Loan Mortgage or to preserve and protect the Property or made to effect the completion of the Improvements to be constructed pursuant to this Agreement (provided that Agent shall not advance sums in excess of the principal amount of the Supplemental Loan Mortgage, Building Loan Mortgage or Project Loan Mortgage for completion of the Improvements without the prior written consent of the Majority Lenders), any other expenses incurred in connection with the enforcement of the Supplemental Loan Mortgage, Building Loan Mortgage or Project Loan Mortgage, and any expenses incurred by Agent in connection with the consummation of the Loan not paid or provided for by Borrower.

                  (e) Except as otherwise provided in this Agreement, any provision of this Agreement or the other Loan Documents may be modified or supplemented only by an instrument in writing signed by Borrower and Agent and any provisions of this Agreement or the other Loan Documents may be waived by Agent, provided that no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by Agent acting with the consent of all of the Lenders, (i) increase or extend the term of the Loan except as otherwise expressly provided in this Agreement, (ii) extend the date fixed for the payment of principal of or interest on the Loan or the amount of any fee payable hereunder (other than the Administrative Fee), (iv) reduce the amount of any such payment of principal or of any such fee, (iii) reduce the rate at which interest is payable on the Loan, (v) alter the terms of Section 10.25 or this
Section 11.4, (vi) release, substitute or exchange any material portion of the collateral for the Loan except in accordance with the provisions of the Loan Documents related thereto, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or receive any rights hereunder or to modify any provision hereof or of any other Loan Document, (viii) modify or waive the Debt Service Coverage Ratio or Loan-to-Value requirements set forth herein, including without limitation modify the definition of the term "Debt Service Coverage Ratio" or "Loan-to-Value," (ix) release any Guarantor or any other Person liable on the Loan from any of their material obligations with respect to the Loan or the completion of the Improvements,

(x) subordinate the Liens created by the Loan Documents to any other liens securing indebtedness of Borrower or otherwise, (any such modification, supplement or waiver described in this clauses (i) through (xi) and any other action that expressly requires the consent of all Lenders hereunder is herein referred to as a "MAJOR DECISION"); and provided further, that any modification or supplement of Article XI hereof, or of any of the rights or duties of Agent hereunder, shall require the consent of Agent. The provisions of this subsection are solely for the benefit of the Lenders and Agent and shall not create any rights in Borrower. The provisions of this subsection are solely for the benefit of the Lenders and Agent and shall not create any rights in Borrower.

                  (f) Provided Majority Lenders have designated a successor agent as provided below, Majority Lenders shall have the right to remove Agent for cause, by written notice to Borrower and Agent to be effective as to Borrower only if, as and when such notice is actually received by Borrower and Agent. If Agent shall resign as administrative agent hereunder or under the other Loan Documents (which Agent may so resign upon thirty (30) days written notice to Borrower and each Lender), or if the Majority Lenders shall remove Agent, then the Majority Lenders shall designate another Lender to perform the obligations and exercise the rights of Agent hereunder. The successor Agent shall assume such obligations in writing and from and after Borrower's receipt of a copy of notice of such replacement and receipt of a copy of such assumption the successor Agent shall be the sole Agent hereunder and the term "AGENT" shall thereafter refer to such successor. Notwithstanding the foregoing, HVB agrees for the benefit of Borrower that it shall not resign as Agent prior to the Initial Maturity Date for so long as (i) Lenders continue to have any further funding obligations hereunder, (ii) no Event of Default exists, (iii) HVB is generally engaged in the business of being an administrative agent for construction loans in the United States and (iv) the other Lenders do not have the right to remove HVB as Agent for cause as provided herein.

                  SECTION 11.5 AGENT'S RELIANCE, ETC.

                  Agent shall administer this Agreement and the other Loan Documents and service the Loan in accordance with the terms and conditions of this Agreement and with the same degree of care as Agent would use in servicing a loan of similar size and type held for its own account; provided, however, that none of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect the Property (including the books and records) of Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 11.6 AGENT AS A LENDER.

                  With respect to Agent's ownership interest in the Loan and the Loan Documents as a Lender, Agent in its capacity as a Lender shall have the rights and powers of a Lender under this Agreement and the other Loan Documents as set forth herein and therein and may exercise the same as though it were not Agent.

                  SECTION 11.7 DISTRIBUTION OF PAYMENTS BY AGENT TO LENDERS.

                  Agent shall promptly distribute to each Lender its Ratable Share of any payment on account of principal or interest or any extension fee received by Agent by credit to an account of such Lender at Agent or by wire transfer to an account of such Lender in accordance with written wiring instructions received by Agent from such Lender, or to such other Person or in such other manner as such Lender may designate, provided any other designated account is maintained at a commercial bank located in the United States of America. If any payments are received by Agent after 11:00 a.m. (New York time), then provided Agent shall not be able to distribute to each Lender its Ratable Share of any such payment on the same day as such payment is received by Agent, Agent shall hold such payment to the extent not so distributed for the benefit of the respective Lenders ratably, shall invest any such Lender's Ratable Share not so distributed in overnight federal funds for the benefit of such Lender and such Lender shall be entitled to receive its Ratable Share of such payment together with interest earned thereon on the following Business Day. The provisions of this Section 11.7 are subject to the terms and conditions set forth in Section 2.10.4(c) as to any Defaulting Lender.

                  SECTION 11.8 ASSIGNMENT UPON REPAYMENT

                  Upon repayment or prepayment of the Loan in full by Borrower in accordance with the terms of this Agreement and the other Loan Documents, Lenders shall, on a one-time basis, assign the Note and Agent shall assign the Mortgage, each without recourse, covenant or warranty of any nature, express or implied, (except if any Lender is not delivering the original Note, in which case such Lender shall execute and deliver a "lost note affidavit" in its customary form with respect to the copy of its Note) to such new mortgagee designated by Borrower (other than Borrower or a nominee of Borrower); provided that Borrower (i) has caused to be paid the reasonable out-of-pocket expenses of Agent and Lenders incurred in connection therewith and Agent's and Lenders' reasonable attorneys' fees for the preparation, delivery and performance of such an assignment, (ii) has caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; and (iii) has provided such other information and documents which a prudent mortgagee would reasonably require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes (if any), recording fees and other charges payable in connection with any such assignment.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                    BORROWER:

                                    731 COMMERCIAL LLC, a Delaware limited
                                    liability company


                                    By:  731 Commercial Holding LLC,
                                         a Delaware limited liability company,
                                         as member


                                         By: Alexander's, Inc., a Delaware
                                             corporation, member


                                            By:/s/ Joseph Macnow
                                               -------------------------------
                                               Name:  Joseph Macnow
                                               Title: Executive Vice President-
                                                      Finance and Administration

                                    731 RESIDENTIAL LLC, a Delaware limited
                                    liability company


                                    By:  731 Residential Holding LLC,
                                         a Delaware limited liability company,
                                         as member


                                         By: Alexander's, Inc., a Delaware
                                             corporation, member

                                            By:/s/ Joseph Macnow
                                               -------------------------------
                                               Name:  Joseph Macnow
                                               Title: Executive Vice President-
                                                      Finance and Administration

                                    AGENT:

                                    BAYERISCHE HYPO- UND
                                    VEREINSBANK AG, NEW YORK
                                    BRANCH

                                    By:/s/ Robert Dowling
                                       ---------------------------------------
                                       Name: Robert Dowling
                                       Title:   Managing Director

                                    By:/s/ Anthony Mugno
                                       ---------------------------------------
                                       Name: Anthony Mugno
                                       Title:   Director

                                    LENDER[S]:

                                    BAYERISCHE HYPO- UND
                                    VEREINSBANK AG, NEW YORK
                                    BRANCH

                                    By:/s/ Robert Dowling
                                       ---------------------------------------
                                       Name: Robert Dowling
                                       Title:  Managing Director

                                    By:/s/ Anthony Mugno
                                       ---------------------------------------
                                       Name: Anthony Mugno
                                       Title:   Director

                                    Lending Office:

                                    622 Third Avenue
                                    29th Floor
                                    New York, New York  10017
                                    Attention:  Real Estate Lending

                                    [ADD OTHER LENDERS NAMES AND APPLICABLE
                                    LENDING OFFICES]